Exhibit 10.1

SECOND AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT
among
COMPASS CONCIERGE SPV I, LLC,
as Borrower,
COMPASS CONCIERGE, LLC,
as Seller,
BARCLAYS BANK PLC,
as Administrative Agent
and
THE LENDERS FROM TIME TO TIME PARTY HERETO,

Dated as of August 5, 2022

Table of Contents
i

SCHEDULES
Schedule 1    Commitments and Percentages
Schedule 2    [Reserved]
Schedule 3    Notice Information
Schedule 4    Borrower Account Details
APPENDIX A
Appendix A    Definitions
EXHIBITS
Exhibit A    Form of Request for Advance (with attached form of Borrowing Base Certificate)
Exhibit B    Form of Notice of Prepayment
Exhibit C    Form of Assignment and Acceptance
Exhibit D    Concierge Capital Underwriting Policy
Exhibit E-1 -4    Forms of U.S. Tax Compliance Certificates
Exhibit F    Form of [Closing Date] [Amendment Effective Date] Certificate
Exhibit G    Form of Solvency Certificate

SECOND AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), dated as of August 5, 2022 (the “Amendment Effective Date”), among Compass Concierge SPV I, LLC, as Borrower (the "Borrower"), Compass Concierge, LLC, as Seller (the "Seller"), Barclays Bank PLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), and each of the Lenders from time to time party hereto.
RECITALS
WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement (the "Facility");
WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, the Borrower, the Seller, the Administrative Agent and Barclays Bank PLC as Lender have entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of July 29, 2021 (the “Existing Agreement”), and the parties hereto desire to amend and restate the Existing Agreement in its entirety hereby; and
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
Article 1

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS
Section 1.0aDefinitions. Capitalized terms that are not otherwise defined herein shall have the meanings assigned to them in Appendix A to this Agreement.
Section 1.0bRules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words "herein," "hereof" and "hereunder" and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to "include" or "including" shall mean include or including, as applicable, without limiting the generality of any description preceding such term, (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (vi) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (vii) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (viii) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (ix) (h) any use of the term "knowledge" or "actual knowledge" in this Agreement or any other Facility
KE 89279558.1

Document shall mean actual knowledge by a Responsible Officer of such party and (x) each reference to time without further specification shall mean New York, New York time.
Section 1.0cComputation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" both mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.
Section 1.0dCollateral Value Calculation Procedures. In connection with all calculations required to be made pursuant to this Agreement with respect to any payments on any other assets included in the Collateral, with respect to the sale of and purchase of Facility Receivables, and with respect to the income that can be earned on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.
(i)References in the Priority of Payments to calculations made on a "pro forma basis" shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.
(ii)References in this Agreement to the Borrower's "purchase" or "acquisition" of a Facility Receivable include references to the Borrower's acquisition of such Facility Receivable by way of a sale and/or contribution from the Seller.
(iii)For the purposes of calculating Excess Concentration Amounts all calculations will be rounded to the nearest 0.01%.
(iv)Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars. For purposes of this Agreement, calculations with respect to all amounts received or required to be paid in a currency other than Dollars shall be valued at zero.
Section 1.0eBenchmark Calculations.
(v)The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion, giving due consideration to then-

KE 89279558.1

prevailing market practice, to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Borrower or the Seller or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article 2

ADVANCES
Section 1.0aRevolving Credit Facility. On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender with a Commitment agrees to make Advances hereunder to the Borrower from time to time on any Business Day during the period from the Closing Date until the Amortization Date, on a pro rata basis, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Commitment and, as to all Lenders, in an aggregate principal amount up to but not exceeding an amount such that the aggregate Advances do not exceed the Borrowing Base as then in effect. Each such borrowing of an Advance on any single day is referred to herein as a "Borrowing".
Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.05. Each Lender's obligations under this Section are several and the failure of any Lender to make available its share of any requested Advance amount on a Borrowing Date shall not relieve any other Lender of its obligations hereunder. No Lender shall be obligated to fund any portion of any Advance which would cause the aggregate principal amount of its Advances to exceed its Commitment. The Commitments of each Lender are set forth on Schedule 1. No portion of any Advance shall be funded or held with "plan assets" (within the meaning of the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA).
Section 1.0bMaking of the Advances.
(i)Advance Request.
(1)If the Borrower desires to make a Borrowing under this Agreement, the Borrower shall provide the Administrative Agent, not later than 12:00 p.m. (New York City time) two (2) Business Days prior to the proposed Borrowing Date, a written request for an advance substantially in the form of Exhibit A hereto (a "Request for Advance") which Request for Advance shall be irrevocable and effective upon receipt, together with a final Borrowing Base Certificate demonstrating compliance with the Borrowing Base Test, and the related Data File with respect to the requested Borrowing. A Request for Advance received after 12:00 p.m. (New York City time) shall be deemed received on the following Business Day.
(2)The proposed Borrowing Date specified in each Request for Advance shall be a Business Day falling prior to the Amortization Date, and the amount of the Borrowing requested in such Request for Advance (the "Requested Amount") shall be equal to at least $500,000 (or, if less, the remaining unfunded Commitments hereunder).
(3)Promptly following receipt of a Request for Advance in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender's Advance to be made as part of the requested

KE 89279558.1

Borrowing. Each Request for Advance shall be dated the date the request for the related Borrowing is being made, and signed by a Responsible Officer of the Borrower. By submitting a Request for Advance, the Borrower shall be deemed to have represented and warranted to the Administrative Agent and the Lenders that, immediately after giving effect to the proposed Borrowing on the related Borrowing Date, each of the conditions precedent set forth in Section 3.02 have been satisfied.
(4)No more than two (2) Requests for Advance may be made in any calendar week.
(ii)Funding by Lenders. Each Lender, in respect of Advances, shall make its Percentage of the applicable Requested Amount available on each Borrowing Date by wire transfer of immediately available funds by 5:00 p.m. (New York City time) to the account designated by the Borrower on the related Request for Advance. Notwithstanding the foregoing, with respect to any Facility Group, each Conduit Lender without a Commitment in such Facility Group may, in its sole discretion, make available to the Borrower the Percentage of the applicable Requested Amount allocable to such Conduit Lender's Facility Group. If a Conduit Lender (other than a Conduit Lender with a Commitment) elects not to fund its Facility Group's Percentage of the Requested Amount, such Conduit Lender's related Lenders with Commitments shall, upon satisfaction of the applicable conditions set forth in this Agreement, make available to the Borrower, their respective Percentages of the Requested Amount.
(iii)[Reserved].
(iv)Indemnification. Upon submission, each Request for Advance shall be irrevocable and binding on the Borrower, and the Borrower shall indemnify each Lender against any loss or expense incurred by such Lender, either directly or indirectly (including, in the case of a Conduit Lender, through the applicable Program Support Agreement) as a result of any failure by the Borrower to complete such Advance, including any loss or expense incurred by such Lender or such Lender's conduit administrator, either directly or indirectly (including, in the case of a Conduit Lender, pursuant to the applicable Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by such Lender (or the applicable Program Support Provider(s)) (including funds obtained by issuing CP or promissory notes or obtaining deposits or loans from third parties) in order to fund such Advance.
(v)Delayed Funding. If the Borrower delivers a request for an Advance pursuant to Section 2.02, then the Lenders may, not later than 4:00 p.m., New York City time on the date that is one (1) Business Day prior to the proposed Borrowing Date, deliver a written notice (a "Delayed Funding Notice", and the date of such delivery, the "Delayed Funding Notice Date") to the Borrower of its intention to fund the Advance (such amount, the "Delayed Amount") on a date (the date of such funding, the "Delayed Funding Date") that is on or before the thirty-fifth (35th) day following the date of such request for an Advance (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the requested Borrowing Date; provided, however, that if Borrower receives a Delayed Funding Notice, the Borrower may revoke the related request for Advance by providing written notice thereof to the Administrative Agent. A Lender that delivers a Delayed Funding Notice with respect to any Borrowing Date shall be referred to herein as a "Delaying Lender" with respect to such Borrowing Date.  If the conditions to any Advance described in Section 3.02 are satisfied on the requested Borrowing Date, there shall be no conditions to the Lenders' obligation to fund the requested amount on the related Delayed Funding Date.  On each Delayed Funding Date, the Delaying Lender shall fund an aggregate amount equal to the Delayed Amount for such Delayed Funding Date. No Unused Fee shall accrue on the Delayed Amount of such Delaying Lender's Commitment. Each Lender agrees that, to the extent it is a Delaying Lender, such Lender will agree not to adversely select

KE 89279558.1

this transaction for delayed funding with respect to an Advance as compared to other similar transactions requesting advances at such time.
Section 1.0cEvidence of Indebtedness.
(vi)Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder.
(vii)Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.
(viii)Effect of Entries. The entries made in the records maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.
Section 1.0aPayment of Principal and Interest. The Borrower shall pay principal and Interest on the Advances as follows:
(ix)100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.
(x)Interest shall accrue on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full. The interest rates applicable to the Advances shall be determined by the Administrative Agent in accordance with the applicable provisions hereof, and such determination shall be conclusive absent manifest error.
(xi)Accrued Interest on each Advance shall be payable in arrears (x) on each Payment Date, and (y) in connection with any prepayment in full of the Advances pursuant to Section 2.05(a); provided that (i) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date in accordance with the Priority of Payments for the Collection Period in which such prepayment occurred.
(xii)Subject in all cases to Section 2.04(e), the obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.12), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person.

KE 89279558.1

(xiii)No recourse shall be had against any officer, director, employee, shareholder, owner, Affiliate, member, manager, agent, partner, principal or incorporator of the Borrower or their respective successors or assigns for any amounts payable by the Borrower under this Agreement.
Section 1.0aPrepayment of Advances.
(xiv)Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay Advances in whole or in part, without penalty or premium but subject to payment of all amounts due pursuant to Section 2.04(c), as follows: the Borrower shall have delivered to the Administrative Agent written notice of such prepayment (such notice, a "Notice of Prepayment") in the form of Exhibit B hereto by no later than 12:00 p.m. (New York City time) on the second Business Day immediately prior to the day of such prepayment (or such notice may be delivered at a later time or date as the Administrative Agent may agree in its sole discretion). Any Notice of Prepayment received by the Administrative Agent after 12:00 p.m. (New York City time) shall be deemed received on the next Business Day. Upon receipt of such Notice of Prepayment, the Administrative Agent shall promptly notify each Lender. Each such Notice of Prepayment shall be irrevocable and effective upon the date received and shall be dated the date such notice is given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Advance by the Borrower pursuant to this Section 2.05(a) shall in each case be in a principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 3:00 p.m. (New York City time) to the account of the Administrative Agent, for the account of the Lenders, as directed by the Administrative Agent.
(xv)Mandatory Prepayments. The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments. The Borrower and the Seller shall provide, in each Monthly Report, notice of the aggregate amounts of Advances that are to be prepaid on the related Payment Date in accordance with the Priority of Payments. Additionally, if on any day during the Revolving Period the Borrowing Base Test shall not be satisfied, the Borrower shall either (i) prepay the Advances in an amount sufficient to satisfy the Borrowing Base Test by withdrawing funds on deposit in the Collection Account or (ii) identify and pledge, in accordance with the terms of Section 7.01 of this Agreement, additional Eligible Receivables with respect to which the Excess Concentration Amounts are satisfied as of such date in an amount sufficient to satisfy the Borrowing Base Test, in each case, within two (2) Business Days of either (1) a Responsible Officer of the Borrower or the Seller obtaining actual knowledge thereof or (2) receipt of written notice by the Borrower or the Seller (which may be by email) of such condition from the Administrative Agent; provided, however, that solely for purposes of this Section 2.05(b), for purposes of determining whether or not the Borrower is required to make a mandatory prepayment pursuant to this Section 2.05(b), the aggregate amount of cash on deposit in the Collection Account less any amounts that are estimated in good faith to be payable pursuant to Section 9.01(a)(i) through (iii) on the next Payment Date shall be deducted from the Advances in clause (a) for the calculation of the Borrowing Base Test.
(xvi)Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.05 shall be subject to Section 2.04(c) and applied to the Advances in accordance with the Lenders' respective Percentages.
(xvii)Interest on Prepaid Advances. If requested by the Administrative Agent, the Borrower shall pay all accrued and unpaid Interest on Advances prepaid on the date of such prepayment, subject to the availability of funds to the Borrower for the payment of any such amounts.

KE 89279558.1

Section 1.0bChanges of Commitments.
(xviii)Automatic Reduction and Termination. The Commitments of all Lenders shall be automatically reduced to zero at 5:00 p.m. (New York City time) on the Amortization Date.
(xix)Optional Reductions. Prior to the Amortization Date, the Borrower shall have the right to terminate or reduce the unused amount of the Commitment Amount at any time or from time to time without any fee or penalty upon not less than five (5) Business Days' prior notice to the Lenders and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided that (i) the amount of any such reduction of the Commitment Amount shall be equal to at least $1,000,000 or an integral multiple of $250,000 in excess thereof or, if less, the remaining unused portion thereof, and (ii) no such reduction will reduce the Commitment Amount below the aggregate principal amount of Advances outstanding at such time. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Commitments of each Lender. Notwithstanding the foregoing, upon the occurrence of a Change of Control, the Borrower shall have the right to immediately terminate the unused amount of the Commitment Amount.
(xx)Effect of Termination or Reduction. The Commitments of the Lenders once terminated or reduced may not be reinstated unless by mutual consent. Each reduction of the Commitment Amount pursuant to this Section 2.06 shall be applied ratably among the Lenders in accordance with their respective Commitments.
Section 1.0dMaximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.
Section 1.0eSeveral Obligations. The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date, the Administrative Agent shall not be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender.
Section 1.0fIncreased Costs.
(xxi)Except with respect to (i) items included in the definition of Taxes under Section 11.03, (ii) items (B) through (D) of the items expressly excluded from the definition of Taxes in Section 11.03, (iii) Other Taxes and (iv) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits taxes, if (i) the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law or GAAP or other applicable accounting policy after the date hereof, or (ii) the compliance with any guideline or directive of general application or request from any central bank or other Governmental Authority after the date hereof (a "Regulatory Change"):
(1)shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest on the

KE 89279558.1

Advances), special deposit or similar requirement against assets of any Affected Person, deposits or obligations with or for the account of any Affected Person or credit extended by any Affected Person;
(2)shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person;
(3)shall impose any other condition affecting any Advance owned or funded in whole or in part by any Affected Person, or its obligations or rights, if any, to make Advances or to provide funding therefor; or
(4)shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;
and the result of any of the foregoing is or would be:
(xxii)to increase the cost to such Affected Person funding or making or maintaining any Advance, or any purchases reinvestments or loans or other extensions of credit under any Program Support Agreement or any Facility Document; or
(xxiii)to reduce the amount of any sum received or receivable by an Affected Person under this Agreement or under any Program Support Agreement;
then, commencing on the first Payment Date after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrower shall pay directly to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional or increased cost or such reduction in accordance with the Priority of Payments from funds available for such purpose; provided, that, in each case, such Affected Person has requested, or is planning to request, such payments from similar facilities. For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd Frank Act"); (ii) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled "Basel II: International Convergence of Capital Measurements and Capital Standards: A Revised Framework," as updated from time to time ("Basel II"); (iii) the publication entitled "Basel III: A global regulatory framework for more resilient banks and banking systems," as updated from time to time ("Basel III"), including any publications addressing the liquidity coverage ratio or the supplementary leverage ratio promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision; or (iv) any implementing laws, rules, regulations or directives from any Governmental Authority relating to the Dodd Frank Act, Basel II or Basel III, and in each case all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Persons as of the Closing Date, regardless of the date enacted, adopted or issued, and such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return in accordance with the Priority of Payments.
The Borrower acknowledges that this Section 2.09 permits the Affected Person to institute measures in anticipation of a Regulatory Change (including the imposition of internal charges on the Affected Person's interests or obligations under this Agreement), and allows the Affected Person to commence allocating charges to or seeking compensation from the Borrower under this Section 2.09 in connection with such measures (such amounts being referred to as "Early Adoption Increased Costs"), in advance of the effective date of such Regulatory Change, and the Borrower agrees to pay such Early Adoption Increased Costs to the Affected Person

KE 89279558.1

following demand therefor without regard to whether such effective date has occurred in accordance with the Priority of Payments from funds available for such purpose; provided, that (i) the related Lender shall provide thirty (30) days prior written notice to the Borrower of its intent to impose or incur any such charges or compensation and (ii) the related Affected Person shall not be compensated for any such amount pursuant to this paragraph relating to any period ending, and of which the related Affected Person has had knowledge, more than ninety (90) days prior to the date that the related Lender provided the Borrower the written notice contemplated by the preceding clause (i) of this paragraph.
If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.09, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by an Affected Person shall be conclusive and binding for all purposes, absent manifest error.
(xxiv)Upon the occurrence of any event giving rise to the Borrower's obligation to pay additional amounts to a Lender pursuant to this Section 2.09, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to reduce or eliminate any claim for compensation pursuant to this Section 2.09, including but not limited to designating a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.
Section 1.jRescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case maybe, as to such obligations, all as though such payment had not been made; provided that interest shall not accrue on any such amount from and after the date of its original payment by the Borrower.
Section 1.kPost-Default Interest. The Borrower shall pay interest on all Obligations that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments. Notwithstanding anything to the contrary set forth in this Agreement, the waiver of Interest paid at the Post-Default Rate shall only require the consent of the Majority Lenders.
Section 1.lPayments Generally.
(xxv)Except as otherwise provided under Section 11.04, all amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement, shall be paid by the Borrower to such Person, in Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Administrative Agent and each Lender shall provide wire instructions to the Borrower and the Administrative Agent no later than three (3) Business Days prior to the effective date of any such

KE 89279558.1

change in wire instructions. Payments must be received by the applicable recipient on or prior to 2:00 p.m. (New York City time) on a Business Day; provided that, payments received after 2:00 p.m. (New York City time) on a Business Day will be deemed to have been paid on the next following Business Day.
(xxvi)Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed in computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day's Interest shall be paid on such Advance. All computations made by a Lender or the Administrative Agent under this Agreement shall be conclusive absent manifest error.
Section 1.mExtension of the Scheduled Revolving Period Termination Date. A Responsible Officer of the Borrower may make a request to the Administrative Agent and the Lenders, upon written notice, to extend the Scheduled Revolving Period Termination Date for an additional period agreeable to the Administrative Agent and the Lenders in their sole discretion. No later than thirty (30) days from the date on which the Administrative Agent and the Lenders shall have received any such notice from a Responsible Officer of the Borrower pursuant to the preceding sentence, the Administrative Agent and the Lenders shall notify the Borrower of the initial consent or non-consent of the Administrative Agent and the Lenders to such extension request, which consent shall be given at the sole and absolute discretion of the Administrative Agent and each Lender. If the Administrative Agent and the Lenders shall have consented to such extension request, the Administrative Agent and the Lenders shall deliver to the Borrower written notice of the Administrative Agent's and the Lenders' election to extend the Scheduled Revolving Period Termination Date. The consent of the Administrative Agent and the Lenders shall be subject to the preparation, execution and delivery of any required legal documentation in form and substance satisfactory to the Administrative Agent and the Lenders in their sole discretion. Failure of the Administrative Agent and the Lenders to respond to a request for extension of the Scheduled Revolving Period Termination Date shall constitute denial of such extension and, as a result, the current Scheduled Revolving Period Termination Date will continue to be applicable. The Administrative Agent, the Lenders and the Borrower may also agree to extend the Scheduled Revolving Period Termination Date at any other time in their respective sole discretion. As part of any extension of the Scheduled Revolving Period Termination Date, the Final Maturity Date shall also be extended by an equal period of time unless otherwise agreed by the Administrative Agent, the Lenders and the Borrower.
Section 1.nReplacement of Lenders.
(xxvii)Notwithstanding anything to the contrary contained herein, in the event that (i) any Affected Person shall request reimbursement for amounts owing pursuant to Section 2.09 or 11.03, (ii) any Lender does not give or approve any consent, waiver or amendment that requires the approval of all Lenders or all affected Lenders in accordance with the terms hereof and has been approved by the Majority Lenders or (iii) a Lender is a Defaulting Lender (each such Lender, or each Lender related to such Affected Person, described in the foregoing clauses (i), (ii) and (iii), a "Potential Terminated Lender") the Borrower, at their sole expense and effort in connection with any replacement of a Potential Terminated Lender made in reliance on clause (ii) above, shall be permitted, upon no less than ten (10) days' written notice to the Administrative Agent and such Potential Terminated Lender, to require such Potential Terminated Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.09 or 11.03) and obligations under this Agreement and the related Facility Documents to an assignee permitted pursuant to

KE 89279558.1

Section 11.06 (a "Replacement Lender") that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that:
(5)such Potential Terminated Lender shall have received payment of the lesser of (i) an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Facility Documents or (ii) such other agreed-upon amount, from the Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(6)in the case of any such assignment resulting from a claim for compensation under Section 2.09 or 11.03, such assignment will result in a reduction in such compensation or payments thereafter;
(7)such assignment does not conflict with Applicable Laws; and
(8)in the case of an assignment based on clause (ii) above, the Replacement Lender shall have consented to the applicable amendment, waiver or consent.
(xxviii)Each Potential Terminated Lender hereby agrees to take all actions reasonably necessary, at the sole expense of the Borrower, to permit a Replacement Lender to succeed to its rights and obligations hereunder. Upon the effectiveness of any such assignment to a Replacement Lender, (i) such Replacement Lender shall become a "Lender" hereunder for all purposes of this Agreement and the other Facility Documents, (ii) such Replacement Lender shall have a Commitment in the amount not less than the Potential Terminated Lender's Commitment assumed by it and (iii) the Commitment of the Potential Terminated Lender shall be terminated in all respects.
(xxix)No Lender shall be required to make any assignment or delegation pursuant to Section 2.14(a) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 1.aDefaulting Lenders.
(xxx)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01(c).
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees, indemnities or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative

KE 89279558.1

Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; fifth, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all Lenders other than the Defaulting Lender on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with their Percentages of the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post-cash collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. Notwithstanding any other provision of this Agreement or the other Facility Documents to the contrary, for so long as a Lender is a Defaulting Lender (such period of time, a "Default Period"), such Defaulting Lender shall not be entitled to receive any applicable unused commitment fees accruing to it during such Default Period under this Agreement or any other Facility Document (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(xxxi)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender shall purchase such portions of the outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with their respective Percentages of the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.
(xxxii)The Borrower may terminate the unused amount of the Commitment of any Defaulting Lender upon not less than three (3) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof); provided that such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.
Section 1.oSOFR Lending Unlawful. If any Lender shall determine that any change in Applicable Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for any such Lender to fund or maintain any Advance as a SOFR Advance, the obligation of such

KE 89279558.1

Lender to fund or maintain any such Advance as a SOFR Advance shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent, the Seller and the Borrower by written notice that the circumstances causing such suspension no longer exist, and all then-outstanding SOFR Advances of such Lender shall be automatically converted into Base Rate Advances at the end of the then-current Interest Accrual Period with respect thereto or sooner, if required by such law or assertion. Upon such determination, (a) the Borrower shall, upon written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Advances of such Lender to Base Rate Advances (the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of "Base Rate"), on the Payment Date therefor, if such Lender may lawfully continue to maintain such SOFR Advances to such day, or promptly, if such Lender may not lawfully continue to maintain such SOFR Advances and (b) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to clause (c) of the definition of "Base Rate" until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon any SOFR Advance.
Section 1.pAlternative Rate of Interest.
(xxxiii)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, if a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Facility Document.
(xxxiv)Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term SOFR or a Benchmark Replacement, the Administrative Agent and the Seller, on behalf of the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Facility Document.
(xxxv)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller, on behalf of the Borrower, and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Seller, on behalf of the Borrower, of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent and the Seller, on behalf of the Borrower, pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 2.17.
(xxxvi)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation

KE 89279558.1

of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of "Interest Accrual Period" for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Accrual Period" for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(xxxvii)Benchmark Unavailability Period. Upon the Borrower’s, or the Seller’s (on its behalf), receipt of written notice of the commencement of a Benchmark Unavailability Period, the Seller on behalf of the Borrower may revoke any pending request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower, or the Seller on its behalf, will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 1.bInability to Determine Rates.
(xxxviii)Subject to Section 2.17, if, on or prior to the first day of any Interest Accrual Period for any SOFR Advance the Administrative Agent reasonably determines in good faith (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for determining "Term SOFR" pursuant to the definition thereof, the Administrative Agent will promptly so notify the Seller, the Borrower and each Lender.
(xxxix)Upon written notice thereof by the Administrative Agent to the Seller and the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Advances in the amount specified therein and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Accrual Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Subject to Section 2.17, if the Administrative Agent determine (which determination shall be conclusive and binding absent manifest error) that "Term SOFR" cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Administrative Agent without reference to clause (c) of the definition of "Base Rate" until the Administrative Agent revokes such determination.

KE 89279558.1

Section 1.qFunding Losses. In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to fund or maintain any portion of the principal amount of any Advance as a SOFR Advance), in any case excluding loss profits, as a result of:
(xl)any Advance not being funded or maintained as a SOFR Advance after a request therefor has been made in accordance with the terms contained herein (for a reason other than the failure of such Affected Person to make an Advance after all conditions thereto have been met);
(xli)any failure of the Borrower to make a prepayment or redemption with respect to any SOFR Advance after giving notice thereof pursuant to the applicable provisions of this Agreement;
(xlii)the payment of any principal of any SOFR Advance other than on the last day of the Interest Accrual Period applicable thereto; or
(xliii)the conversion of any SOFR Advance other than on the last day of the Interest Accrual Period applicable thereto;
then, upon the written notice of any Affected Person to the Administrative Agent, the Seller and the Borrower, which notice shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall pay, subject to and in accordance with the Priority of Payments on the Payment Date following the Collection Period in which such written notice is received, the Administrative Agent shall be paid pursuant to written direction and the Administrative Agent shall pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense. With respect to any notice given to the Borrower under this Section 2.19, the Borrower shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such notice. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.
Article 3

CONDITIONS PRECEDENT
Section 1.0aConditions Precedent to Initial Advance. The effectiveness of this Agreement and of the obligation of each Lender hereunder to make its initial Advance hereunder shall be subject to the satisfaction or waiver by the Administrative Agent of the following conditions precedent on or prior to the Closing Date:
(i)each of the Facility Documents and the Performance Guaranty duly executed and delivered by the parties thereto, which shall each be in full force and effect;
(ii)true and complete copies of the Constituent Documents of the Borrower, the Parent, the Seller and the Servicer as in effect on the Closing Date and, to the extent applicable, (x) certified within forty-five (45) days of the Closing Date by the appropriate governmental official and (y) certified by its secretary or an assistant secretary as of the Closing Date, in each case, as being in full force and effect without modification or amendment, (ii) signature and incumbency certificates of the officers of such Person executing the Facility Documents to which it is a party, (iii) resolutions of the board of directors or similar governing body of each of the Borrower, the Parent, the Seller and the Servicer approving and authorizing the execution, delivery and performance of this Agreement and the other Facility Documents to which it is a party or by

KE 89279558.1

which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (iv) a good standing certificate from the applicable Governmental Authority of each of the Borrower's, the Parent's, the Seller's and the Servicer's jurisdiction of incorporation, organization or formation and, with respect to the Borrower, in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business except where such failure to be qualified would not reasonably be expected to have a Material Adverse Effect, each dated a recent date prior to the Closing Date;
(iii)each of the Borrower, the Seller and the Servicer shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to be obtained by them, in connection with the transactions contemplated by the Facility Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent other than those consents or approvals that failure of which to obtain would not reasonably be expected to have a Material Adverse Effect;
(iv)the Borrower and the Seller shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, in each case, dated as of the Closing Date;
(v)the Administrative Agent shall have received a Solvency Certificate from each of the Borrower and the Seller, in each case, dated as of the Closing Date;
(vi)financing statements, to be filed on the Closing Date, under the UCC in each jurisdiction necessary to perfect the security interest of the Administrative Agent in the Collateral, as contemplated by this Agreement;
(vii)copies of financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or any transferor;
(viii)legal opinions (addressed to each of the Secured Parties) of one or more firms of counsel to the Borrower, the Parent and the Seller and an in-house legal opinion of the Servicer, in each case, covering such matters as the Administrative Agent and its counsel shall reasonably request including, but not limited to, opinions regarding substantive non-consolidation, true sale, enforceability, covered fund matters under the Volcker Rule, no conflicts and perfection;
(ix)evidence reasonably satisfactory to it that all of the Borrower Accounts shall have been established;
(x)evidence that (x) all fees to be received by the Administrative Agent and each Lender on or prior to the date of the initial Advance pursuant to the Fee Letter; and (y) the accrued reasonable and documented out-of-pocket and third party fees and expenses of the Administrative Agent and the Lenders associated with the review, preparation, execution and delivery of the Facility Documents and the closing of the transactions contemplated hereby and thereby, including rating agency conduit affirmation fees to the extent attributable to this Agreement and the reasonable and documented fees and expenses of Katten Muchin Rosenman LLP, counsel to the Administrative Agent, in connection with the transactions contemplated hereby, shall have been paid by the Borrower, in each case to the extent such fees and expenses were invoiced to the Borrower at least two (2) Business Days prior to such date; and
(xi)the Administrative Agent shall not have become aware, since March 31, 2020, of any new information or other matters not previously disclosed to the Administrative Agent relating to the Borrower, the Parent, the Seller or the Servicer or the transactions contemplated herein that the Administrative Agent, in its reasonable judgment, deems inconsistent in a material and

KE 89279558.1

adverse manner with the information or other matters previously disclosed to the Administrative Agent relating to the Borrower, the Parent, the Seller and the Servicer; and
(xii)the Administrative Agent shall have received certificates from the Servicer's insurance broker, or other evidence satisfactory to it that all insurance required to be maintained under the Servicing Agreement, is in full force and effect, and the Administrative Agent shall have completed its review of the insurance coverage for the Servicer and the results of such review shall be satisfactory to the Administrative Agent.
Section 1.0bConditions Precedent to Each Borrowing. The obligation of each Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the satisfaction or waiver by the Administrative Agent of the following conditions precedent:
(i)the Administrative Agent shall have received a Request for Advance with respect to such Advance (including the Borrowing Base Certificate attached thereto demonstrating compliance with the Borrowing Base Test) delivered in accordance with Sections 2.02(a)(i) and 2.02(a)(ii), respectively;
(ii)immediately after the making of such Advance on the applicable Borrowing Date, the Borrowing Base Test is satisfied on a pro forma basis at such time (as demonstrated in the calculations attached to the applicable Request for Advance);
(iii)each of the representations and warranties of the Borrower, the Seller, the Servicer and the Originator contained in this Agreement and the other Facility Documents shall be true and correct in all material respects (except for representations and warranties already expressly qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);
(iv)no Unmatured Event of Default, Event of Default or Early Amortization Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance; and
(v)as of such Borrowing Date, the Administrative Agent shall have approved any changes to the Concierge Capital Underwriting Policy and the Accepted Servicing Policies in the manner prescribed in Section 5.01(h) of this Agreement.
Section 1.0cConditions Precedent to Amendment and Restatement. The effectiveness of the amendment and restatement of this Agreement shall be subject to the satisfaction or waiver by the Administrative Agent of the following conditions precedent:
(xiii)this Agreement and the Fee Letter being amended and restated duly executed and delivered by the parties thereto, which shall each be in full force and effect;
(xiv)a good standing certificate from the applicable Governmental Authority of each of the Borrower's, the Seller's and the Servicer's jurisdiction of incorporation, organization or formation and, with respect to the Borrower, in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business except where such failure to be qualified would not reasonably be expected to have a Material Adverse Effect, each dated a recent date prior to the Amendment Effective Date;

KE 89279558.1

(xv)the Borrower, the Seller and the Servicer shall have delivered to the Administrative Agent an originally executed Amendment Effective Date Certificate, in each case, dated as of the Amendment Effective Date;
(xvi)the Administrative Agent shall have received a Solvency Certificate from each of the Borrower, the Seller and the Servicer, in each case, dated as of the Amendment Effective Date; and
(xvii)legal opinion (addressed to each of the Secured Parties) of counsel to the Borrower and the Seller covering corporate and enforceability matters.
Article 4

REPRESENTATIONS AND WARRANTIES
Section 1.0aRepresentations and Warranties. The Borrower represents and warrants to each of the Secured Parties on the Closing Date, each Monthly Reporting Date and each Borrowing Date (and, in respect of clause (l) below, each date such information is provided by or on behalf of it), as follows:
(i)Due Organization. It (i) is duly organized or formed, validly existing and in good standing under the laws of the State of its organization and (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Facility Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its Obligations thereunder, including its grant of the Liens with regard to the Collateral. It does not operate or does not do business under any assumed, trade or fictitious name and has no other operations or business other than owning the Facility Receivables and activities related thereto.
(ii)Due Qualification and Good Standing. It is (i) in good standing in the State of Delaware and (ii) duly qualified to do business and, to the extent applicable, in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.
(iii)Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance of its obligations under, the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Borrower has all requisite power and authority to borrow hereunder.
(iv)Non-Contravention. None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene in any material respect (A) any Applicable Law, (B) any

KE 89279558.1

indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a material breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a material conflict with, material breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates).
(v)Government Consents. The execution, delivery and performance by the Borrower of this Agreement and the other Facility Documents to which it is a party and the consummation of the transactions contemplated by the Facility Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation, as of the Closing Date other than (a) those that have already been obtained and are in full force and effect, or (b) any registrations, notices, consents or approvals the failure of which to send or obtain would not reasonably be expected to have a Material Adverse Effect.
(vi)Compliance with Agreements, Laws, Etc. The Borrower has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business, including business related to the obligations under the Facility Documents. Each of the Borrower and the Parent has preserved and kept in full force and effect its legal existence, its rights, privileges, qualifications and franchises. Without limiting the foregoing, (x) to the extent applicable, the Borrower is in compliance in all material respects with Sanctions, (y) the Borrower, or an Affiliate acting on behalf of the Borrower, has adopted internal controls and procedures reasonably designed to promote its continued compliance in all material respects with the applicable provisions of Sanctions and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, and (z) no direct investor in the Borrower is a Sanctioned Person.
(vii)No Material Adverse Effect. To the Borrower's knowledge, there is no event, fact, condition or circumstance which has resulted in a Material Adverse Effect.
(viii)Litigation. The Borrower (i) is not a party to any material pending action, suit, proceeding or investigation related to the business of the Borrower, (ii) is not aware of any pending material action, suit, proceeding or investigation with respect the Borrower's business or any material portion of the Collateral which, in either such case, the Borrower reasonably expects will be adversely determined and will result in a Material Adverse Effect, (iii) is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority, nor is there any action, suit, proceeding, inquiry or investigation by any Governmental Authority, in either case, that would reasonably be expected to prevent or materially delay the consummation by the Borrower of the transactions contemplated herein, and (iv) has no existing material accrued and/or material unpaid penalties, fines or sanctions imposed by and owing to any Governmental Authority or any other governmental payor.
(ix)Location. The Borrower's registered office and the jurisdiction of organization of the Borrower is in the State of Delaware.
(x)Subsidiaries. The Borrower has no subsidiaries as of the Closing Date, and 100% of the outstanding Equity Interests in the Borrower are directly owned (both beneficially and of record) by the Seller.

KE 89279558.1

(xi)Investment Company Act; Volcker Rule. The Borrower is not required to register as an "investment company" within the meaning of the Investment Company Act. The rights and obligations of the Administrative Agent and the Lenders under this Agreement and the other Facility Documents do not constitute an "ownership interest" under the Volcker Rule or cause the Lenders or the Administrative Agent to be a “sponsor” of the Borrower for purposes of the Volcker Rule.
(xii)Information and Reports. Each Request for Advance and each Monthly Report (including the calculation of the Borrowing Base Test) and all other written information, reports, certificates and statements (other than projections and forward-looking statements), taken as a whole, furnished by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified or updated; provided, however, that with respect to any projections or forward-looking statements furnished by or on behalf of the Borrower or the Seller, such projections and forward-looking statements were based on good faith estimates and assumptions that were believed by the Borrower or the Seller, as applicable, to be reasonable at the time delivered to the Administrative Agent; and provided, further, that such projections and forward-looking statements are not to be viewed as facts, are subject to significant uncertainties and contingencies beyond the control of the Borrower or the Seller, as applicable, no assurance can be given that any particular projection or forward-looking statements will be realized and actual results during the period or periods covered by the projections and forward-looking statements may differ from such projections and that the differences may be material.
(xiii)ERISA. The Borrower has no liability or obligation with respect to any Plan or Multiemployer Plan.
(xiv)Taxes. The Borrower has filed all income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable (taking into account extensions) on such returns, if any, or pursuant to any assessment by a valid taxing authority received by any such Person, except (i) for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and (ii) to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect.
(xv)Tax Status. For U.S. Federal income tax purposes, assuming that the Advances constitute debt for such purposes, the Borrower (i) is disregarded as an entity separate from its owner and its owner is a United States Person as defined by Section 7701(a)(30) of the Code and (ii) has not made an election under U.S. Treasury Regulation Section 301.7701-3 and is not otherwise treated as an association taxable as a corporation.
(xvi)Collections. The Borrower has, or has caused the Servicer to, set up and maintain a process such that (i) all Collections on the Facility Receivables that are not Loan Proceeds Returns will transfer directly into the Collection Account within three (3) Business Days after receipt and clearance by the Servicer of such funds and (ii) all Collections on the Facility Receivables that are Loan Proceeds Returns will be transferred by the Servicer into the Collection Account at least once every two calendar weeks; provided, that if, the aggregate amount of Loan Proceeds Returns accrued since the date of the last transfer exceeds $50,000, the Servicer shall immediately transfer such aggregate amount of Loan Proceed Returns to the Collection Account. The name and address of the Account Bank, together with the account number of the Collection Account and the Reserve Account at the Account Bank is listed on Schedule 4 hereto. The Borrower has no other deposit or securities accounts other than the ones listed on Schedule 4 and subject to Liens in favor of the Secured Parties. No Person, other than

KE 89279558.1

as contemplated by and subject to this Agreement, has been granted dominion and control for purposes of the UCC of the Collection Account or the Reserve Account, or the right to take dominion and control of the Collection Account or the Reserve Account at a future time or upon the occurrence of a future event; provided, however, that nothing herein shall be deemed to preclude the Borrower from granting the Servicer access to the Collection Account for so long as the Servicer is acting in such capacity hereunder for purposes consistent with the terms of this Agreement. The Borrower has not assigned or granted an interest in any rights it may have in the Collection Account or the Reserve Account to any Person other than the Administrative Agent.
(xvii)Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower is and will be Solvent.
(xviii)Representations Relating to the Collateral. The Borrower hereby represents and warrants that:
(i)it owns and has legal and beneficial title to all Facility Receivables and other Collateral free and clear of any Lien, claim or encumbrance of any person, other than Permitted Liens;
(ii)the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral (subject to Permitted Liens). The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder (or to the Borrower under the Purchase Agreement, which security interest has been collaterally assigned to the Administrative Agent)) or that has been terminated; and the Borrower is not aware of any judgment, PBGC liens or tax lien filings against the Borrower;
(iii)the Collateral constitutes Money, Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), instruments (as defined in Section 9-102(a)(47) of the UCC), general intangibles (as defined in Section 9-102(a)(42) of the UCC), payment intangibles (as defined in Section 9-102(a)(61) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), certificated securities or security entitlements to financial assets resulting from the crediting of financial assets to a "securities account" (as defined in Section 8-501(a) of the UCC), or in each case, the proceeds thereof or supporting obligations related thereto;
(iv)(a) all Borrower Accounts which are not the subject of a "Cash Sweep" designation under the terms of the Account Control Agreement will constitute "deposit accounts" under Section 9-102(a)(2) of the UCC, and (b) all Borrower Accounts which are the subject of a "Cash Sweep" designation under the terms of the Accounts Control Agreement will either constitute a "deposit account" under Section 9-102(a)(2) of the UCC and/or a "securities account" under Section 8-501(a) of the UCC;
(v)this Agreement creates a valid, continuing and, upon the filing of the financing statement referred to in clause (vi) and execution of the Account Control Agreement, perfected security interest (as defined in Section 1-201(b)(35) of the UCC) in the Collateral in favor of the Administrative Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower;

KE 89279558.1

(vi)with respect to Collateral that constitutes accounts or general intangibles, the Borrower has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Administrative Agent, for the benefit and security of the Secured Parties, hereunder (which the Borrower hereby agrees may be an "all asset" filing);
(vii)each Facility Receivable included in the calculation of the Borrowing Base as of any date is an Eligible Receivable as of such date; and
(viii)each Facility Receivable constitutes an "eligible asset" under Rule 3a-7 promulgated under the Investment Company Act.
(xix)Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower purchases the Facility Receivables and the related Collateral, unless otherwise agreed to in writing by the Administrative Agent in its sole discretion. The Borrower has furnished to the Administrative Agent a true, correct and complete copy of the Purchase Agreement. The purchase of the Facility Receivables by the Borrower under the Purchase Agreement is stated and intended to be a sale enforceable against creditors of the Seller; provided, however, that, notwithstanding the intent of such parties, if a court of competent jurisdiction holds that the transactions evidenced thereby constitute a loan and not a purchase and sale, the Purchase Agreement is deemed to be and is a security agreement under Applicable Law, and the conveyances provided for in such agreement shall be deemed to be a grant to the Borrower of a first priority security interest in and to all of the Seller's right, title and interest, whether now existing or hereafter acquired, in, to and under the assets conveyed thereby to secure all obligations from the Seller to the Borrower. The Purchase Agreement constitutes the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether in a proceeding at law or in equity). There is no provision in the Purchase Agreement that would restrict the ability of the Borrower to collaterally assign its rights thereunder to the Administrative Agent, for the benefit of the Lenders.
(xx)Deposit Accounts and Investment Property. Schedule 4 attached hereto lists all of the Borrower's deposit accounts and investment property as of the Closing Date.
(xxi)Change of Control. No Change of Control has occurred other than with the prior written consent of the Administrative Agent or in connection with a Permitted IPO.
Article 5

COVENANTS
Section 1.0aAffirmative Covenants. Each of the Borrower and the Seller, as applicable and with respect to itself, covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full (other than with respect to contingent indemnification obligations for which a claim has not yet been asserted)), the Borrower and the Seller, as applicable and with respect to itself, shall perform all the covenants in this Section 5.01:
(xviii)Compliance with Agreements, Laws, Etc. The Borrower shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, including all consumer lending, servicing and debt collection laws applicable to the

KE 89279558.1

Facility Receivables and its activities and obligations as contemplated by the Facility Documents, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises (including all consumer lending, servicing and debt collection licenses or qualifications applicable to the Facility Receivable and its activities contemplated by the Facility Documents), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (iv) comply with the terms and conditions of each Facility Document and in all material respects with its Constituent Documents to which it is a party.
(xix)Financial Statements; Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent:
(i)within ninety (90) calendar days after the end of each Fiscal Year, commencing with the 2022 Fiscal Year, the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception (other than a qualification related to the maturity of the “Revolving Commitments” and the “Loans” at the “Maturity Date” (each as defined in the Parent Credit Agreement) and, except in the case of any Subsidiary or business acquired by the Parent or its Subsidiaries, in respect of events prior to the acquisition thereof, without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(ii)within forty-five (45) calendar days after the end of each first three Fiscal Quarters of each Fiscal Year, the unaudited consolidated balance sheet for the Parent and its consolidated Subsidiaries and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(iii)quarterly, within forty-five (45) calendar days following the end of each fiscal quarter of each fiscal year of the Parent, a certificate of a Responsible Officer of the Borrower evidencing the calculation of the Tangible Net Worth, ratio of Total Liabilities to Tangible Net Worth and Liquidity, in each case, of the Parent and its consolidated Subsidiaries;
(iv)quarterly, within forty-five (45) calendar days following the end of each Fiscal Quarter, a certificate of a Responsible Officer of the Borrower showing estimated unaudited Liquidity of the Parent and its consolidated Subsidiaries, which calculation shall not consider certain reconciling items and therefore not be in accordance with GAAP;
(v)promptly, and in any event within five (5) Business Days after a Responsible Officer of the Borrower or the Seller obtains actual knowledge of the occurrence and continuance of any (1) Early Amortization Event, (2) Unmatured Event of Default, (3)

KE 89279558.1

Event of Default, (4) Unmatured Servicer Event of Default, (5) Servicer Event of Default, (6) Level I Trigger Event or (7) Level II Trigger Event, a certificate of a Responsible Officer of the Borrower or the Seller, as applicable, in each case setting forth the details thereof and the action which the Borrower and/or the Seller is taking or proposes to take with respect thereto;
(vi)from time to time, to the extent material to the Administrative Agent's and Lenders' interest in the Facility Receivables, such additional information regarding the Borrower's, the Seller's or the Parent's financial position or business and the Collateral (including reasonably detailed calculations of the Borrowing Base Test, the Facility Delinquency Percentage, Managed Portfolio Delinquency and Extension Percentage, Monthly Payment Rate and the Excess Spread Percentage) as the Administrative Agent or any Lender may reasonably request;
(vii)(i) promptly after the occurrence of any ERISA Event that would reasonably be expected to result in a material liability to the Borrower, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event, and (ii) promptly after receipt of the same, copies of any notice from (x) the IRS of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or (y) the PBGC of any notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower;
(viii)within five (5) Business Days after a Responsible Officer of the Borrower or the Seller obtains actual knowledge thereof, written notice of the occurrence of the formal commencement by written notice by any Governmental Authority of any formal investigation, lawsuit or similar adversarial proceeding against the Borrower, the Seller or the Servicer challenging its authority to originate, hold, own, service, collect or enforce any Facility Receivable, or otherwise alleging any material non-compliance by the Borrower, the Seller, the Parent or the Servicer with any Applicable Laws restricting the ability of such Person to originate, hold, pledge, collect, service or enforce such Facility Receivable;
(ix)within five (5) Business Days after a Responsible Officer of the Borrower or the Seller obtains actual knowledge thereof, written notice of the occurrence of the formal commencement by written notice by any Governmental Authority of any formal investigation, lawsuit or similar adversarial proceeding against the Borrower, the Parent, the Seller, the Servicer or any of their respective Affiliates which, if adversely determined, would have a Material Adverse Effect on the Borrower, the Seller, the Parent, the Servicer or the Facility Receivables;
(x)promptly following request of the Administrative Agent request, copies of all financial statements, settlement statements, portfolio or other material reports, notice disclosures, certificates or other written materials delivered or made available to the Borrower, the Seller or the Parent by any Person pursuant to the Facility Documents; and
(xi)such other information, documents, tapes, data, records or reports respecting the Collateral, the Borrower, the Seller, the Parent, the Servicer or the Originator which is in its possession or under its control, as the Administrative Agent may from time to time reasonably request or that any Affected Person may reasonably require in order to comply with their respective obligations under the Securitisation Regulations.
Information required to be delivered pursuant to Section 5.01(b)(i) or Section 5.01(b)(ii) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such information, or

KE 89279558.1

provides a link thereto on the Parent’s website on the Internet at http://www.compass.com (or any successor page) or at http://www.sec.gov; or (ii) on which such information is posted on the Parent’s behalf on an Internet or intranet website, if any, to which the Lenders and the Administrative Agent have been granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, (x) to the extent the Administrative Agent or any Lender so requests, the Parent shall deliver paper copies (which delivery may be by electronic transmission (including Adobe pdf copy)) of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Parent shall notify the Administrative Agent (by facsimile or email) of the posting of any such documents (other than in respect of any document deemed delivered pursuant to clause (ii) above).
(i)Use of Proceeds. The Borrower shall use the proceeds of each Advance made hereunder solely:
(xii)to fund or pay the Purchase Price of the Facility Receivables acquired by the Borrower pursuant to the Purchase Agreement and in accordance with the terms and conditions set forth herein or for general corporate purposes;
(xiii)to fund the Reserve Account on or prior to the Scheduled Revolving Period Termination Date to the extent the Reserve Account is required to be funded pursuant to Section 8.03 (and the Borrower shall submit a Request for Advance requesting a Borrowing of Advances for a Borrowing Date falling no more than five and no less than one Business Day prior to the Scheduled Revolving Period Termination Date with a Requested Amount sufficient to fully fund the Reserve Account under Section 8.03);
(xiv)to make distributions to the holders of the equity of the Borrower as permitted hereunder; and
(xv)for such other legal and proper purposes as are consistent with all Applicable Laws.
Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law in any material respect.
(xx)Access to Records; Audit Rights. In each case subject to Section 11.09 of this Agreement, each of the Borrower and the Seller shall permit the Administrative Agent (and its auditors) to (i) upon reasonable advance notice and during normal business hours, visit and inspect and make copies at reasonable intervals of (A) its books, records and accounts relating to its business, financial condition, operations, assets, the Collateral and its performance under the Facility Documents and to discuss the foregoing with representatives of the Borrower, and (B) any records directly related to the Facility Receivables and the ability to review and access any payment history with respect to the Facility Receivables it may have reasonable access to and (ii) conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base and the components of the Monthly Reports (including cash receipt and application and calculation of applicable ratios); provided, however, that, (1) prior to the occurrence and during the continuance of an Event of Default or Early Amortization Event, such rights described in the foregoing clauses (i) and (ii) may only be exercised once during each one-year period following the Closing Date or (2) following the occurrence and during the continuance of an Event of Default or Early Amortization Event, at any time at the Administrative Agent's discretion. The Borrower shall pay the reasonable, documented fees and expenses of the Administrative Agent (and any auditors engaged by the Administrative Agent) to

KE 89279558.1

conduct any such evaluations or appraisals; provided that such visits, evaluations or appraisals shall not be duplicative of any visits, audits evaluations or appraisals conducted in accordance with the terms of any other Facility Document.
(xxi)Tax Matters. The Seller and the Borrower shall maintain the Borrower's status as a disregarded entity for U.S. federal income tax purposes and shall not take any (or fail to take any action) that would cause the Borrower to be treated as an association taxable as a corporation.
(xxii)Collections. The Borrower shall, or shall cause the Servicer to, cause all Collections in respect of the Facility Receivables to promptly, and in any event within two (2) Business Days after receipt and identification in the Collection Account. The Borrower has, or has caused the Servicer to, set up and maintain an automated process such that all Collections on Facility Receivables will automatically transfer directly into the Collection Account once such funds are available for transfer pursuant to the Servicer's procedures for processing collections. The Borrower shall ensure that no Person has been granted dominion and control of the Collection Account, or the right to take dominion and control for purposes of the UCC of the Collection Account at a future time or upon the occurrence of a future event; provided, however, that nothing herein shall be deemed to preclude the Borrower from granting the Servicer access to the Collection Account for so long as the Servicer is acting in such capacity hereunder for purposes consistent with the terms of this Agreement.
(xxiii)Servicing; Backup Servicer.
(xvi)The Borrower shall promptly provide (or require the Servicer to promptly provide) the Administrative Agent with true and complete copies of all material notices, reports, statements and other documents sent or received by the Servicer. The Borrower shall require the Servicer to service all Facility Receivables in accordance with the terms hereof.
(xvii)The Borrower agrees not to, and will require the Servicer not to, interfere with the Backup Servicer's performance of its duties under the Backup Servicing Agreement or to take any action that would be in breach in any material respect in any way of the terms of the Backup Servicing Agreement. The Borrower covenants and agrees to, and will require the Servicer to, provide any and all information and data reasonably requested by the Administrative Agent that is available to the Borrower to be provided promptly to the Backup Servicer in order to allow the Backup Servicer to perform its obligations under the applicable Backup Servicing Agreement in the manner and form reasonably requested by the Administrative Agent. Upon the occurrence and continuance of any Servicer Event of Default, the Administrative Agent shall have the right to immediately substitute the Servicer with (1) the Backup Servicer or (2) with the consent of the Borrower (such consent not to be unreasonably conditioned or delayed) if no Event of Default has occurred and is continuing, any third-party servicer acceptable to the Administrative Agent or (3) if an Event of Default has occurred and is continuing, any third-party servicer acceptable to the Administrative Agent in its reasonable discretion, in each case, in all of the Servicer's roles and functions as contemplated by the Facility Documents and upon and after such substitution, such Person shall be entitled to receive the applicable Servicing Fee.
(vi)Changes to Concierge Capital Underwriting Policy, Accepted Collections Policies or Accepted Servicing Policies.
(xviii)The Borrower will not make, authorize, consent to or suffer to exist any material amendment, modification, supplement or waiver to the Concierge Capital Underwriting Policy, Accepted Collection Policies or the Accepted Servicing Policies without the prior

KE 89279558.1

written consent of the Administrative Agent; provided, that (1) if the Borrower has not received a written response from the Administrative Agent within five (5) Business Days following the Administrative Agent's receipt of a notice of any such material amendment, modification, supplement or waiver, the Administrative Agent shall be deemed to have approved such material amendment, modification, supplement or waiver and (2) if the Administrative Agent determines the proposed amendment, modification, supplement or waiver is material and adverse to the interests of the Administrative Agent and the other Secured Parties, the Administrative Agent shall notify the Borrower of such determination within five (5) Business Days following the Administrative Agent's receipt of notice of such material amendment, modification, supplement or waiver and within an additional five (5) Business Days (which time period may be extended by mutual agreement of the Borrower and the Administrative Agent via electronic means) the Administrative Agent shall either provide written consent to such amendment, modification, supplement or waiver or written notice that such amendment, modification, supplement or waiver is not permitted; provided, further, that, notwithstanding the foregoing, if the Borrower reasonable believes that such material amendment, modification, supplement or waiver will be adverse to the interests of the Administrative Agent or the other Secured Parties, the Borrower will need the explicit written consent of the Administrative Agent prior to implementing such material amendment, modification, supplement or waiver.
(xix)The Borrower shall provide written notice to the Administrative Agent of any non-material amendment, modification, supplement or waiver to the Concierge Capital Underwriting Policy or the Accepted Servicing Policies at least three (3) Business Days prior to the implementation of any such amendment, modification, supplement or waiver to, unless such amendment, modification, supplement or waiver is made solely to correct non-material ministerial or typographical errors.
(xx)Notwithstanding the foregoing, for the avoidance of doubt, nothing in the Facility Documents or otherwise shall prohibit the Seller from making any amendments, modifications or other changes to the Concierge Capital Underwriting Policy, provided that the Borrower shall not purchase any Facility Receivables originated under such amended or modified Concierge Capital Underwriting Policy unless and until Administrative Agent has provided its written consent to such changes to the extent such consent is required pursuant to this clause (h).
(xxiv)Account Bank.
(1)If at any time the Account Bank shall fail to have any of the applicable minimum ratings specified in the definition of "Account Bank", it shall move the applicable accounts to an Account Bank which satisfies the ratings requirements within 30 days of knowledge or notice of such failure.
Section 1.0bNegative Covenants. The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full (other than with respect to contingent indemnification obligations for which a claim has not yet been made)), the Borrower shall perform all covenants in this Section 5.02:
(xxv)Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

KE 89279558.1

(xxvi)Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations (other than with respect to contingent indemnification obligations)).
(xxvii)Amendments to Documents, etc. Without the written consent of the Administrative Agent, (i) it shall not materially amend or modify, or take any action inconsistent with, its Constituent Documents, and (ii) unless otherwise specified in the Facility Documents, it will not amend, modify or waive any term or provision in any Facility Document (other than in accordance with the terms thereof).
(xxviii)ERISA. It shall not establish any Plan or Multiemployer Plan.
(xxix)Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.
(xxx)Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.
(xxxi)Restricted Payments. It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so; provided, however, that the Borrower (i) shall be permitted to make Restricted Payments from funds distributed to it pursuant to the Priority of Payments and (ii) shall be permitted to make dividends-in-kind in the form of Facility Receivables in full or partial satisfaction of the purchase price thereof payable by the Seller in connection with Permitted Asset Sales.
(xxxii)Changes to Filing Information. It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless it gives thirty (30) days' prior written notice to the Administrative Agent and takes all actions reasonably necessary to protect and perfect the Administrative Agent's perfected security interest in the Collateral and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements that are necessary to perfect the security interests of the Administrative Agent under this Agreement under each method of perfection required herein with respect to the Collateral (and shall provide copy of such amendments to the Administrative Agent).
(xxxiii)Transactions with Affiliates. It shall not sell, lease or otherwise transfer any property or assets to (other than in accordance with the terms of the Facility Documents), or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including sales of Defaulted Receivables and other Facility Receivables) except as expressly contemplated by this Agreement and the other Facility Documents, unless such transaction is upon terms substantially less favorable to the Borrower than it would reasonably expected to obtain in a comparable arm's length transaction with a Person that is not an Affiliate.
(xxxiv)Investment Company Restriction. It shall not become required to register as an "investment company" under the Investment Company Act.

KE 89279558.1

(xxxv)Sanctions. It shall not utilize directly or, to its knowledge indirectly use the proceeds of any Advance for the benefit of any Sanctioned Person and it shall maintain internal controls and procedures reasonably designed to promote its continued compliance with the applicable provisions of Sanctions.
(xxxvi)Sale of Facility Receivables. It shall not sell any Facility Receivable unless (i) such Facility Receivable is a Repurchased Receivable required to be repurchased pursuant to the terms of the Purchase Agreement, or (ii) so long as no Early Amortization Event, Unmatured Event of Default or Event of Default exists before or after giving effect to such sale and transfer, such Facility Receivable is sold in a Permitted Asset Sale.
(xxxvii)Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, (ii) obligations under its Constituent Documents, and (iii) pursuant to customary indemnification and expense reimbursement and similar provisions under the Related Documents. It shall not acquire any Facility Receivables or other property other than as expressly permitted hereunder and pursuant to the Purchase Agreement.
(xxxviii)Validity of this Agreement. It shall not (i) permit the validity or effectiveness of this Agreement or any grant of a security interest in the Collateral hereunder to be impaired, or permit the Liens granted pursuant to this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).
(xxxix)Subsidiaries. It shall not have or permit the formation of any subsidiaries.
(xl)Name. It shall not conduct business under any name other than its own.
(xli)Employees. It shall not have any employees (other than officers and directors to the extent they are employees).
(xlii)Non-Petition. It shall not be party to any agreements (other than the Facility Documents) under which it has any material obligations or liability (direct or contingent) without using commercially reasonable efforts to include customary "non-petition" and "limited recourse" provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party).
(xliii)Certificated Securities. It shall not acquire or hold any certificated securities in bearer form (other than securities not required to be in registered form under Section 163(f)(2)(A) of the Code) in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165 12(c) (as determined by the Seller).
(xliv)Accounts. It shall not assign or grant an interest in any rights it may have in the Reserve Account or the Collection Account to any Person other than the Administrative Agent.
(xlv)Enforcement. It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Collateral, except as permitted under the Servicing Agreement.

KE 89279558.1

(xlvi)No Other Business. It shall not engage (i) in any activity or take any other action that would cause it to be subject to U.S. Federal, state or local income tax on a net income basis or (ii) in any business or activity, in each case other than pursuant to the Facility Documents, originating, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Facility Receivables and the other Collateral in connection therewith and entering into the Facility Documents, any applicable Related Documents and any other agreements contemplated by (or necessary to perform under) this Agreement and any activities reasonably related to the foregoing (and consistent with clause (i)).
(xlvii)No Claims Against Advances. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral.
(xlviii)Independent Director. It shall not fail at any time to have at least one Independent Director which is not and has not been for at least three (3) years, either (a) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, the Borrower or any of its Affiliates, (b) a customer or creditor of, or supplier to, the Borrower or any of its Affiliates who derives any of its purchases or revenue from its activities with the Borrower or any Affiliate thereof (other than a de minimis amount), (c) a person who controls or is under common control with any such officer, director, partner, manager, member, employee, supplier, creditor or customer, or (d) a member of the immediate family of any such officer, director, partner, manager, member, employee, supplier, creditor or customer; provided, that (1) the foregoing subclause (a) shall not apply to any Person who serves, or has served, as an independent director or an independent manager for any Affiliate of the Borrower; (2) upon the death or incapacity of such Independent Director, the Borrower will have a period of ten (10) Business Days following such event to appoint a replacement Independent Director; (3) the Borrower shall use commercially reasonable efforts to cause the Independent Director not to resign until a replacement independent director has been appointed; and (4) before any Independent Director is replaced, removed, resigns or otherwise ceases to serve (for any reason other than the death or incapacity of such Independent Director), the Borrower shall provide written notice to the Administrative Agent no later than two (2) Business Days prior to such replacement, removal or effective date of cessation of service and of the identity and affiliations of the proposed replacement Independent Director.
Section 1.0cCertain Undertakings Relating to Separateness. Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including the Seller and any of its Affiliates, and the holders of the Equity Interests of the Seller and their respective Affiliates) and in furtherance of the foregoing:
(ii)The Borrower shall maintain its accounts, financial statements, books, accounting and other records, and other Borrower documents separate from those of any other Person, provided that the Borrower may be consolidated into the Seller or other Affiliate solely for tax and accounting purposes.
(iii)The Borrower shall not commingle or pool any of its funds or assets with those of any Affiliate or any other Person, and it shall hold all of its assets in its own name, in each case except as otherwise permitted, contemplated or required by the terms of the Facility Documents.

KE 89279558.1

(iv)The Borrower shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.
(v)The Borrower shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; provided, that such expenses may be settled by an intercompany administrative payment of $50,000 annually or such other amount agreed by the Borrower and the Seller; provided, further, that the Seller may pay certain start-up and related upfront expenses in connection with the establishment of the Facility Documents on behalf of the Borrower.
(vi)The Borrower has observed, and shall observe (A) organizational formalities to the extent necessary or advisable to preserve its separate existence, and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change the limited liability company agreement of the Borrower in a manner that would adversely affect the existence of the Borrower as a bankruptcy remote special-purpose entity.
(vii)The Borrower shall not (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (B) control the decisions or actions respecting the daily business or affairs of any other Person except as permitted by or pursuant to the Facility Documents.
(viii)The Borrower shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person; provided that the assets of the Borrower may be consolidated into the Seller for accounting purposes and included in publicly filed financial statements of the Seller.
(ix)The Borrower shall not identify itself as a division of any other Person.
(x)The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.
(xi)The Borrower shall not use its separate existence to perpetrate a fraud in violation of Applicable Law.
(xii)The Borrower shall not, in connection with the Facility Documents, act with an intent to hinder, delay or defraud any of its creditors in violation of Applicable Law.
(xiii)The Borrower shall maintain an arm's length relationship with its Affiliates, the Seller, the Parent and the Servicer.
(xiv)Except as permitted by or pursuant to the Facility Documents, the Borrower shall not grant a security interest or otherwise pledge its assets for the benefit of any other Person.
(xv)Except as provided in the Facility Documents, the Borrower shall not acquire any securities or debt instruments of the Seller, its Affiliates or any other Person.
(xvi)The Borrower shall not make loans or advances to any Person, except as permitted by or pursuant to the Facility Documents.
(xvii)The Borrower shall make no transfer of its assets except as permitted by or pursuant to the Facility Documents.

KE 89279558.1

(xviii)The Borrower shall correct any known misunderstanding regarding its separate identity.
(xix)The Borrower shall maintain adequate capital in light of its contemplated business operations.
(xx)The Borrower shall at all times be organized as a special-purpose entity with organizational documents substantially similar to those in effect on the Closing Date.
(xxi)The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any "substantive non-consolidation" opinion letter delivered in connection with the Facility Documents will continue to be true and correct in all respects.
Article 6

EVENTS OF DEFAULT
Section 1.0cEvents of Default. "Event of Default", wherever used herein, means any one of the following events:
(i)(i) a default by the Borrower in the payment, when due and payable, of any interest or principal (including any mandatory prepayment under Section 2.05(b)) or (ii) the Borrower or the Seller, as applicable, shall fail to make any other payment, transfer or deposit (unless waived by the Administrative Agent) on the date first required of such party under this Agreement or the other Facility Documents or the Parent shall fail to make any payment under the Performance Guaranty and, in each case, such default or failure shall remain uncured for five (5) Business Days following receipt of written notice by the Borrower, the Seller or the Parent (which may be by email) of such default or failure from the Administrative Agent; or
(ii)the failure to reduce the Advances to $0 on the Final Maturity Date; or
(iii)except as otherwise provided in this Section 6.01, a default in any material respect in the performance, or breach in any material respect, of any covenant, obligation or agreement of the Borrower or the Seller under the Facility Documents and such default or breach shall remain uncured (to the extent such default or breach may be cured) for a period in excess of thirty (30) days after the earlier of (i) receipt of written notice by the Borrower, the Seller or the Parent (which may be by email) of such default from the Administrative Agent and (ii) actual knowledge of the Borrower or the Seller; or
(iv)the failure of any representation, warranty, certification or other statement made or deemed made by the Borrower or the Seller in any Facility Document to be correct in each case in all material respects when the same shall have been made and such failure shall remain uncured (to the extent such failure may be cured) for a period in excess of thirty (30) calendar days after the earlier of (i) receipt of written notice by the Borrower or the Seller (which may be by email) of such failure from the Administrative Agent and (ii) actual knowledge of the Borrower, the Seller or the Parent; provided that, for the avoidance of doubt, the repurchase of or substitution for any Repurchased Receivable by the Seller, or other cure of such Repurchased Receivable in accordance with the terms of the Purchase Agreement and this Agreement, as applicable, shall be deemed to cure the failure of any Facility Receivable to be an Eligible Receivable at the time it was acquired by the Borrower; or
(v)any failure by the Borrower and Seller to deliver a Monthly Report by the related Monthly Reporting Date and such failure is not cured within five (5) Business Days of such Monthly Reporting Date; or

KE 89279558.1

(vi)An Insolvency Event shall have occurred with respect to the Borrower, the Seller or the Parent; or
(vii)the occurrence of a Change of Control not otherwise consented to by the Administrative Agent, other than in connection with a Permitted IPO; or
(viii)any action or inaction of the Borrower or the Seller causes any Lien securing any obligation of the Borrower or the Seller under the Facility Documents to, in whole or in part, cease to be a valid and enforceable first priority perfected Lien (subject to Permitted Liens) on any material portion of the Collateral and such cessation remains unremedied for five (5) Business Days; provided, that, any affirmative action taken by the Administrative Agent to release such Lien shall not constitute an Event of Default hereunder; or
(ix)the Borrowing Base Test is not satisfied and such condition is not cured within five (5) Business Days following (i) a Responsible Officer of the Borrower or the Seller obtaining actual knowledge thereof or (ii) receipt of written notice by the Borrower or the Seller (which may be by email) of such condition from the Administrative Agent; or
(x)the Borrower is required to be registered under the Investment Company Act or the Borrower becomes controlled by an entity that is required to register as an "investment company" under the Investment Company Act; or
(xi)the Borrower shall have become taxable as an association or a publicly traded partnership taxable as a corporation under the Code; or
(xii)(i) any material portion of any Facility Document shall terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the parties thereto (other than in accordance with its terms) or (ii) the Borrower, the Seller, the Parent or any other party thereto shall, directly or indirectly, disaffirm or contest in any manner the effectiveness, validity, binding nature or enforceability or any Lien purported to be created thereunder; or
(xiii)any event that constitutes a Servicer Event of Default shall have occurred and the Servicer has not been replaced by the Backup Servicer (or another third-party servicer acceptable to the Administrative Agent) within thirty (30) days of termination of the Servicer; or
(xiv)a Reserve Account Deficit exists for a period of more than two (2) Business Days after giving effect to any deposits to be made into the Reserve Account from Collections received during such period pursuant to Section 9.01; or
(xv)(i) one or more final non-appealable judgments shall be entered against, or settlements by, the Seller or any of its Subsidiaries (other than the Borrower) by a court of competent jurisdiction assessing monetary damages in excess of $5,000,000 in the aggregate and such amount is not discharged, paid or stayed within thirty (30) calendar days or (ii) one or more judgments for the payment of $100,000 or more shall be entered against the Borrower and such amount is not discharged, paid or stayed within thirty (30) calendar days; or
(xvi)the Performance Guaranty shall cease to be in full force and effect (other than in accordance with its terms) or the Performance Guarantor shall assert that it is not bound by, or otherwise seek to terminate or disaffirm its obligations under the Performance Guaranty or shall otherwise claim that the Performance Guaranty is in any way invalid or unenforceable.
Notwithstanding the foregoing, there will be no Event of Default where an Event of Default would otherwise exist under clauses (a), (b), (c) or (e) above for an additional period of days mutually agreeable to the Borrower and the Administrative Agent if the delay or failure

KE 89279558.1

giving rise to such Event of Default was caused by acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, other disasters or other similar occurrence.
Section 1.0bRemedies upon an Event of Default.
(xvii)Upon a Responsible Officer of the Borrower obtaining actual knowledge of the occurrence of an Early Amortization Event, Unmatured Event of Default or an Event of Default, the Borrower shall notify the Servicer, the Administrative Agent within five (5) Business Days, specifying the specific Early Amortization Event(s), Unmatured Event(s) of Default or Event(s) of Default that occurred as well as all other Events of Default that are then known to be continuing.
(xviii)Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent or the Majority Lenders, by notice to the Borrower, may do any one or more of the following: (1) declare the Commitments to be terminated, and/or (2) declare the principal of and the accrued interest on the Advances and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (f) of Section 6.01, the Commitments shall automatically terminate and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.
(xix)Upon the occurrence and during the continuance of an Event of Default, following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Majority Lenders) of the exercise of control rights with respect to the Collateral: (x) the Borrower's unilateral power to direct the acquisition, sales and other dispositions of Facility Receivables will be immediately suspended and (y) the Borrower shall, or shall cause an Affiliate, to acquire, sell or otherwise dispose of any Facility Receivable as directed by the Administrative Agent in its sole discretion.
Section 1.0dServicer Events of Default.
(xx)Upon a Responsible Officer of the Borrower obtaining actual knowledge of the occurrence of an Unmatured Servicer Event of Default or a Servicer Event of Default, the Borrower shall provide notice of such occurrence to the Administrative Agent promptly thereafter, specifying the specific an Unmatured Servicer Event(s) of Default or Servicer Event(s) of Default that occurred as well as all other an Unmatured Servicer Event(s) of Default or Servicer Events of Default that are then known to be continuing.
(xxi)In accordance with Section 4.01 of the Servicing Agreement, upon the occurrence and during the continuance of a Servicer Event of Default, the Administrative Agent, by written notice to the Servicer (with a copy to the Borrower, the Seller and the Backup Servicer) (a "Servicer Termination Notice"), may terminate all of the rights and obligations of the Servicer in accordance with the terms of the Servicing Agreement.

KE 89279558.1

Article 7

PLEDGE OF COLLATERAL; RIGHTS OF THE ADMINISTRATIVE AGENT
Section 1.0aGrant of Security.
(i)The Borrower hereby grants, pledges, transfers and collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower's right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01(a) being collectively referred to herein as the "Collateral"):
(i)all Facility Receivables and Related Documents, both now and hereafter owned, including all Collections and other proceeds thereon or with respect thereto;
(ii)the Collection Account and all Cash and Eligible Investments on deposit therein and the Reserve Account and all Cash and Eligible Investments on deposit therein;
(iii)each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Administrative Agent under this Agreement;
(iv)all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property and letter of credit rights of the Borrower whether or not relating to the foregoing (in each case as defined in the UCC);
(v)all other property of the Borrower and all property of the Borrower which is delivered to the Administrative Agent (or any custodian on its behalf) by or on behalf of the Borrower or held by any party by or on behalf of the Borrower;
(vi)all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and
(vii)all Proceeds of any and all of the foregoing.
(i)All terms used in this Section 7.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC.
Section 1.0bRelease of Security Interest. Liens granted to the Administrative Agent for the benefit of the Secured Parties on any Collateral shall be automatically released (i) if and only if all Obligations have been paid in full and all Commitments have been terminated (other than with respect to contingent indemnification obligations for which a claim has not yet been made) or (ii) upon the sale or disposition of the applicable Collateral by the Borrower in compliance with the terms and conditions of this Agreement and, in each case, the Administrative Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the

KE 89279558.1

Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties' security interest in the applicable Collateral. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.
Section 1.0cRights and Remedies. The Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (i) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Administrative Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower's rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower's, the Seller's and their respective agents' (including custodian's) place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.
The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Administrative Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of the first paragraph this Section 7.03 the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower and, except as prohibited by Applicable Law, without notice to the Borrower.
Section 1.0dRemedies Cumulative. Each right, power, and remedy of the Administrative Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.
Section 1.0eRelated Documents.
(ii)Each of the Borrower and the Seller hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the

KE 89279558.1

continuance of an Event of Default, it shall (i) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent and the Backup Servicer (or other successor servicer) all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral and (ii) upon the written request of the Administrative Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent.
(iii)The Borrower agrees that, to the extent the same shall be in the Borrower's possession, it will hold all Related Documents relating to the Collateral in trust for the Administrative Agent on behalf of the Secured Parties, and, upon request of the Administrative Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Administrative Agent or its designee (including the Backup Servicer). In addition, the Borrower shall cause the Servicer to deliver to the Backup Servicer an electronic file containing information relating to such Facility Receivables, in accordance with the applicable terms of the Backup Servicing Agreement.
Section 1.0fBorrower Remains Liable.
(i)Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.
(ii)No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to the Collateral and, to the maximum extent permitted under provisions of law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.
Section 1.0gProtection of Collateral. The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:
(iv)grant security more effectively on all or any portion of the Collateral;
(v)maintain, preserve and perfect any grant of security made or to be made by this Agreement including the first priority nature of the lien or carry out more effectively the purposes hereof (subject to Permitted Liens);
(vi)perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary or desirable as a result of changes in law or regulations);
(vii)enforce any of the Collateral or other instruments or property included in the Collateral;

KE 89279558.1

(viii)preserve title to the Collateral and defend title to the Collateral and the rights therein of the Administrative Agent and the Secured Parties in the Collateral against the claims of all third parties; and
(ix)pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.
For so long as this Agreement remains in full force and effect, the Borrower hereby designates the Administrative Agent as its agent and attorney-in-fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower's obligations under this Section 7.07. The Borrower further authorizes and shall cause its counsel to file, without the Borrower's signature, UCC-1 financing statements that names the Borrower as debtor and the Administrative Agent as secured party and that describes "all assets in which the debtor now or hereafter has rights" or similar language as the Collateral in which the Administrative Agent has a grant of security hereunder and any amendments or continuation statements that may be reasonably necessary or desirable.
Article 8

ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 1.0cCollection of Money. Except as otherwise expressly provided herein, the Administrative Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Administrative Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral and the related Facility Documents. The Administrative Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. Each Borrower Account shall be subject to the Account Control Agreement. Any Borrower Account may contain any number of subaccounts for the convenience of the Administrative Agent for convenience in administering the Borrower Accounts or the Collateral.
Section 1.0dCollection Account. The Borrower shall, on or prior to the Closing Date, establish at the Account Bank one or more accounts in the name " Compass Concierge SPV I, LLC - Collection Account, subject to the lien of the Administrative Agent" or such other name as is acceptable to the Administrative Agent, which shall be designated as the "Collection Account". The Collection Account shall be subject to the Lien of the Administrative Agent and, from and after the initial Borrowing Date, the Collection Account shall be maintained with the Account Bank and shall be subject to the Account Control Agreement. The Borrower shall deposit, or cause to be deposited, from time to time into the Collection Account, in accordance with the terms of this Agreement, all Collections received with respect to a Facility Receivable from and including the initial Cutoff Date with respect to such Facility Receivable. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Borrower as part of the Collateral and shall be applied to the purposes herein provided. Prior to the Administrative Agent taking control of the Collection Account by delivery of a notice of exclusive control, except as provided under the Facility Documents, the Borrower shall be the only party permitted to access such account. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent agrees that it shall not exercise any right under the Account Control Agreement to deliver any notice of exclusive control with respect to the Collection Account.

KE 89279558.1

Section 1.0eThe Reserve Account; Fundings.
(i)The Borrower shall, on or prior to the Closing Date, establish at the Account Bank one or more accounts in the name "Compass Concierge SPV I, LLC - Reserve Account, subject to the lien of the Administrative Agent", or such other name as is acceptable to the Administrative Agent, which shall be designated as the "Reserve Account". The Reserve Account shall be subject to the Lien of the Administrative Agent and, from and after the initial Borrowing Date, the Reserve Account shall be maintained with the Account Bank and shall be the subject of the Account Control Agreement. The only permitted deposits to or withdrawals from the Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Reserve Account other than in accordance with this Agreement and the Priority of Payments. Prior to the Administrative Agent taking control of the Reserve Account by delivery of a notice of exclusive control, the Borrower shall be the only party permitted to access such account. Unless an Event of Default shall have occurred and be continuing, the Administrative Agent agrees that it shall not exercise any right under the Account Control Agreement to deliver any notice of exclusive control with respect to the Reserve Account.
The Borrower shall maintain at all times when there are Obligations outstanding hereunder an amount in the Reserve Account equal to the Reserve Account Required Amount. On or prior to the Amortization Date, the Borrower shall request (and in the absence of such a request shall be deemed to have requested) a final Borrowing (subject to the conditions precedent to Borrowings set forth in Section 3.02) in an amount sufficient to fund the Reserve Account Required Amount.
To the extent that the aggregate amount of funds on deposit in the Reserve Account at any time exceeds the Reserve Account Required Amount, the Borrower may remit such excess to the Collection Account. In addition, following the occurrence and during the continuance of an Event of Default, funds in the Reserve Account may be withdrawn by the Administrative Agent and deposited into the Collection Account.
(ii)In the event that there are not sufficient Collections or other available funds on any Payment Date to pay amounts which are due and owing and which are to be paid pursuant to clauses (i) through (iii) of Section 9.01(a) on such date and after giving effect to any payments made pursuant to Section 9.01, the Borrower shall withdraw from the Reserve Account the lesser of (A) the amount of such insufficiency, and (B) the Reserve Account Available Amount. The Borrower shall pay such amount (the "Reserve Account Withdrawal Amount") from the Reserve Account to the Collection Account to satisfy such insufficiency.
(iii)To the extent that the Reserve Account Available Amount together with the amount available in the Collection Account is sufficient to pay off all Obligations in full and all other amounts payable to the Administrative Agent and the Lenders under the Facility Documents in full when applied in accordance with the Priority of Payments and to cause the Final Maturity Date to occur, the Borrower may, at its option, terminate the Commitments and use the funds on deposit in the Reserve Account and the Collection Account to be applied to all outstanding amounts owing hereunder and under the other Facility Documents in accordance with the Priority of Payments with any remaining amounts distributed to the Borrower.
Section 1.0eAccountings. The Borrower and the Seller shall compile and provide (or cause to be compiled and provided) a Monthly Report (containing such information agreed upon by the Administrative Agent, the Borrower and the Seller) for the previous Collection Period no later than 2:00 p.m. (New York City time), on each Monthly Reporting Date to the Administrative Agent. The Monthly Report delivered for any Collection Period shall contain the information with respect to the Facility Receivables included in the Collateral as agreed upon by

KE 89279558.1

the Administrative Agent, the Borrower and the Seller (including a calculation of the Borrowing Base and the certifications required to be provided by the Seller on a monthly basis pursuant to Section 11.23(f) of this Agreement), and shall be determined as of the last day of the Collection Period applicable to such Monthly Report.
Section 1.0fSale and Release of Facility Receivables.
(iv)Notwithstanding anything to the contrary in this agreement, without the consent of the Administrative Agent or any Lender and subject to the satisfaction of the conditions set forth in this Section 8.05, (1) the Borrower may sell and transfer to the Originator or the Seller any Repurchased Receivable that the Seller is required to repurchase pursuant to the terms of the Purchase Agreement, and (2) the Borrower may sell and transfer any Facility Receivable in a Permitted Asset Sale. As a condition of any such sale or transfer:
(i)(x) in the case of a repurchase of a Repurchased Receivable, the Borrower shall deliver, in accordance with the terms hereof, a Borrowing Base Certificate and updated Data File demonstrating pro forma compliance with the Borrowing Base Test and (y) in the case of any other Permitted Asset Sale, the Borrower shall deliver a written notice to the Administrative Agent at least two (2) Business Day prior to the settlement date for any sale of such Facility Receivable and, as a condition to any such sale of a Facility Receivable, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower (or the Seller on its behalf) certifying that the sale of such Facility Receivable is a Permitted Asset Sale being made in accordance with the terms and conditions of this Agreement, and attaching an updated receivable schedule listing all Facility Receivables owned by the Borrower after giving effect to such Permitted Asset Sale, together with an updated Borrowing Base Certificate containing the relevant information with respect to the Collateral calculated on a pro forma basis after giving effect to such Permitted Asset Sale; and
(ii)the proceeds of any such sale and transfer of any Facility Receivable shall be deposited directly into the Collection Account; provided, that no cash purchase price or related deposit to the Collection Account shall be required in connection with the sale and transfer of any Repurchased Receivable or any Excess Concentration Receivable so long as (x) the Borrower shall be in compliance with the Borrowing Base Test both before and after giving effect to any such sale and transfer and (y) no Early Amortization Event, Servicer Event of Default, Unmatured Servicer Event of Default, Unmatured Event of Default or Event of Default exists before or after giving effect to such sale and transfer.
(v)Any Facility Receivable that is sold by the Borrower in accordance with the terms of this Agreement and (if applicable) the Purchase Agreement shall automatically be released from the Lien of this Agreement, and the Administrative Agent is hereby authorized by each Lender to, review and approve such UCC-3 financing statements and executed releases prepared by the Borrower and submitted to the Administrative Agent for authorization as are necessary or reasonably requested in writing by the Borrower to terminate and remove of record any documents constituting public notice of the security interest in such sold Facility Receivables granted hereunder being released; provided, that the Borrower shall bear reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with its review and approval of such UCC-3 financing statements and releases.
(vi)The Administrative Agent is hereby authorized by each Lender to, and shall, upon the written request of the Borrower (or the Seller on its behalf), at such time as there are no Commitments outstanding and all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied (other than contingent indemnification obligations for which a claim has not been asserted), review and approve such UCC-3 financing statements and,

KE 89279558.1

if necessary, executed releases prepared by the Borrower and submitted to the Administrative Agent for authorization as are necessary or reasonably requested in writing by the Borrower to terminate and remove of record any documents constituting public notice of the security interest in such Collateral granted hereunder being released; provided, that the Borrower shall bear reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with its review and approval of such UCC-3 financing statements and releases.
Section 1.0gBorrower Account Details. The account number of each Borrower Account is set forth on Schedule 4 hereto. Amounts credited to the Borrower Accounts may be invested in Eligible Investments (i) for so long as no Event of Default is then continuing, at the direction of the Borrower, and (ii) for so long as an Event of Default is continuing, at the direction of the Administrative Agent. Notwithstanding anything to the contrary contained in this Agreement or any Facility Document, neither the Borrower nor the Administrative Agent shall direct, authorize or permit the investment of any amounts credited to the Borrower Accounts unless such investment is being made in an account thereof that is the subject of a "Cash Sweep" designation under the terms of the Account Control Agreement. The Borrower and the Administrative Agent agree that any Borrower Account which is not the subject of a "Cash Sweep" designation under the terms of the Account Control Agreement will for all purposes be a deposit account within the meaning of the applicable UCC.
Article 9

APPLICATION OF MONIES
Section 1.0aDisbursements of Monies.
(i)Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Borrower shall disburse Collections received during the previous Collection Period in accordance with the following priorities (the "Priority of Payments") and the related Monthly Report:
(i)first, (1) to the Account Bank, the related Account Bank Fee, plus any such fees not paid to the Account Bank when due on any prior Payment Date, plus any expense, indemnity or other amounts owing by the Borrower to the Account Bank under the Facility Documents (including any wire transfer fees or other banking fees owing to the Account Bank), each to the extent accrued and unpaid through the last day of the related Collection Period until such accrued fees, expenses, indemnities and other amounts are paid in full; provided, however, that the aggregate amount of expenses, indemnities and other amounts (excluding the Account Bank Fee) payable under this clause (1) shall not exceed $25,000 in any calendar year; provided, further, that after the occurrence and during the continuance of an Event of Default, such cap shall not apply and then (2) pro rata to the Servicer and the Backup Servicer, the Servicing Fee (but excluding any Successor Servicing Excess Servicing Fee or Successor Servicing Transition Fee) and Backup Servicing Fee, plus any such fees not paid to the Servicer or the Backup Servicer when due on any prior Payment Date, plus any expense, indemnity, reimbursements and other amounts owing by the Borrower to either of such parties under the Facility Documents, respectively, each to the extent accrued and unpaid through the last day of the related Collection Period until such accrued fees, expenses, indemnities, reimbursements and other amounts are paid in full; provided, however, that the aggregate amount of expenses, indemnities and other amounts (excluding the Servicing Fee and the Backup Servicing Fee) payable under this clause (2) shall not exceed $100,000 for each of the Servicer and the Backup Servicer in any calendar year;

KE 89279558.1

(ii)second, to the Administrative Agent, for distribution to each Lender, (1) to pay first, any accrued and unpaid Interest payable on a prior Payment Date to the extent not paid in full on such prior Payment Date (including interest thereon at the rate used to calculate Interest for the previous Collection Period but excluding any Interest amounts attributable to the Amortization Margin, if applicable) and (2) second, Unused Fees due each such Lender, with such Interest paid first with respect to the Advances and then Unused Fees;
(iii)third, to the Administrative Agent, for distribution to each Lender, to pay, accrued and unpaid Interest on the Advances due to such Lender for the previous Collection Period;
(iv)fourth, to the Administrative Agent, for distribution to each Lender, on a pro rata basis, (1) prior to the occurrence and continuance of an Event of Default or an Early Amortization Event and prior to the end of the Revolving Period, if the Borrowing Base Test is not satisfied as of the later of (x) the most recent Determination Date and (y) the Borrowing Base Calculation Date employed in the determination of a Borrowing Base Certificate delivered to the Administrative Agent in conjunction with a Borrowing Date, to pay the principal of the Advances of each Lender (pro rata, based on each Lender's Percentage) until the Borrowing Base Test is satisfied (on a pro forma basis as at the most recent Determination Date or such Borrowing Base Calculation Date, as applicable), and (2) at any time following the end of the Revolving Period (regardless of the cause of the end of the Revolving Period and regardless of whether an Event of Default or an Early Amortization Event has occurred and is continuing) and during the continuance of an Event of Default or an Early Amortization Event, to pay the Advances of each Lender (pro rata, based on each Lender's Percentage) until paid in full;
(v)fifth, to the Administrative Agent, for distribution to each Lender, any Interest amounts attributable to the Amortization Margin, if any, accrued and unpaid and not otherwise paid pursuant to clause (ii) above;
(vi)sixth, for deposit into the Reserve Account until the amounts on deposit therein are equal to the Reserve Account Required Amount;
(vii)seventh, to pay, (A) to the Administrative Agent, for distribution to each Lender, any Interest due and owing pursuant to this Agreement (including any accrued and unpaid Interest payable on a prior Payment Date (and interest thereon) to the extent not paid in full on such prior Payment Date) and any accrued and unpaid fees and expenses of the Administrative Agent in connection with this Agreement and the other Facility Documents and (B) second, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.09 and 11.03, and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties (including, following the expiration of the Revolving Period, any Interest accrued at the Amortization Margin);
(viii)eighth, on a pro rata basis, based on amounts payable to each party pursuant to this clause (viii), to the Account Bank, the Servicer and the Backup Servicer, any amounts due and payable to each such party which are in excess of any applicable cap on such amounts described in clause (i) (including, with respect to any successor Servicer, any Successor Servicing Excess Servicing Fee or Successor Servicing Transition Fee); and
(ix)ninth, (i) if no Unmatured Event of Default has occurred and is continuing, the remainder to or at the direction of the Borrower and (ii) otherwise, to the Collection Account.

KE 89279558.1

(ii)If on any Payment Date the amount available in the Collection Account is insufficient to pay all amounts which are due and owing and which are to be paid pursuant to clauses (i) through (iii) of Section 9.01(a), amounts on deposit in the Reserve Account may be transferred to the Collection Account to meet any shortfall and shall be disbursed in the order and according to the priority set forth under Section 9.01(a) to the extent funds are available therefor.
Article 10

THE ADMINISTRATIVE AGENT
Section 1.0aAuthorization and Action. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Facility Document to which the Administrative Agent is a party (if any) as duties on its part to be performed or observed. As to any matters not expressly provided for by this Agreement or the other Facility Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Lenders; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that the Administrative Agent's consent may not be unreasonably withheld, provide for the exercise of the Administrative Agent's reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to the Administrative Agent withhold its consent or exercise its discretion in an unreasonable manner.
Section 1.0bDelegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.
Section 1.0cAgent's Reliance, Etc.
(i)Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower, the Parent or the Servicer or any of their Affiliates) and independent public accountants and other experts selected by it with due care and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Documents on the part of the Borrower, the Parent or

KE 89279558.1

the Servicer or any other Person or to inspect the property (including the books and records) of the Borrower, the Parent or the Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto or for the validity, perfection, priority or enforceability of the Liens on the Collateral; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including for the avoidance of doubt, the Monthly Report), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) reasonably believed by it to be genuine and believe by it to be signed or sent by the proper party or parties. The Administrative Agent shall not have any liability to the Borrower, the Parent or any Lender or any other Person for the Borrower's, the Parent's, the Servicer's or any Lender's, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.
(ii)Except as otherwise provided in this Agreement, the Administrative Agent shall not be liable for the actions or omissions of any other agent (including concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other agent with the terms or requirements of this Agreement, any Facility Documents or any Related Documents, or their duties thereunder. The Administrative Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including each Request for Advance received hereunder). The Administrative Agent shall not be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Majority Lenders to provide, written instruction to exercise such discretion or grant such consent from the Majority Lenders, as applicable). Nothing herein or in any Facility Documents or Related Documents shall obligate the Administrative Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. The Administrative Agent shall not be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. The Administrative Agent shall not be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of the Administrative Agent, or unless and to the extent written notice of such matter is received by the Administrative Agent at its address in accordance with Section 11.02. Any permissive grant of power to the Administrative Agent hereunder shall not be construed to be a duty to act. The Administrative Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Administrative Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith unless it shall be proven by a court of competent jurisdiction that the Administrative Agent engaged in willful misconduct or was grossly negligent in the performance or omission of its duties.
(iii)The Administrative Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

KE 89279558.1

Section 1.0dIndemnification. Each of the Lenders agrees to indemnify and hold harmless, on a pro rata basis (based on Commitments or, if Commitments have been terminated, the Facility Receivables outstanding) the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 11.04 or otherwise) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented attorney's fees and expenses) or disbursements of any kind or nature whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrative Agent is a party thereto) which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The rights of the Administrative Agent and obligations of the Lenders under or pursuant to this Section 10.04 shall survive the termination of this Agreement, and the earlier removal or resignation of the Administrative Agent hereunder.
Section 1.0eSuccessor Administrative Agent. Subject to the terms of this Section 10.05, the Administrative Agent may, upon thirty (30) days' notice to the Lenders and the Borrower, resign as Administrative Agent. If the Administrative Agent shall resign, then the Majority Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation, the Administrative Agent may appoint a successor agent. The appointment of any successor Administrative Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and is continuing or, (ii) if such successor Administrative Agent is a Lender or an Affiliate of the Administrative Agent or any Lender. Any resignation of the Administrative Agent shall be effective upon the appointment of a successor agent pursuant to this Section 10.05. After the effectiveness of the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XI shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and under the other Facility Documents. Any Person (i) into which the Administrative Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Administrative Agent shall be a party, or (iii) that may succeed to the properties and assets of the Administrative Agent substantially as a whole, shall be the successor to the Administrative Agent under this Agreement without further act of any of the parties to this Agreement.
Section 1.0fAdministrative Agent's Capacity as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
Article 11

MISCELLANEOUS
Section 1.0gNo Waiver; Modifications in Writing.

KE 89279558.1

(iv)No failure or delay on the part of any party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(v)No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Seller, the Administrative Agent and the Majority Lenders; provided that any amendment, modification, waiver or supplement of or to this Agreement that would (i) increase or extend the term of the Commitments (other than an increase in the Commitment of a particular Lender or addition of a new Lender hereunder agreed to by the relevant Lender(s) pursuant to the terms of this Agreement) or change the Final Maturity Date, (ii) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest (other than Interest paid at the Post-Default Rate) is payable thereon or any fee is payable hereunder, (v) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (vi) alter the terms of Section 9.01 or Section 11.01(b), or (vii) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (including the definition of "Majority Lenders") shall require the written consent of all Lenders.
(vi)Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, no Defaulting Lender shall have any right to vote, approve or disapprove of any amendment, waiver or consent under this Agreement or any other Facility Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected without the consent of any Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(vii)The Borrower shall deliver to the Servicer and the Backup Servicer copies of any amendment, modification, supplement or waiver of this Agreement promptly following execution and effectiveness thereof.
Section 1.0hNotices, Etc. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address in Schedule 3), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 11.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 3, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 3.
Section 1.0iTaxes.

KE 89279558.1

(i)Any and all payments by the Borrower under this Agreement shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, excluding, (A) taxes imposed by net income (however denominated), franchise taxes and branch profit taxes imposed (i) in the case of any Secured Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located, or (ii) in the case of any Secured Party, by any jurisdiction by reason of such Secured Party having any other present or former connection with such jurisdiction (other than a connection arising solely from entering into, performing its obligations under, receiving any payment under or enforcing its rights under this Agreement or any other Facility Document, engaging in any other transaction pursuant to this Agreement or any other Facility Document, or selling or assigning an interest in this Agreement or any other Facility Document) ("Other Connection Taxes"), (B) any withholding taxes or backup withholding described in Section 11.03(d)(i), (C) taxes described in Section 11.03(d)(ii) and (D) any U.S. federal withholding taxes imposed under FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or the Administrative Agent shall be required by law (or by the interpretation or administration thereof) to deduct or withhold any taxes from or in respect of any sum payable by it hereunder or under any other Facility Document to any Secured Party, (i) with respect to Taxes, the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 11.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or the Administrative Agent, as applicable, shall be entitled to make such deductions or withholdings, and (iii) the Borrower or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.
(ii)In addition, the Borrower agrees, to timely pay any present or future stamp, court or documentary, intangible, recording, filing or similar taxes which arise from any payment made by the Borrower hereunder or under any other Facility Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under any other Facility Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (hereinafter referred to as "Other Taxes").
(iii)Without duplication of any obligation under Section 11.03(a) or (b), the Borrower agrees to indemnify each of the Secured Parties for the full amount of Taxes or Other Taxes, including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 11.03 paid by such Person in respect of the Borrower, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments by the Borrower or the Parent pursuant to this indemnification shall be made promptly following the date the Secured Party makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Such certificate shall be presumed to be correct absent manifest error.
(iv)The Borrower shall not be required to indemnify any Secured Party, or pay any additional amounts to any Secured Party, in respect of United States Federal withholding tax or United States federal backup withholding tax to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding or backup withholding tax existed on the date such Lender became a party to this Agreement or, with respect to payments to a new lending office so designated by a Lender (a "New Lending Office"), the date such Lender designated such New Lending Office with respect to an Advance; provided that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Secured Party would be

KE 89279558.1

entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the transferor Lender or the Lender making the designation of such New Lending Office would have been entitled to receive in the absence of such transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Secured Party to comply with paragraphs (g) or (h) below.
(v)Promptly after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or other evidence of payment as may be reasonably satisfactory to the Administrative Agent).
(vi)If any payment is made by the Borrower (or the Seller on its behalf) to or for the account of any Secured Party after deduction for or on account of any Taxes or Other Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 11.03, then, if such Secured Party, in its sole discretion exercised in good faith, determines that it is entitled to a refund of such Taxes or Other Taxes, such Secured Party shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to the Borrower (or the Seller, as applicable) such amount of any refund received (net of reasonable out-of-pocket expenses incurred) attributable to the relevant Taxes or Other Taxes and any interest paid by the relevant Governmental Authority with respect to such refund; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party. Notwithstanding anything to the contrary in this paragraph (f), in no event will a Secured Party be required to pay an amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Secured Party in a less favorable net after-tax position than the Secured Party would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax or Other Tax had never been paid. This paragraph (f) shall not be construed to require any Secured Party to make available its tax returns (or any other information related to its taxes that it deems confidential) to the Borrower or any other Person.
(vii)(i) Any Secured Party and each Participant that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Secured Party and each Participant, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Secured Party or Participant, as the case may be, is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 11.03(g)(ii) below) shall not be required if in the Secured Party's or Participant's, as the case may be, reasonable judgment such completion, execution or submission would subject such Secured Party or Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Secured Party or Participant.
(ii)    Without limiting the generality of the foregoing, (i) each Secured Party and each Participant that is a U.S. person as that term is defined in Section 7701(a)(30) of the Code (a "U.S. Person") hereby agrees that it shall, no later than the Closing Date or, in the case of a Secured Party or Participant which acquires an interest in the Advances in

KE 89279558.1

accordance with Section 11.06, the date upon which such Secured Party or Participant which acquires an interest in the Advances, deliver to the Borrower and the Administrative Agent an accurate, complete and signed electronic copy of IRS Form W-9 or successor form, certifying that such Secured Party or Participant is on the date of delivery thereof not subject to United States backup withholding tax and (ii) each Secured Party or Participant that is organized under the laws of a jurisdiction outside than the United States (a "Non-U.S. Lender") shall, no later than the date upon which such Secured Party or Participant which acquires an interest in the Advances in accordance with Section 11.06, to the extent legally entitled to do so, deliver to the Borrower and the Administrative Agent: (1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Facility Document, accurate, complete and signed electronic copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Facility Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty; an accurate, complete and signed electronic copy of IRS Form W-8ECI; (3) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall provide (x) a certification substantially in the form of Exhibit E-1 to the effect that such Non-U.S. Lender (x) is not a bank for purposes of Section 881(c) of the Code, (y) is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (z) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) (a "U.S. Tax Compliance Certificate"), and such Non-U.S. Lender agrees that it shall notify the Borrower and the Administrative Agent in the event any such representation is no longer accurate and (y) a IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Non-U.S. Lender is not the beneficial owner, an accurate, complete and signed electronic copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner. Such forms shall be delivered by each Non-U.S. Lender on or before the date it acquires an interest in the Advances and on or before the date, if any, such Non-U.S. Lender designates a New Lending Office. In addition, each Non-U.S. Lender shall deliver such forms as promptly as reasonable after receipt of a reasonable request therefor from the Borrower or the Administrative Agent. Notwithstanding any other provision of this Section 11.03, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 11.03(g) that such Non-U.S. Lender is not legally able to deliver. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything in this paragraph (g) to the contrary, any documentation required to be delivered by a Participant shall be delivered to the participating Lender, and such delivery shall satisfy its documentation requirements under this paragraph (g).
(iii)    If the Administrative Agent is a U.S. Person, it shall deliver to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement an accurate, complete and signed electronic copy of IRS Form W-9. If the

KE 89279558.1

Administrative Agent is not a U.S. Person, it shall provide to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower): (A) an accurate, complete and signed electronic copy of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account, and (B) an accurate, complete and signed electronic copy of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).
(viii)If any Secured Party requires the Borrower to pay any additional amount to such Secured Party or any taxing Governmental Authority for the account of such Secured Party or to indemnify such Secured Party pursuant to this Section 11.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion exercised in good faith, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 11.03 in the future and (ii) would not subject such Secured Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Secured Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(ix)Nothing in this Section 11.03 shall be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(x)Compliance with FATCA. If a payment made to a Lender or Participant under this Agreement or any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Participant shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender or Participant has complied with such applicable reporting requirements or to determine the amount required to be deducted or withheld under FATCA, if any. Solely for purposes of this paragraph (j), "FATCA" shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding anything in this paragraph (j) to the contrary, any documentation required to be delivered by a Participant shall be delivered to the participating Lender, and such delivery shall satisfy its documentation requirements under this paragraph (j).
(xi)The Lenders shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes or Other Taxes attributable to such Lender, (ii) any taxes attributable to such Lender's failure to comply with the provisions of Section 11.06 relating to the maintenance of a Participant Register and (iii) any taxes excluded from the definition of Taxes pursuant to Section 11.03(a) attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable

KE 89279558.1

expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Facility Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).
(xii)Each party's obligations under this Section 11.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Facility Document.
Section 1.0jCosts and Expenses; Indemnification.
(viii)The Borrower agrees to promptly pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the other Lenders and the Program Support Providers in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable and documented fees and disbursements of a single counsel for the Administrative Agent, the Lenders and the Program Support Providers taken as a, UCC filing fees and all other related fees and expenses in connection therewith; and in connection with any modification or amendment of this Agreement or any other Facility Document. Further, the Borrower shall promptly pay on demand (A) all reasonable out-of-pocket costs and expenses (including all reasonable and documented fees, expenses and disbursements of legal counsel (it being understood that such counsel shall be limited to one single counsel for the Administrative Agent, all Lenders and the Program Support Providers taken as a whole, plus any requisite single local counsel (in each jurisdiction in which any enforcement action is pending) for the Administrative Agent, all Lenders and the Program Support Providers taken as a whole) and any auditors and accountants engaged by the Administrative Agent) incurred by the Administrative Agent, the Lenders and the Program Support Providers in the preparation, execution, delivery, filing, recordation, administration, performance or enforcement of this Agreement or any other Facility Document or any consent, amendment, waiver or other modification relating thereto, (B) all reasonable out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Administrative Agent's security interests in the Collateral, including filing and recording fees, expenses, search fees, and title insurance premiums, and (C) after the occurrence of any Event of Default, all costs and expenses incurred by the Administrative Agent, the Lenders and the Program Support Providers in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Administrative Agent, the Lenders and the Program Support Providers or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable and documented fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Administrative Agent, the Lenders and the Program Support Providers. The undertaking in this Section 11.04 shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Administrative Agent are intended to constitute expenses of administration under any applicable bankruptcy law.
(ix)The Borrower agrees to indemnify each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an "Indemnified Party") for any and all claims, damages, losses, liabilities,

KE 89279558.1

obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including the reasonable and documented fees and disbursements of counsel (but limited, in the case of legal fees and expenses of the Indemnified Parties, to one counsel to such Indemnified Parties taken as a whole and any single local counsel (in each jurisdiction in which any enforcement action is pending) for the Indemnified Parties taken as a whole)) that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (collectively, the "Liabilities"), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any Related Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant or obligation by the Borrower or the Seller contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower or the Seller contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iv) any failure by the Borrower or the Seller to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Administrative Agent (for the benefit of the Secured Parties) a perfected security interest in all of the Collateral free and clear of all Liens solely in the event such failure to vest or delay in vesting is a result of an act or omission of the Borrower, the Seller or the Originator; (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower, the Seller or any Affiliate of the Borrower or the Seller which has the effect of reducing or impairing the Collateral or the rights of the Administrative Agent or the Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, by the Borrower or the Seller of financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including a defense based on any Facility Receivable (or the Related Documents evidencing such Facility Receivable) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any related property; (ix) the commingling of Collections on the Collateral at any time with other funds; (x) any failure by the Borrower to give reasonably equivalent value to the applicable seller, in consideration for the transfer by such seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; (xi) any Unmatured Event of Default or Event of Default; (xii) the use of proceeds of any Advance; (xiii) any attempt by any person to void or otherwise avoid any transfer of Facility Receivables to the Borrower under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; (xiv) any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with the defense thereof by the Administrative Agent or any Lender as a result of funding all or any portion of the advances or the acceptance of payments or of Collateral due under the Facility Document and (xv) the failure by the Borrower to pay when due any taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral; provided, that the Borrower shall not be liable (A) for any Liability arising due to the deterioration in the credit quality or market value of the Facility Receivables or other Collateral hereunder or (B) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party's fraud, gross negligence or willful misconduct; provided, further, that in no event will the Borrower or the Parent have any liability for any special, exemplary, indirect, punitive or consequential damages (including but not limited to lost profits)

KE 89279558.1

in connection with or as a result of such Indemnified Party's activities related to this Agreement or any Facility Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, further, that this Section 11.04(b) shall not apply to any payment hereunder which relates to taxes, levies, imposts, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto except for taxes, levies, imposts, deductions, charges and withholdings and all liabilities (including penalties, interest and expenses) that arise from a non-tax claim.
(x)All amounts due under this Section 11.04 shall be payable not later than twenty (20) Business Days after written demand therefor accompanied by documentation reasonably evidencing the related Liabilities subject to such demand.
Section 1.0kExecution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
Section 1.0lAssignability.
(i)Each Lender may, with the consent of the Administrative Agent and the Borrower (in each case not to be unreasonably withheld or delayed), assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Commitment); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that:
(i)the Borrower's consent to any such assignment shall not be required if the assignee is a Permitted Assignee with respect to such assignor; and
(ii)the Borrower's consent to any such assignment pursuant to this Section 11.06(a) shall not be required if an Event of Default shall have occurred and is continuing (and has not been waived by the Lenders in accordance with Section 11.01).
(xi)The parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance and the applicable tax forms required by Section 11.03(g). For the avoidance of doubt, the parties hereto acknowledge and agree that any Conduit Lender may assign its rights and obligations hereunder and under the Advances to any Program Support Provider or Conduit Assignee (and any such Program Support Provider or Conduit Assignee may assign its rights and obligations hereunder to any Conduit Lender hereunder), in each case, without the consent of the Borrower, the Administrative Agent or any other Person. Notwithstanding any other provision of this Section 11.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank and, in the case of a Conduit Lender, to its program collateral agent or trustee, in each case, without notice to or consent of the Borrower or

KE 89279558.1

the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.
(xii)The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Majority Lenders.
(xiii)(i) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement; provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (D) each Participant shall have agreed to be bound by this Section 11.06(c) and Sections 11.09(b), 11.15 and 11.19. Sections 2.09 and 11.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that no Participant shall be entitled to any amount under Section 2.09 or 11.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the Participant acquired the applicable participation.
(ii)    In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as non-fiduciary agent for the Borrower shall maintain a register on which it enters the name of all Participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Advance or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. An Advance may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Advance may be effected only by the registration of such participation on the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error.
(xiv)The Administrative Agent, on behalf of and acting solely for this purpose as the non-fiduciary agent of the Borrower, shall maintain at its address specified in Section 11.02 or such other address as the Administrative Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the Advances maintained by each Lender under this Agreement (and any stated interest thereon). No assignment shall be effective unless it has been recorded in the Register as provided in this Section 11.06(e). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender (in respect of such Lender's Advances or Commitments only) at any reasonable time and from time to time upon reasonable

KE 89279558.1

prior notice. An Advance may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register and in accordance with this Section 11.06. This Section shall be construed so that the Advances are at all times maintained in "registered form" within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).
(xv)Notwithstanding anything to the contrary set forth herein or in any other Facility Document, each Lender hereunder, and each Participant, must at all times be a "qualified purchaser" as defined in the Investment Company Act (a "Qualified Purchaser") and a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "QIB"). Each Lender represents to the Borrower (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser and a QIB. Each Lender further agrees that it shall not assign, or grant any participations in, any of its Advances or its Commitment to any Person unless such Person is a Qualified Purchaser and a QIB.
Section 1.0mGoverning Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Section 1.0nSeverability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 1.0oConfidentiality. Each Secured Party agrees to keep confidential all non-public information provided to it by the Borrower, the Seller or the Parent with respect to the Borrower, the Seller, or the Parent or any of their respective Affiliates, the Collateral or any other information furnished to any Secured Party pursuant to this Agreement or any other Facility Document (collectively, the "Borrower Information"); provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, (i) to any Secured Party or any Affiliate of a Secured Party, or (ii) any of their respective Affiliates, employees, officers, directors, agents, attorneys, consultants, accountants and other professional advisors (collectively, the "Secured Party Representatives"), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information, (b) subject to (x) an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section) or (y) in the case of any such recipient that is subject to a legal or professional (the "Advisors") duty of confidentiality, being informed of the confidential nature of the Borrower Information, (i) to use the Borrower Information only in connection with this Agreement and the other Facility Documents and not for any other purpose, to any actual or bona fide prospective permitted assignees and Participants in any of the Secured Parties' interests under or in connection with this Agreement and (ii) as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to the Borrower and its obligations, (c) to any Governmental Authority purporting to have jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative (provided, that such Secured Party, shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower to the extent practicable and permitted by law, rule, regulation, judicial process, and governmental and regulatory authority (collectively, "Law") to do so), (d) in response to any order of any court or other Governmental Authority or as may otherwise be required or ordered to be disclosed

KE 89279558.1

pursuant to any Applicable Law (provided, that such Secured Party shall notify the Borrower promptly thereof, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising routine examination or regulatory authority) to the extent practicable and permitted by Law), (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative, (f) in connection with the exercise of any remedy hereunder or under any other Facility Document, (g) was already lawfully known (without restriction on disclosure) to the Secured Party prior to the information being disclosed by the Borrower, the Seller or the Parent, as applicable, (h) has been rightfully furnished to the Secured Party without restriction on disclosure by a third person lawfully in possession thereof; (i) independently developed by the Secured Party or its representatives, (j) with the Borrower's consent, (k) on a confidential basis, to any rating agency rating the Advances, or (l) with respect to any Conduit Lender (i) to any rating agency rating the CP of any Conduit Lender or a nationally recognized statistical rating organization in connection with any party's compliance with Rule 17g-5 promulgated by the U.S. Securities and Exchange Commission, (ii) to any administrative agent, sub-administrative agent, administrator, sub-administrator, administrative trustee, sub-administrative trustee or any entity servicing in a similar capacity for any Conduit Lender and (iii) to any Program Support Provider (including any equity provider to the applicable Conduit Lender), any potential Program Support Provider, any assignee or participant or potential assignee or participant of any Program Support Provider, any program collateral agent or trustee for any Conduit Lender, any provider of credit protection to a Lender or any provider of a hedge for the benefit of a Lender, provided that with respect to the foregoing clauses (l)(i), (ii) and (iii) such recipient from such Conduit Lender is informed of the confidentiality thereof and agree to maintain such confidentiality on the same terms as set forth in this Section 11.09 and each Person shall be responsible for any breach of these section by its Secured Party Representatives and Advisors.
Section 1.jMerger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.
Section 1.kSurvival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.04(e), 2.11, 7.02, 7.06(b), 11.03, 11.04, 11.09, 11.16, 11.18, 11.19, 11.20, 11.21, 11.22 and this Section 11.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Advances.
Section 1.lSubmission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:
(i)submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and the appellate courts of any of them;
(ii)consents that any such action or proceeding may be brought in any court described in Section 11.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

KE 89279558.1

(iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 11.02 or at such other address as may be permitted thereunder;
(iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(v)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding arising out of or relating to this Agreement or any other Facility Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement).
Section 1.aWaiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.
Section 1.bService of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.02 (other than by email or facsimile). Nothing in this Agreement or any other Facility Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 1.cWaiver of Setoff. Each of the Borrower and the Seller hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.
Section 1.dPATRIOT Act Notice. Each Lender and the Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law on October 26, 2001)) (the "PATRIOT Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested in writing by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act.
Section 1.e[Reserved].
Section 1.fNon-Petition.
(vi)The Seller, the Parent, the Administrative Agent and each Lender hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer the applicable preference period then in effect plus one day, after the payment in full of the Advances and the termination of all Commitments.
(vii)Each of the parties hereto hereby covenants and agrees with respect to each Conduit Lender that, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after the payment in full of all outstanding indebtedness of such Conduit Lender (or its related commercial paper issuer), it will not institute against or join any

KE 89279558.1

other Person in instituting against such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The foregoing shall not limit the rights of the Borrower, the Seller, the Parent, the Administrative Agent or the Lenders to file any claim in, or otherwise take any action with respect to, any insolvency proceeding instituted against any Conduit Lender by a Person other than the Borrower, the Seller, the Parent, the Administrative Agent or the Lenders, as applicable.
(viii)The provisions of this Section 11.18 shall survive the termination of this Agreement.
Section 1.aThird Party Beneficiary. The Servicer, the Account Bank and the Backup Servicer shall be an express third-party beneficiary of this Agreement with a right to enforce the provisions of Section 9.01 that inure to its benefit. No amendment or change adverse to the Servicer in Section 9.01 or any other section of this Agreement intended for the benefit of the Servicer, or that would result in an increase of the Servicer's obligations or diminution of its rights under the Servicing Agreement or otherwise, shall be made without the prior written consent of the Servicer.
Section 1.bNo Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this Section 11.20, the "Lenders"), may have economic interests that conflict with those of the Borrower, the Seller and the Parent (collectively, solely for purposes of this Section 11.20, the "Credit Parties"), their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm's-length commercial transactions between the Administrative Agent and the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) neither the Administrative Agent nor Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Administrative Agent or any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Facility Documents and (y) the Administrative Agent and each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Administrative Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
Section 1.cExcess Funds. Notwithstanding any provision contained in this Agreement to the contrary, other than in connection with the obligation to fund Borrowings in accordance herewith if such Conduit Lender has a Commitment hereunder, no Conduit Lender shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay its CP when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue CP to refinance all of its outstanding CP (assuming such outstanding CP matured at such time) in accordance with the program documents governing such Conduit Lender's commercial paper program or (y) all of such Conduit Lender's CP are paid in

KE 89279558.1

full. Any amount which a Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above.
Section 1.dAcknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(ix)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(x)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 1.gRisk Retention. The Seller represents, warrants, covenants and agrees that, at all times prior to the termination of this Agreement, except as otherwise authorized by each Affected Person that is subject to the Securitisation Regulations, on an ongoing basis, that:
(xi)it will retain and hold a material net economic interest in the Facility Receivables in an amount not less than 5% of the aggregate nominal value of the Facility Receivables measured as of each Borrowing Date (the "Retained Interest") in the form of a first loss position as referred to in paragraph (d) of Article 6(3) of each of the Securitisation Regulations by owning, initially, 100% of the Equity Interests of the Borrower, and will be entitled to any Collections remaining after the payment in full of each of the foregoing items in Section 9.01(a);
(xii)it will not, and will not permit any of its Affiliates to, (i) change the manner or form in which it retains the Retained Interest or (ii) subject such Equity Interests or the Retained Interest to credit risk mitigation or any other hedge, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, in a manner which would be contrary to the Securitisation Regulations;
(xiii)it (i) was not established for, and does not operate for, the sole purpose of securitizing exposures, (ii) has assets, securities and other investments excluding the Retained Interest, and (iii) has the capacity to meet its general payment obligations through resources other than the Retained Interest;
(xiv)it will promptly, upon written request by the Administrative Agent (which may be in electronic form) and at the written direction of and on behalf of the Lenders, provide, or cause to

KE 89279558.1

be provided, such information as may be reasonably required by any Affected Person to satisfy its obligations under the Securitisation Regulations, but only if such information is in its possession or that of its Affiliates and to the extent it can provide that information without breaching a legal or contractual duty of confidentiality, and in each case, subject to the provisions of Section 11.09 hereof;
(xv)it will (i) promptly, and in any event within five (5) Business Days, notify, or cause to be notified, the Administrative Agent in the event that it fails to comply with paragraphs (a) and (b) above in any material way and (ii) promptly notify, or cause to be notified, the Administrative Agent of any material breach of any of its covenants or representations contained in this Section 11.23; and
(xvi)it will, in each Monthly Report, confirm and represent (i) that it continues to hold the Retained Interest on an on-going basis and (ii) that it has not entered into credit risk mitigation, short positions, any other hedges or transfers with respect to the Retained Interest except as would be permitted by the Securitisation Regulations.
Section 1.mAmendment and Restatement.
    This Agreement amends and restates the Existing Agreement as of the date hereof. This Agreement shall not effect a novation of any of the obligations of the parties to the Existing Agreement, but instead shall be merely a restatement and, when applicable, an amendment of the terms governing such obligations.
[Remainder of Page Intentionally Left Blank]

KE 89279558.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
COMPASS CONCIERGE SPV I, LLC, as Borrower
By: _/s/ Scott Wahlers________________
Name: Scott Wahlers
Title: Treasurer
COMPASS CONCIERGE, LLC, as Seller
By: /s/ Scott Wahlers ________________
Name: Scott Wahlers
Title: Treasurer

[Signature Page to Second Amended and Restated Revolving Credit and Security Agreement (Compass)]
KE 89279558.1

BARCLAYS BANK PLC, as Administrative Agent and as a Lender
By: /s/ John McCarthy ________________
Name: John McCarthy
Title: Director

[Signature Page to Second Amended and Restated Revolving Credit and Security Agreement (Compass)]
KE 89279558.1

Schedule 1

COMMITMENTS AND PERCENTAGES

LENDER	COMMITMENT	PERCENTAGE
Barclays Bank PLC	$75,000,000.00	100%
TOTAL COMMITMENTS	$75,000,000.00	100%

KE 89279558.1

Schedule 2

[RESERVED]

KE 89279558.1

Schedule 3

NOTICE INFORMATION

If to the Administrative Agent or any Lender:	[Omitted]
If to the Borrower:	[Omitted]
If to the Seller:	[Omitted]
If to the Parent:	[Omitted]

KE 89279558.1

Schedule 4

BORROWER ACCOUNT DETAILS

Collection Account	[Omitted]
Reserve Account	[Omitted]

KE 89279558.1

APPENDIX A
Definitions
[See Tab 2]
KE 89279558.1

Exhibit 1
[FORM OF REQUEST FOR ADVANCE]
[Date]
Barclays Bank PLC, as Administrative Agent
745 Seventh Avenue, 5th Floor
New York, NY 10019
Attention: Securitized Products Origination
Telephone No.: 212-528-7475
Email: [Omitted]
Ref: [Borrower]
This Request for Advance is made pursuant to Section 2.02 of that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower (the "Borrower"), Barclays Bank PLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), and each of the Lenders from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
a.The Borrower hereby requests that on _____________, 20__ (the "Borrowing Date") it receive Borrowings under the Credit Agreement in an aggregate principal amount of ____________ Dollars ($_________) (the "Requested Amount") and requests that the Lenders remit, or cause to be remitted, their respective pro rata portions of such Requested Amount in accordance with the following wiring instructions:
Bank:             [                ]
Account Number:    [                ]
Account Name:    [                ]
ABA:            [                ]
Reference:        [                ]
b.The Borrower certifies that immediately after giving effect to the proposed Borrowing on the Borrowing Date each of the applicable conditions precedent set forth in Section 3.02 of the Credit Agreement are satisfied.
This Request for Advance is made this ________ day of ________, 20___.
COMPASS CONCIERGE SPV I, LLC, as Borrower
By: ______________________________
Name:
Title:

KE 89279558.1

Schedule 1
TO REQUEST FOR ADVANCE
BORROWING BASE CERTIFICATE
[To be attached hereto.]

KE 89279558.1

Exhibit 2
[FORM OF NOTICE OF PREPAYMENT]
[DATE]
Barclays Bank PLC, as Administrative Agent
745 Seventh Avenue
5th Floor
New York, NY 10019
Attention: Securitized Products Origination
Telephone No.: 212-528-7475
Attention: Securitized Products Origination
Telephone No.: 212-528-7475
Email: [Omitted]
Ref: [_____]
This Notice of Prepayment is made pursuant to Section 2.05 of that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower (the "Borrower"), Compass Concierge, LLC, as Seller (the "Seller"), Barclays Bank PLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), and each of the Lenders from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
a.The Borrower hereby gives notice that on __________, 20 _ (the "Prepayment Date") it will make a prepayment under the Credit Agreement in the principal amount of _____________ Dollars ($ _________) (the "Prepayment Amount").
b.The Borrower hereby gives notice of intent to prepay an aggregate principal amount equal to the Prepayment Amount to the Administrative Agent pursuant to Section 2.05 of the Credit Agreement and will remit, or cause to be remitted, the proceeds thereof to [ ]. The calculation of the Borrowing Base Test after giving effect to such prepayment is set forth in Schedule I hereto.
[SIGNATURE PAGE TO FOLLOW]

KE 89279558.1

WITNESS my hand on this ________ day of ___________, 20___.
COMPASS CONCIERGE SPV I, LLC, as Borrower
By: ______________________________
Name:
Title:

KE 89279558.1

Schedule 1
TO NOTICE OF PREPAYMENT

KE 89279558.1

Exhibit 3

[FORM OF ASSIGNMENT AND ACCEPTANCE]
Reference is made to the Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower (the "Borrower"), Compass Concierge, LLC, as Seller (the "Seller"), Barclays Bank PLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), and each of the Lenders from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
The Assignor and the "Assignee" referred to on Schedule I hereto agree as follows:
a.As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and under the other Facility Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor's percentage interest specified on Schedule I hereto of the outstanding principal amount of the Advances to the Borrower (such rights and obligations assigned hereby being the "Assigned Interests"). After giving effect to such sale, assignment and assumption, the Assignee's "Percentage" will be as set forth on Schedule I hereto.
b.The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Administrative Agent, the Servicer or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.
c.The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Facility Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender.

KE 89279558.1

d.The Assignee, by checking the box below, (i) acknowledges that it is required to be a Qualified Purchaser for purposes of the Investment Company Act at the time it becomes a Lender and on each date on which an Advance is made under the Credit Agreement and (ii) represents and warrants to the Assignor, the Borrower and the Administrative Agent that the Assignee is a Qualified Purchaser:

FORMCHECKBOX	By checking this box, the Assignee represents and warrants that it is a Qualified Purchaser.

e.Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless a later effective date is specified on Schedule I hereto.
f.Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under any other Facility Document, (ii) without limiting the generality of the foregoing, the Assignee expressly acknowledges and agrees to its obligations of indemnification to the Administrative Agent pursuant to and as provided in Section 11.04 thereof, and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Facility Document.
g.Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Borrower shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.
h.This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York.
i.This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by electronic means shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.
IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

KE 89279558.1

Schedule 1
TO ASSIGNMENT AND ACCEPTANCE
Percentage interest transferred by Assignor: __________%
ASSIGNOR:
[INSERT NAME OF ASSIGNOR], as Assignor
By:
 Authorized Signatory

ASSIGNEE:
[INSERT NAME OF ASSIGNEE], as Assignee
By:
 Authorized Signatory
Accepted this _______ day of __________, 20___
BARCLAYS BANK PLC, as Administrative Agent
By:
 Authorized Signatory
[Consented to this _______ day of _________, 20___
[_____], as Borrower
By:
Name:
Title:]1

1 Insert in Assignment and Acceptance if Borrower consent is required.

KE 89279558.1

Exhibit 4
CONCIERGE CAPITAL UNDERWRITING POLICY
[See Attached]

D-1
KE 89279558.1

EXHIBIT E-1
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower (the "Borrower"), Compass Concierge, LLC, as Seller (in such capacity, the "Seller"), Barclays Bank PLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), and each of the Lenders from time to time party thereto.
Pursuant to the provisions of Section 11.03(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a "ten percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

E-1-1
KE 89279558.1

EXHIBIT E-2
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower (the "Borrower"), Compass Concierge, LLC, as Seller (in such capacity, the "Seller"), Barclays Bank PLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), and each of the Lenders from time to time party thereto.
Pursuant to the provisions of Section 11.03(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a "ten percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

E-2-1
KE 89279558.1

EXHIBIT E-3
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower (the "Borrower"), Compass Concierge, LLC, as Seller (in such capacity, the "Seller"), Barclays Bank PLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), and each of the Lenders from time to time party thereto.
Pursuant to the provisions of Section 11.03(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a "bank" extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a "ten percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]
E-3-1
KE 89279558.1

EXHIBIT E-4
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower (the "Borrower"), Compass Concierge, LLC, as Seller (in such capacity, the "Seller"), Barclays Bank PLC, as Administrative Agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), and each of the Lenders from time to time party thereto.
Pursuant to the provisions of Section 11.03(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Facility Document, neither the undersigned nor any of its direct or indirect partners/members is a "bank" extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a "ten percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]
E-4-1
KE 89279558.1

EXHIBIT F
[FORM OF] [CLOSING DATE] [AMENDMENT EFFECTIVE DATE] CERTIFICATE
THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:
a.I am the [chief financial officer] of [_____] (the "Company").
b.I am delivering this certificate pursuant to [Section 3.01(d)][Section 3.03(c)] of the Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower, Compass Concierge, LLC, as Seller, Barclays Bank PLC, as Administrative Agent, and each of the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Appendix A to the Credit Agreement.
c.I have reviewed the terms of [Section 4.01 of the Credit Agreement] [Section 4.2 of the Transfer Agreement and Section 4.1 of the Purchase Agreement] and the definitions and provisions contained in Appendix A to the Credit Agreement relating thereto, and, in my opinion, I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.
d.Based upon my review and examination described in paragraph 3 above, I certify, on behalf of the Company that on and as of the [Closing Date] [Amendment Effective Date]:
(i)    the representations and warranties contained in [Section 4.01 of the Credit Agreement] [Section 4.2 of the Transfer Agreement and Section 4.1 of the Purchase Agreement] are true and correct in all material respects on and as of the [Closing Date][Amendment Effective Date] to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;
(ii)    as of the [Closing Date][Amendment Effective Date], no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and
(iii)    to the knowledge of the Company, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Early Amortization Event, an Unmatured Event of Default or an Event of Default.
e.The foregoing certifications are made and delivered as of [__], 20[__].
F-1
KE 89279558.1

[COMPANY]
By: ________________________
Name:
Title: [Chief Financial Officer]

F-2
KE 89279558.1

EXHIBIT G
[FORM OF] SOLVENCY CERTIFICATE
THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
1.I am the [Chief Financial Officer] of [_____] (the "Company").
2.I am delivering this certificate pursuant to [Section 3.01(e)][Section 3.03(d)] of the Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Compass Concierge SPV I, LLC, as Borrower, Compass Concierge, LLC, as Seller, Barclays Bank PLC, as Administrative Agent, and each of the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Appendix A to the Credit Agreement.
3.I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in Appendix A to the Credit Agreement relating thereto, together with each of the other Facility Documents, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.
4.Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof , after giving effect to the consummation of the transactions contemplated by the Facility Documents, the Company is Solvent.
5.The foregoing certifications are made and delivered as of [__], 20[__].
[COMPANY]
By: ________________________
Name:
Title: [Chief Financial Officer]
APPENDIX A
Definitions
"Acceptance List" has the meaning specified in Section 2.1 of the Transfer Agreement.
"Accepted Collections Policies" means the servicing policies of the Servicer with respect to the servicing and administration of the Notable Receivables following the related Loan's maturity date, which is in effect as of the date hereof and a current copy of which is attached as Exhibit A to the Servicing Agreement, as such policies may be amended, modified or supplemented from time to time in accordance with the terms of the Servicing Agreement.
"Accepted Servicing Policies" means the servicing policies of the Servicer with respect to the servicing and administration of the Notable Receivables prior to the related Loan's maturity date, which is in effect as of the date hereof and a current copy of which is attached as Exhibit B to the Servicing Agreement, as such policies may be amended, modified or supplemented from time to time in accordance with the terms of the Servicing Agreement.
G-1
KE 89279558.1

"Account Bank" means (i) JPMorgan Chase Bank, N.A. or (ii) another institution acceptable to the Administrative Agent in its reasonable discretion; provided that each Account Bank shall be required to have (a) a combined capital and surplus of at least $200,000,000, (b) an office within the United States and (c) a short-term rating of at least "P-1" by Moody's, at least "A-1" by S&P and at least "F1" by Fitch and a long-term rating of at least "Baa1" by Moody's, at least "BBB+" by S&P and at least "BBB (high)" by Fitch.
"Account Bank Fee" means the fee payable monthly by the Borrower to the Account Bank, if any, in respect of the maintenance of the Borrower Accounts.
"Account Control Agreement" means the Blocked Account Control Agreement, dated as of the Closing Date, among the Borrower, the Account Bank and the Administrative Agent establishing "control" within the meaning of the UCC over the Collection Account and the Reserve Account.
"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation, plus (b) 0.11448; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
"Administrative Agent" has the meaning assigned to such term in the preamble to the Credit Agreement.
"Advance" means the advance of a loan by the Lenders to the Borrower pursuant to Article II.
"Advance Rate" means (a) with respect to any Eligible Receivable originated less than one hundred twenty-two (122) days prior to the related Determination Date, 82.5.0% or following the occurrence and during the continuance of a Level I Trigger Event, 77.5%, (b) with respect to any Eligible Receivable originated equal to or greater than one hundred twenty-two (122) days but less than one hundred eighty-three (183) days prior to the related Borrowing Date, 75.0% or following the occurrence and during the continuance of a Level I Trigger Event, 70.0%, (c) with respect to any Eligible Receivable originated equal to or greater than one hundred eighty-three (183) days but less than three hundred five (305) days prior to the related Borrowing Date, 70.0% or following the occurrence and during the continuance of a Level I Trigger Event, 65.0%, (d) with respect to any Eligible Receivable originated equal to or greater than three hundred five (305) days prior to the related Borrowing Date but less than three hundred ninety-five (395) days prior to the related Borrowing Date, 60.0% or following the occurrence and during the continuance of a Level I Trigger Event, 55.0%; or (e) notwithstanding the foregoing, with respect to any Eligible Receivable that has received an Approved Extension and/or an Approved Payment Plan Adjustment, 60.0%, or following the occurrence and during the continuance of a Level I Trigger Event, 55.0%. For the avoidance of doubt, any Facility Receivable (other than a Facility Receivable that received an Approved Extension and/or an Approved Payment Plan Adjustment) originated equal to or greater than three hundred ninety-five (395) days prior to any date of determination shall have an Advance Rate equal to 0.0% and shall not constitute an Eligible Receivable.
"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Affected Person" means (i) each Lender and (ii) each Program Support Provider.
"Affiliate" means, in respect of a referenced Person, another Person (other than any natural person) Controlling, Controlled by or under common Control with such referenced
1

Person, provided that a Person shall not be deemed to be an "Affiliate" of another Person solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Person (except if any such Person provides collateral under, guarantees or otherwise supports the obligations of the other such Person).
"Aggregate Discounted Principal Balance" means, when used with respect to all or a portion of the Facility Receivables, the sum of the Discounted Principal Balances of all or of such portion of such Facility Receivables.
"Agreement" has the meaning assigned to such term in the preamble.
"Amendment Effective Date" means August 5, 2022.
"Amendment Effective Date Certificate" means an Amendment Effective Date Certificate substantially in the form of Exhibit F.
"Amortization Date" means the earlier to occur of (i) the Scheduled Revolving Period Termination Date and (ii) an Early Amortization Event.
"Amortization Margin" has the meaning assigned to such term in the Fee Letter.
"Applicable Laws" means any action, code, consent decree, constitution, decree, directive, enactment, finding, law, injunction, binding interpretation, judgment, order, ordinance, proclamation, promulgation, regulation, requirement, rule, rule of law, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof, including all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound; provided, however, that such term shall also include the rules, requirements and regulations issued by credit card associations and the National Automated Clearing House Association, as applicable.
"Applicable Margin" has the meaning assigned to such term in the Fee Letter.
"Applicable Tenor" means, with respect to any Available Tenor, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
"Approved Extension" means, with respect to any Facility Receivable, an extension granted by the Servicer to the date such Facility Receivable is fully due and payable; provided, that: (a) such extension is granted pursuant to and in accordance with the Concierge Capital Extensions and Payment Arrangements Policy, (b) the duration of such extension may not exceed six (6) months, (c) such extension cannot be granted to a Facility Receivable where the closing of the sale of the related Property has occurred and (d) the related Facility Receivable has not previously received an Approved Extension or an Approved Payment Plan Adjustment.
"Approved Payment Plan Adjustment" means, with respect to any Facility Receivable, an alternative payment arrangement granted by the Servicer; provided, that: (a) such alternative payment arrangement is granted pursuant to and in accordance with the Concierge Capital Extensions and Payment Arrangements Policy, (b) such alternative payment arrangement does not result in an extension which duration exceeds six (6) months, (c) such alternative payment arrangement cannot be granted to a Facility Receivable where the closing of the sale of the related Property has occurred, (d) the related Facility Receivable has not previously received an Approved Extension, unless such Approved Extension, which taken in the aggregate with such alternative payment arrangement, does not extend the maturity of the related Facility Receivable
2

by more than six (6) months and (e) the related Facility Receivable has not previously received an Approved Payment Plan Adjustment.
"Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit C to the Credit Agreement, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.
"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to the Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Accrual Period" pursuant to Section 2.17(d).
"Backup Servicer" means Vervent, Inc., in its capacity as backup servicer under the Backup Servicing Agreement, or any other Person acting as a backup servicer that has been approved in writing by the Administrative Agent.
"Backup Servicing Agreement" means that certain Amended and Restated Backup Servicing Agreement, dated as of July 29, 2021, among the Backup Servicer, the Borrower, the Servicer and the Administrative Agent.
"Backup Servicing Fee" means the fees payable monthly by the Borrower to the Backup Servicer pursuant to the terms of the Backup Servicing Agreement.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"Bankruptcy Code" means the United States Bankruptcy Code, as amended.
"Base Rate" means, on any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day, plus 0.50% and (c) Adjusted Term SOFR in effect on such day plus 1.00%; provided that any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Rate, or Adjusted Term SOFR respectively; provided, further, that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate and the Base Rate will in no event be higher than the maximum rate permitted by applicable law. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal
3

Funds Rate for any reason, the Base Rate shall be determined without regard to clause (b) above until the circumstances giving rise to such inability no longer exist.
"Base Rate Advance" means an Advance that accrues interest at the Base Rate.
"Base Rate Term SOFR Determination Day" has the meaning assigned to such term in the definition of "Term SOFR."
"Benchmark" means, initially, Term SOFR; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17.
"Benchmark Replacement" means, with respect to any Benchmark Transition Event, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent on the applicable Benchmark Replacement Date:
(1)    the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by the Administrative Agent to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the applicable loan market for U.S. dollar denominated syndicated business loans or similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable, at such time and (b) the applicable Benchmark Replacement Adjustment;
(2)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for Applicable Tenor and (b) the Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent as the replacement for the then-current Benchmark for the Applicable Tenor giving due consideration to then-prevailing industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated syndicated business loans or similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable, at such time and (b) the Benchmark Replacement Adjustment.
If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Credit Agreement and the other Facility Documents.
"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Administrative Agent as of the Benchmark Replacement Date:
(1)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or
(2)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent giving due consideration to then-prevailing industry-accepted spread adjustment, or method for calculating or determining such spread adjustment,
4

for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated business loans or similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable, at such time.
"Benchmark Replacement Conforming Changes" means, with respect to either the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of "Base Rate," the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Interest Accrual Period" (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of the Credit Agreement and the other Facility Documents.
"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark, or if the then-current Benchmark is Term SOFR, with respect to the Term SOFR Reference Rate:
(1)    in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the applicable Available Tenor of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication of information referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the applicable Available Tenor of such Benchmark (or the published component used in the calculation thereof).
5

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark solely to the extent that a public statement or publication of information set forth above has occurred with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Unavailability Period" means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.17 of the Credit Agreement and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.17 of the Credit Agreement.
"Borrower" has the meaning assigned to such term in the preamble to the Credit Agreement.
"Borrower Account" means each of the Collection Account and the Reserve Account.
"Borrowing" has the meaning assigned to such term in Section 2.01 of the Credit Agreement.
6

"Borrowing Base" means, as of any date of determination and, with respect to any Borrowing Date, as calculated after giving effect to any Notable Receivables to be acquired by the Seller pursuant to the terms of the Transfer Agreement and subsequently sold by the Seller to the Borrower pursuant to the terms of the Purchase Agreement on such Borrowing Date, the lesser of (a) the Commitment Amount as of such date and (b) the Net Eligible Pool Balance multiplied by the Weighted Average Advance Rate.
"Borrowing Base Calculation Date" means, with respect to the submission of any Borrowing Base Certificate, the applicable date identified on the Borrowing Base Certificate and used as the cut-off date for the calculation of the applicable Discounted Principal Balance of all Facility Receivables, which date shall be the end of business on the Business Day immediately preceding the date of such Borrowing Base Certificate.
"Borrowing Base Certificate" means a statement in substantially the form attached to the form of Request for Advance attached to the Credit Agreement as Exhibit A, as such form of Borrowing Base Certificate may be modified from time to time by mutual agreement of the Borrower and the Administrative Agent.
"Borrowing Base Test" means a test that will be satisfied at any time if the aggregate principal amount of Advances outstanding as of such date is less than or equal to the Borrowing Base at such time.
"Borrowing Date" means the date of a Borrowing.
"Business Day" means any day other than a Saturday or Sunday, provided that the following shall not constitute Business Days (i) days on which banks are authorized or required to close in the States of New York and (ii) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of an Advance bearing interest at Term SOFR or the Term SOFR Reference Rate, a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
"Cash" means Dollars that are unrestricted on the day in question.
"Change of Control" means, at any time, (a) the Seller fails to own 100% of the Equity Interests of the Borrower at any time free and clear of any Lien (other than the "all assets" security interest granted to the Administrative Agent), (b) Compass Concierge Holdings, LLC fails to own 100% of the Equity Interests of the Seller, (c) the Parent fails to own 100% of the Equity Interests in Compass Concierge Holdings, LLC or (d) the occurrence of (i) a merger or consolidation of the Parent into another Person where the Parent is not the surviving entity, (ii) an event by which any Person succeeds to all of substantially all of the properties and assets of the Parent or (iii) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 51% or more of the outstanding capital stock or other equity interests of the Parent on a fully diluted basis; provided, however, that a Permitted IPO shall not constitute a Change of Control.
"Charged-Off Receivable" shall mean a Facility Receivable that has been charged-off or deemed non-collectible by the Borrower or the Servicer consistent with Accepted Servicing Policies.
"Closing Date" means July 31, 2020.
7

"Closing Date Certificate" means a Closing Date Certificate substantially in the form of Exhibit F.
"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
"Collateral" has the meaning assigned to such term in Section 7.01(a) of the Credit Agreement.
"Collection Account" means any account established pursuant to Section 8.02 of the Credit Agreement at the Account Bank, in the name of the Borrower, which account has been designated as the Collection Account and is subject to the Account Control Agreement.
"Collection Period" means (i) with respect to the first Payment Date occurring after the Closing Date, the period beginning on the Closing Date and ending on the last day of the calendar month immediately preceding such first Payment Date, and (ii) with respect to any other Payment Date or other date, the most recently ended calendar month.
"Collections" means all cash collections, distributions, payments and other amounts received by the Borrower from any Person in respect of any Facility Receivables from and including the initial Cutoff Date with respect to such Facility Receivable, including all principal, interest, if any, and repurchase proceeds payable to the Borrower under or in connection with any such Facility Receivables and net liquidation proceeds collected by the Servicer from any sale or disposition of any such Facility Receivables and any Loan Proceeds Returns.
"Collections Yield" means, as of any Determination Date, for the Collection Period then ended, an amount equal to (i) the sum of (a) all Collections received during such Collection Period (excluding Collections constituting Loan Proceeds Returns), minus (b) the Principal Balance of any Facility Receivables that became Defaulted Receivables during such Collection Period and any Facility Receivables that were subject to a Late Notice of Acceleration Event, minus (ii) the Principal Paydown for such Collection Period.
"Commitment" means, as to each Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, Advances to the Borrower pursuant to Section 2.01 of the Credit Agreement in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 to the Credit Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be reduced from time to time pursuant to Section 2.06 of the Credit Agreement or increased or reduced from time to time pursuant to assignments effected in accordance with Section 11.06(a) of the Credit Agreement.
"Commitment Amount" means (a) on or prior to the Commitment Termination Date, the aggregate amount of all Commitments of all Lenders set forth on Schedule 1 to the Credit Agreement (as such amount may be reduced from time to time pursuant to Section 2.06 of the Credit Agreement) and (b) following the Commitment Termination Date, zero.
"Commitment Termination Date" means the Amortization Date; provided, that, if the Commitment Termination Date would otherwise not be a Business Day, then the Commitment Termination Date shall be the immediately preceding Business Day.
"Compass Qualified Receivable" means, as of any Determination Date, any Notable Receivable which would have met all the criteria of an Eligible Receivable set forth in clauses (a) through (bb) of the definition thereof  (other than the criteria set forth in clauses (e)(ii), (e)(iii)
8

and as otherwise set forth in Section 4.1(m)(iii)(A) of the Transfer Agreement) as of the related Receivable Origination Date. For the avoidance of doubt, a Compass Qualified Receivable need not be sold to the Seller pursuant to the terms of the Transfer Agreement and/or subsequently sold by the Seller pursuant to the terms of the Purchase Agreement; only certain Compass Qualified Receivables chosen for purchase by the Seller from the Originator meeting the definition of "Eligible Receivable" shall be sold to the Borrower by the Seller.
"Compounded SOFR" means the compounded average of SOFRs for one (1) month, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each monthly period or compounded in advance) being established by the Administrative Agent in accordance with the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that if, and to the extent that, the Administrative Agent reasonably determines that Compounded SOFR cannot be determined as described above, then the rate, or methodology for this rate, and conventions for this rate that have been reasonably selected by the Administrative Agent giving due consideration to then-prevailing industry-accepted market practice for U.S. dollar denominated syndicated business loans or similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable, at such time.
"Concierge Capital Extensions and Payment Arrangements Policy" means the portion of the Accepted Collections Policies relating to Loan extensions or alternative payment arrangements.
"Concierge Capital Program" means the program whereby Notable issues loans to certain sellers of residential real estate on the terms set forth in the First Amended and Restated Strategic Services Agreement, dated as of July 31, 2020, by and between the Seller and Notable, as amended, restated or otherwise modified.
"Concierge Capital Underwriting Policy" shall mean, with respect to each Notable Receivable, Notable's minimum credit criteria and loan conditions used to originate such Loan and the related Notable Receivable through Notable's platform, a copy or copies of which have been previously provided to the Administrative Agent and a current copy of which is attached to the Credit Agreement as Exhibit D, as such criteria may be amended, modified or supplemented from time to time in accordance with the terms of the Credit Agreement.
"Conduit Assignee" means, with respect to a Conduit Lender, any special purpose entity that finances its activities directly or indirectly through asset backed commercial paper and (x) is administered by a Lender in such Conduit Lender's Facility Group or any Affiliate of such Lender or (y) has entered into a Program Support Agreement with a Lender which is a member of such Conduit Lender's Facility Group or an Affiliate of such a Lender, and in either case is designated by such Conduit Lender's conduit administrator from time to time to accept an assignment from such Conduit Lender of its interest in the outstanding Advances; provided, however, that with respect to any Conduit Lender with a Commitment under the Credit Agreement, such Conduit Assignee must be an assignee with respect to such Commitment.
"Conduit Lender" means any commercial paper conduit administered by the Administrative Agent or an Affiliate of the Administrative Agent, and any of its successors and assigns that are special-purpose entities that become parties to the Credit Agreement and which obtain funds to purchase financial assets (directly or indirectly) from the issuance of CP.
"Constituent Documents" means, in respect of any Person, the trust agreement, the limited liability company agreement, operating agreement, partnership agreement, joint venture
9

agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of trust, certificate of incorporation, certificate or articles of formation or organization, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Control" means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. "Controlled" and "Controlling" have the meaning correlative thereto.
"CP" means the commercial paper notes issued from time to time by means of which a Conduit Lender (directly or indirectly) obtains financing.
"CP Rate" means
(a)for any Lender in the Facility Group with Barclays Bank PLC, for any Interest Accrual Period, the per annum rate calculated to yield the "weighted average cost" (as defined below) for such Interest Accrual Period (or portion thereof) in respect of all CP issued by Sheffield Receivables Company LLC ("Sheffield") then outstanding, as determined by its conduit administrator; provided, however, that if any component of such rate is a discount rate, in calculating the CP for such Interest Accrual Period (or portion thereof) the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum shall be used in calculating such component. As used in this definition, "weighted average cost" for any Interest Accrual Period (or portion thereof) means the sum of (i) the actual interest accrued during such Interest Accrual Period (or portion thereof) on outstanding CP issued by Sheffield, (ii) the commissions of placement agents and dealers in respect of such CP (not to exceed five basis points per annum on the amount of Advances made by such Conduit Lender that are funded by the issuance of CP) and (iii) other borrowings by Sheffield (as determined by its conduit administrator), including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; and
10

(b)for any other Conduit Lender, for the portion of the Advances funded by such Conduit Lender directly or indirectly with CP, the rate equivalent to the weighted average cost (as determined by its conduit agent and which shall include dealer fees (not to exceed five basis points per annum on the amount of Advances made by such Conduit Lender that are funded by the issuance of CP), incremental carrying costs incurred with respect to CP maturing on dates other than those on which corresponding funds are received by the Conduit Lender, other borrowings by the Conduit Lender to fund any Advances under the Credit Agreement or its related commercial paper issuer if the Conduit Lender does not itself issue commercial paper (other than under any Program Support Agreement), actual costs of swapping foreign currencies into Dollars to the extent the CP is issued in a market outside the U.S. and any other costs associated with the issuance of CP) of or related to the issuance of CP that is allocated, in whole or in part, by the Conduit Lender or its conduit agent to fund or maintain such portion of the Advances (and which may be also allocated in part to the funding of other assets of the Conduit Lender); provided, however, that if the rate (or rates) is a discount rate, then the rate (or, if more than one rate, the weighted average of the rates) shall be the rate resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.
(c)For the avoidance of doubt, the CP Rate may not be less than 0.00%.
"Credit Agreement" means, the Second Amended and Restated Revolving Credit and Security Agreement, dated as of the date hereof, among the Borrower, the Seller, the Administrative Agent and each of the Lenders from time to time party thereto.
"Cutoff Date" has the meaning assigned to such term in the Purchase Agreement.
"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for U.S. dollar denominated syndicated business loans or similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable, at such time; provided that if the Administrative Agent decide that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
"Daily Simple SOFR Advance" means an Advance that bears interest at a rate based on Daily Simple SOFR.
"Data File" means the related list of Facility Receivables in an electronic file, in a *.CSV or other computer readable format reasonably acceptable to the Administrative Agent, containing the information described on Schedule 1 attached to this Appendix A to the Credit Agreement with respect to the related Facility Receivables.
"Debtor Relief Law" shall mean, collectively, the Bankruptcy Code and all other United States federal, State or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.
"Defaulted Receivable" means, as of any date of determination, a Compass Qualified Receivable or a Facility Receivable, as applicable, (a) for which the related Obligor is more than one hundred and eighty (180) calendar days past due on all or any portion of any payment required to be made (1) that is not subject to an extension or payment plan adjustment, pursuant to the terms of the Loan Agreement in effect, or (2) that is subject to an extension or payment plan adjustment, regardless of whether such extension or payment plan adjustment is an Approved Extension or Approved Payment Plan Adjustment, as applicable, in an amount greater
11

than $100.00, in accordance with and as required by the terms of the Loan Agreement, as modified; (b) for which the related Obligor is deceased or has become the subject of a proceeding under a Debtor Relief Law and the Borrower or the Servicer has actual knowledge of such occurrence or proceeding or (c) which constitutes a Charged-Off Receivable and has an outstanding principal balance of more than $100.00; provided, that with respect to a Compass Qualified Receivable or a Facility Receivable, as applicable, which becomes fully due and payable upon the occurrence of (a) clause (z)(ii) of the Eligible Receivable definition, such one hundred eighty (180) calendar day period shall begin on the date the Servicer receives notice from the Seller, the agent or the Obligor of such expiration or cancellation and a replacement Exclusive Listing Agreement is not re-executed within the required time period or (b) clause (z)(iii) of the Eligible Receivable definition, such one hundred eighty (180) calendar day period shall begin one hundred twenty (120) days following the date the Servicer receives notification from the Seller, the agent or the Obligor of the cancellation of the related Exclusive Listing Agreement by an Affiliate of the Seller.
"Defaulting Lender" means, at any time, any Lender that (a) has failed for one (1) or more Business Days after a Borrowing Date to fund its portion of an Advance required pursuant to the terms of the Credit Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations under the Credit Agreement, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund an Advance under the Credit Agreement and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within five (5) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations under the Credit Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has voluntarily or involuntarily, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgment or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b) of the Credit Agreement) upon delivery of written notice of such determination to the Borrower and each Lender.
"Delayed Amount" has the meaning assigned to that term in Section 2.02(e) of the Credit Agreement.
12

"Delayed Funding Date" has the meaning assigned to that term in Section 2.02(e) of the Credit Agreement.
"Delayed Funding Notice" has the meaning assigned to that term in Section 2.02(e) of the Credit Agreement.
"Delayed Funding Notice Date" has the meaning assigned to that term in Section 2.02(e) of the Credit Agreement.
"Delaying Lender" has the meaning assigned to that term in Section 2.02(e) of the Credit Agreement.
"Delinquent Receivable" means, as of any date of determination, a Compass Qualified Receivable or a Facility Receivable, as applicable (other than any Defaulted Receivable), for which the related Obligor is more than sixty (60) calendar days past due on all or any portion of any payment required to be made (1) that is not subject to an extension or payment plan adjustment, pursuant to the terms of the Loan Agreement in effect, or (2) that is subject to an extension or payment plan adjustment, regardless of whether such extension or payment plan adjustment is an Approved Extension or Approved Payment Plan Adjustment, as applicable, in an amount greater than $100.00, in accordance with and as required by the terms of the Loan Agreement, as modified; provided, that with respect to a Compass Qualified Receivable or a Facility Receivable, as applicable, which becomes fully due and payable upon the occurrence of (a) clause (z)(ii) of the Eligible Receivable definition, such sixty (60) calendar day period shall begin on the date the Servicer receives notice from the Seller, the agent or the Obligor of such expiration or cancellation and a replacement Exclusive Listing Agreement is not re-executed within the required time period, or (b) clause (z)(iii) of the Eligible Receivable definition, such sixty (60) calendar day period shall begin one hundred twenty (120) days following the date the Servicer receives notification from the Seller, the agent or the Obligor of the cancellation of the related Exclusive Listing Agreement by an Affiliate of the Seller.
"Determination Date" means the last day of each Collection Period.
"Discount Rate" means an annual rate equal to 5.00%.
"Discounted Principal Balance" means, as of any date of determination and with respect to a Facility Receivable, the present value of the Principal Balance of such Facility Receivable, discounted using the Discount Rate and the number of months remaining until the maturity of such Facility Receivable. For the purposes of this calculation, the number of months remaining until maturity means the greater of (i) 1, and (ii) the number of days from any date of determination to the 1-year anniversary of the origination of such Facility Receivable, divided by 30, and rounded to the nearest integer.
"Dollars" and "$" mean lawful money of the United States.
13

"Early Amortization Event" means, as of any date of determination, the occurrence and continuance of any of the following:
(d)(i) a default by the Borrower in the payment, when due and payable, of any interest or principal (including any mandatory prepayment under Section 2.05(b) of the Credit Agreement) or (ii) the Borrower, the Seller or the Parent, as applicable, shall fail to make any other payment, transfer or deposit (unless waived by the Administrative Agent) on the date first required of such party under the Facility Documents and, in each case, such default or failure shall remain uncured for two (2) Business Days following receipt of written notice by the Borrower, the Seller or the Parent(which may be by email) of such default or failure from the Administrative Agent;
(a)the occurrence of any Level II Trigger Event shall occur;
(b)as of the end of any fiscal quarter commencing with the fiscal quarter ending September 30, 2020, the aggregate consolidated Tangible Net Worth of the Parent and all of its consolidated Subsidiaries shall be less than the sum of (i) $175,000,000 and (ii) the product of 50.0% and the aggregate proceeds from any equity issued by the Parent on or after the Closing Date, as determined by the Parent in accordance with GAAP and as reported on each Monthly Report as of the end of the applicable fiscal quarter;
(c)as of the end of any fiscal quarter commencing with the fiscal quarter ending September 30, 2020, the Parent and its consolidated Subsidiaries shall have a ratio of Total Liabilities to Tangible Net Worth of more than 4 to 1, as determined by the Parent in accordance with GAAP and as reported on each Monthly Report as of the end of the applicable fiscal quarter;
(d)(i) as of the end of any fiscal month (other than the last month of any fiscal quarter) commencing with the fiscal month ending on September 30, 2020, the Parent and its consolidated Subsidiaries shall fail to maintain Liquidity in an amount not less than $50,000,000, which calculation shall not consider certain reconciling items and therefore not be in accordance with GAAP and as reported on each Monthly Report as of the end of the applicable calendar month and (ii) as of the end of any fiscal quarter commencing with the fiscal quarter ending on September 30, 2020, the Parent and its consolidated Subsidiaries shall fail to maintain Liquidity in an amount not less than $50,000,000, as determined by the Parent in accordance with GAAP and as reported on each Monthly Report as of the end of the applicable fiscal quarter;
(e)the occurrence of a Material Adverse Effect;
(f)the Borrowing Base Test is not satisfied and such condition is not cured in the manner specified and within the time period set forth in Section 2.05(b) of the Credit Agreement;
(g)any event that constitutes a Servicer Event of Default shall have occurred and not been waived by the Administrative Agent in accordance with the terms of the Servicing Agreement; and
(h)the occurrence of an Event of Default.
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
14

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Eligible Investments" means any book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:
(e)direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; provided, that obligations of, or guaranteed by, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association shall be Eligible Investments only if, at the time of investment, they have a rating from each of the Rating Agencies in the highest investment category granted thereby;
(f)demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each settlement date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;
(g)non-extendible commercial paper having, at the time of the investment, a rating from each of the Rating Agencies then rating that commercial paper in the highest investment category granted thereby;
(h)investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Administrative Agent, the applicable Account Bank or any of its Affiliates is investment manager or advisor);
(i)bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; and
(j)repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in each case entered into with a depository institution or trust company (acting as principal) described in clause (b) above.
For purposes of the definition of "Eligible Investments," the phrase "highest investment category" means (i) in the case of Fitch, "AAA" for long-term investments (or the equivalent) and "F-1" for short-term investments (or the equivalent), (ii) in the case of Moody's, "Aaa" for
15

long-term investments and "Prime-1" for short-term investments and (iii) in the case of S&P, "AAA" for long-term investments and "A-1" for short-term investments. A proposed investment not rated by Fitch but rated in the highest investment category by Moody's and S&P shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby. In the event the rating(s) of an Eligible Investment falls below the applicable rating(s) set forth herein, the Seller shall promptly (but in no event longer than the earlier of (x) the maturity date of such Eligible Investment and (y) 60 days from the time of such downgrade) replace such investment, at no cost to the Borrower, with an Eligible Investment which has the required ratings.
"Eligible Pool Balance" means, on any date, the Aggregate Discounted Principal Balance of all of the Eligible Receivables on such date.
"Eligible Receivable" means, as of any date of determination, a Facility Receivable that meets each of the following criteria (unless otherwise indicated below):
(i)was originated in accordance with, and complies with, all material requirements of Applicable Law in effect as of the date of such origination, and has been serviced in compliance with all material requirements of Applicable Law and if serviced following the Closing Date, in compliance with the Accepted Servicing Policies and Accepted Collection Policies; it being agreed and understood that a requirement of Applicable Law will be considered to be material if the failure to comply with such requirements would have a material adverse effect upon the validity, enforceability or collectability of the obligations of the Obligor under the related Loan;
(j)(i) such Facility Receivable is not subject to, nor has there been asserted, any litigation, any arbitration or any right of rescission, set off, counterclaim or other defense of the related Obligor and (ii) to the knowledge of the Originator as of the Receivable Origination Date, the related Obligor is not subject to any proceedings under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect;
(k)with respect to any Facility Receivable whose related Loan was originated prior to the Closing Date where the related Obligor had a FICO Score of less than 820 on the date such Facility Receivable was originated, the Servicer has independently verified that the actual Property Debt is no greater than 115% of the Property Debt stated by the related Obligor in the application for such Facility Receivable. For purposes of making such independent verification, the Servicer shall use credit reports, lien reports and/or property records, as of the Receivable Origination Date and as available;
(l)with respect to any Facility Receivable whose related Loan was originated following the Closing Date where the related Obligor had a FICO Score of less than 750 on the date such Facility Receivable was originated, either (i) the Servicer has independently verified that the Property Debt is no greater than 110% of the Property Debt stated by the related Obligor in the application for such Facility Receivable or (ii) if the Servicer has independently verified that the Property Debt is greater than 110% of the Property Debt stated by the related Obligor in the application for such Facility Receivable, the Servicer has otherwise determined that the Obligor is eligible for the Loan pursuant to the Concierge Capital Underwriting Policy. For purposes of making such independent verification, the Servicer shall use credit reports, lien reports and/or property records, as of the Receivable Origination Date and as available. In the event no lien report or property record is available, the Servicer may rely upon a written attestation from the Obligor;
(m)(i) such Facility Receivable has been originated by the Originator in accordance with the Concierge Capital Underwriting Policy if originated following the Closing Date, (ii) the
16

sale, transfer or assignment of such Facility Receivable by the Originator to the Seller pursuant to the terms of the Transfer Agreement does not contravene or conflict in any material respect with any Applicable Law or any contractual or other restriction, limitation or encumbrance, and the sale, transfer or assignment of such Facility Receivable pursuant to the Transfer Agreement does not require the consent of the related Obligor and (iii) such Facility Receivable has been acquired by the Seller from the Originator free and clear of any lien or adverse claim (other than Permitted Liens);
(n)at the time of the sale, transfer or assignment of such Facility Receivable from the Seller to the Borrower pursuant to the terms of the Purchase Agreement, (i) the Seller was the sole owner thereof and had good and marketable title thereto, free and clear of any lien (other than Permitted Liens and liens being released simultaneously with such sale, transfer and assignment) and, immediately following the sale and transfer thereof from the Seller, the Borrower shall be the sole owner thereof and have good and marketable title thereto, free and clear of any lien (other than Permitted Liens) or adverse claim, (ii) the representations and warranties of the Seller with respect to such Facility Receivable in the Purchase Agreement were true and correct in all material respects when made thereunder and (iii) such Facility Receivable was sold, transferred or assigned to the Borrower by the Seller in accordance with the terms of the Purchase Agreement;
(o)such Facility Receivable represents a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;
(p)such Facility Receivable is not evidenced by any "instrument," "security" or "chattel paper" (in each case, as defined in the UCC as then in effect in the State of Delaware and any other state where the filing of a financing statement is required to perfect the Borrower's interest in the Facility Receivable and the proceeds thereof);
(q)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Originator or the Servicer in connection with the creation or the execution, delivery and performance of such Facility Receivable and servicing of such Facility Receivable, or by the Seller or the Borrower in connection with its ownership of such Facility Receivable have been duly obtained, effected or given and are in full force and effect; it being agreed and understood that (for the avoidance of doubt) any such required consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority will be considered to be material if the failure to obtain such consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority would be reasonably expected to have a material adverse effect upon the value, enforceability or collectability of the obligations of the Obligor under such Facility Receivable;
(r)constitutes a "payment intangible," "general intangible" or "account" (in each case, as defined in the UCC as then in effect in the State of Delaware and any other state where the filing of a financing statement is required to perfect the Borrower's interest in the Facility Receivable and the proceeds thereof);
(s)is denominated and payable in Dollars and is payable in any state or territory of the United States;
(t)is an obligation of an Obligor that, as of the Receivable Origination Date, (i) had a residential address within the United States or a U.S. territory, or a U.S. military mailing address, (ii) has a U.S. social security number and (iii) is not a Governmental Authority;
17

(u)such Facility Receivable is not a Delinquent Receivable;
(v)such Facility Receivable is not a Defaulted Receivable;
(w)such Facility Receivable complies with the Underwriting Criteria set forth on Schedule 2 to this Appendix A to the Credit Agreement;
(x)(i) is not contingent in any respect for any reason and there are no conditions precedent to the enforceability or validity of such Facility Receivable that have not been satisfied or waived (for the avoidance of doubt, the potential for a reduction of the Principal Balance based upon disbursement to the Obligor of less than the full amount of the related Loan shall not be a contingency or condition precedent) and (ii) has not been satisfied, subordinated or rescinded and no right of rescission, setoff, counterclaim or defense has been asserted by the Obligor or, to the Borrower's actual knowledge, overtly threatened in writing with respect to such Facility Receivable;
(y)it is not a Negative Legal Development Receivable;
(z)to the Borrower's actual knowledge, such Facility Receivable is not evidenced by a judgment and has not been reduced to judgment;
(aa)to the Borrower's actual knowledge, no fraud, with respect to such Facility Receivable (and each Related Document evidencing such Facility Receivable) has taken place on the part of any Person, including the related Obligor or any other party involved in the origination or purchase of the Facility Receivable to affect the Facility Receivable in any material respect;
(ab)no instrument of release or waiver has been executed in connection with such Facility Receivable or any Related Document evidencing such Facility Receivable, and the Obligor has not been released from its obligations under such Facility Receivable in whole, or in part
(ac)such Facility Receivable is not a Modified Receivable;
(ad)the Related Documents evidencing such Facility Receivable are being held in accordance with the Servicing Agreement;
(ae)such Facility Receivable does not constitute a renewal or extension of any Ineligible Receivable;
(af)such Facility Receivable is not a revolving line of credit or similar facility;
(ag)no other Facility Receivables relating to the related Loan (i) have been sold by the Originator to a Person other than the Seller pursuant to the terms of the Transfer Agreement and (ii) have been sold by the Seller to a Person other than the Borrower pursuant to the terms of the Purchase Agreement;
(ah)pursuant to the terms of the related Loan Agreement, and absent the enactment of any contravening Applicable Law, such Facility Receivable is fully due and payable on the earliest to occur of (i) the closing of the sale of the related Property, (ii) expiration or cancellation by the Obligor of his or her related Exclusive Listing Agreement and failure to re-execute another Exclusive Listing Agreement within ten (10) Business Days, (iii) the date that is one hundred twenty (120) days following the cancellation of the related Exclusive Listing Agreement by an Affiliate of Seller and (iv) the date that is no more than twelve (12) months
18

from the initial disbursement of the Facility Receivable provided that this subsection (iv) shall exclude any Approved Extensions and/or Approved Payment Plan Adjustment;
(ai)pursuant to the terms of the related Loan Agreement, the related Obligor agreed that such Obligor intends to use the proceeds of the related Loan for the purpose of making certain improvements to the related Property in order to maximize its value prior to sale; and
(aj)no Receivable Subsequent Draw Amounts relating to such Facility Receivable (i) have been sold by the Originator to a Person other than the Seller pursuant to the terms of the Transfer Agreement and (ii) have been sold by the Seller to a Person other than the Borrower pursuant to the terms of the Purchase Agreement.
"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
"ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the "minimum funding standard" (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in "at risk" status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.
"ERISA Group" means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code with the Borrower.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
"Eurocurrency Liabilities" is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
19

"EU Securitisation Regulation" means Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union directives and regulations, as amended and in effect from time to time, together with all relevant regulatory and/or implementing technical standards applicable in relation thereto, and, in each case, any relevant guidance and directions published in relation thereto by any relevant regulatory authority or by the European Commission.
"EUWA" means the European Union (Withdrawal) Act 2018, as amended.
"Event of Default" means the occurrence of any of the events, acts or circumstances set forth in Section 6.01 of the Credit Agreement.
"Excess Concentration Amount" means, on any date of determination, the sum (without duplication) of the following amounts:
(k)the amount by which the Aggregate Discounted Principal Balance of the Eligible Receivables related to Obligors with a FICO Score of between 650 and 700 exceeds 20.00% of the Eligible Pool Balance on such date;
(l)the smallest Aggregate Discounted Principal Balance of the Eligible Receivables that would need to be excluded from the Borrowing Base in order to cause the Weighted Average FICO Score of the Obligors related to the Eligible Receivables to be greater than or equal to 735 on such date;
(m)the amount by which the Aggregate Discounted Principal Balance of the Eligible Receivables with respect to which the Receivable Obligor Origination State is California exceeds 70.00% of the Eligible Pool Balance on such date;
(n)the amount by which the Aggregate Discounted Principal Balance of the Eligible Receivables with respect to which the Receivable Obligor Origination State is a single state (other than California) exceeds 20.00% of the Eligible Pool Balance on such date;
(o)the amount by which the Aggregate Discounted Principal Balance of the Eligible Receivables with a Receivable Original Amount of greater than $75,000 and equal to or less than $150,000 exceeds 10.00% of the Eligible Pool Balance on such date;
(p)the amount by which the Aggregate Discounted Principal Balance of the Eligible Receivables originated equal to or greater than two hundred and ten (210) days but less than three hundred and ninety-five (395) days prior to such date of determination (for the avoidance of doubt, excluding Delinquent Receivables) exceeds 35.00% of the Eligible Pool Balance on such date;
(q)the amount by which the Aggregate Discounted Principal Balance of the Eligible Receivables originated equal to or greater than three hundred (300) days but less than three hundred and ninety-five (395) days prior to such date of determination (for the avoidance of doubt, excluding Delinquent Receivables) exceeds 20.00% of the Eligible Pool Balance on such date;
(r)the amount by which the Aggregate Discounted Principal Balance of the Eligible Receivables that have received an Approved Extension and/or an Approved Payment Plan Adjustment exceeds 7.50% of the Eligible Pool Balance on such date; and
20

(s)the amount by which the Aggregate Discounted Principal Balance of the Eligible Receivables with a listing price greater than $3,000,000 and less than or equal to $5,000,000 exceeds 15.00% of the Eligible Pool Balance on such date.
"Excess Concentration Receivable" means, as of any date of determination, an Eligible Receivable with respect to which some or all of the related Discounted Principal Balance is included in the Excess Concentration Amount as of such date.
"Excess Spread Percentage" means, as of any Determination Date, for the Collection Period then ended, the ratio (expressed as a percentage) of:
(a)the sum of (i) the Collections Yield during such Collection Period, minus (ii) the sum of the amounts due and owing under clauses (i) and (ii) under Section 9.01 of the Credit Agreement (excluding the Unused Fees (if any)) on the Payment Date following such Collection Period; divided by
(b)the average of the beginning and ending Aggregate Discounted Principal Balance of all Facility Receivables during such Collection Period.
"Exclusive Listing Agreement" means the "Exclusive Listing Agreement" entered into between a licensed real estate brokerage entity that is an Affiliate of the Seller and the related Obligor.
"Facility" as defined in the recitals to the Credit Agreement.
"Facility Delinquency Percentage" means, for any Collection Period, (a) the Aggregate Discounted Principal Balance of all Delinquent Receivables which are Facility Receivables on the last calendar day of such Collection Period, but excluding (i) any Defaulted Receivables which are Facility Receivables (including any Delinquent Receivables repurchased as provided in the Transfer Agreement or repurchased by the Seller at the Seller's election) and (ii) any Facility Receivables relating to Property that was not sold within three hundred and sixty-five (365) days of the related origination date as of the end of such Collection Period, divided by (b) the Aggregate Discounted Principal Balance of all Facility Receivables on the last calendar day of such Collection Period (excluding any Facility Receivables relating to Property that was not sold within three hundred and sixty-five (365) days of the related origination date).
"Facility Documents" means the Credit Agreement, the Transfer Agreement, the Purchase Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Account Control Agreement, the Fee Letter and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 7.07 of the Credit Agreement to create, perfect or otherwise evidence the Administrative Agent's security interest. For the avoidance of doubt, "Facility Documents" shall not include the Performance Guaranty.
"Facility Receivable" means a Notable Receivable sold to the Seller pursuant to the terms of the Transfer Agreement and subsequently sold by the Seller to the Borrower pursuant to the terms of the Purchase Agreement. For the avoidance of doubt, the Originator is not selling the related Loan to the Seller for subsequent sale to the Borrower.
"Facility Group" means Barclays Bank PLC, any other Lender with a Commitment under the Credit Agreement and its related Conduit Lenders (if any) and the Program Support Providers related to any such Conduit Lenders, as applicable.
"FATCA" means the Code Sections 1471 through 1474, as of the date of the Credit Agreement (or any amended or successor version that is substantively comparable and not
21

materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into in connection therewith, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any current or future regulations, revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder or any official interpretations of the foregoing.
"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. The Federal Funds Rate may not be less than 0.00%.
"Fee Letter" means that certain Second Amended and Restated Fee Letter, dated as of the date hereof, between the Borrower and the Administrative Agent.
"FICO Score" means, with respect to the Obligor of a Notable Receivable, the statistical credit score of such Obligor based on methodology developed by Fair Isaac Corporation, determined as of a date permitted by the Concierge Capital Underwriting Policy in connection with the origination of such Notable Receivable.
"Final Maturity Date" means the earliest of (a) the date that is one hundred and eighty (180) days following the Amortization Date, (b) the date of the termination of the Commitments and the acceleration of the Advances pursuant to Section 6.02 of the Credit Agreement, (c) the date specified by the Borrower in its sole discretion upon 30 days' prior written notice to the Administrative Agent or (d) the date on which all Obligations shall have been paid in full and all other amounts payable to the Administrative Agent and the Lenders under the Facility Documents shall have been paid in full and the Commitments have terminated under the Credit Agreement (other than contingent indemnification obligations for which a claim has not been asserted).
"Final Payout Date" means the later of (i) the date on which all Obligations have been paid in full (other than any contingent indemnification obligations of the Borrower under the Facility Documents for which a claim has not been asserted) and (ii) the date on which the Credit Agreement is terminated.
"Fiscal Quarter" mean the fiscal quarter of any Fiscal Year.
"Fiscal Year" mean the fiscal year of the Parent and its Subsidiaries ending on December 31 of each calendar year.
"Fitch" means Fitch, Inc., together with its successors.
"Floor" means 0.0%.
"GAAP" means generally accepted accounting principles in effect from time to time in the United States.
22

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, quasi-regulatory authority, administrative tribunal, central bank, public office, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the United States Securities and Exchange Commission, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, board, body, branch, bureau, commission, court, department, instrumentality or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.
"Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
"Indebtedness" means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing borrowed money (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade payables and accrued expenses arising in the ordinary course of business), (c) all indebtedness secured by any Lien upon property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; provided that, if such Person has not assumed or become liable for the payment of such indebtedness, the amount of such Indebtedness shall be limited to the lesser of (i) the principal amount of the indebtedness being secured and (ii) the fair market value (as estimated by such Person in good faith) of the encumbered property, (d) all capitalized lease obligations of such Person, (e) all obligations of such Person on or with respect to drawn letters of credit, bankers' acceptances and other extensions of credit, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as estimated by such Person in good faith, and (h) all guarantees of such Person in respect of any of the foregoing. For the avoidance of doubt, Indebtedness shall exclude any obligations under operating leases that would be included in Indebtedness under the new accounting lease standard ASC 842.
"Indemnified Party" has the meaning assigned to such term in Section 11.04(b) of the Credit Agreement.
"Independent Director" means one or more employees of Global Securitization Services, LLC or another natural person meeting the qualifications set forth in Section 5.02(x) of the Credit Agreement.
"Ineligible Receivable" means, as of any date of determination, a Facility Receivable that fails to satisfy one or more criterion of the definition of "Eligible Receivable" after the date of acquisition thereof by the Borrower.
"Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any
23

other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due.
"Interest" means, for each day during an Interest Accrual Period and each Advance, on such day, the sum of the products (for each day during such Interest Accrual Period) of:
IR x P x 1/D
where:
IR    =    the Interest Rate, as applicable, on such day;
P    =    the principal amount of such Advance, as applicable, on such day; and
D    =    360.
"Interest Accrual Period" means, (i) with respect to the initial Payment Date, the period beginning on, and including, August 1, 2020 and ending on, and including, August 31, 2020 and (ii) with respect to any other Payment Date, the period beginning on, and including, the first day of the most recently ended calendar month and ending on, and including, the last day of the most recently ended calendar month; provided, that the final Interest Accrual Period shall end on the Final Maturity Date.
"Interest Rate" means, for any Interest Accrual Period and for each Advance outstanding made by a Lender for each day during such Interest Accrual Period:
(t)so long as no Event of Default has occurred and is continuing (and which has not otherwise been waived by the Lenders pursuant to the terms hereof),
(i)if a Conduit Lender funds (directly or indirectly) its portion of the Advances with CP or if such Lender is a Lender in the Barclays Bank PLC Facility Group, a rate equal to the applicable CP Rate plus the Applicable Margin; and
(ii)if a Lender (other than Barclays Bank PLC) funds its portion of the Advances other than with CP, the applicable Adjusted Term SOFR(or, if Adjusted Term SOFR is not available, the applicable Base Rate until a Benchmark Replacement is determined) plus the Applicable Margin; and
(u)if an Event of Default has occurred and is continuing (and which has not otherwise been waived by the Lenders pursuant to the terms hereof), a rate equal to the Post-Default Rate.
"Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
"IRS" means the U.S. Internal Revenue Service, or any successor agency.
"Late Notice of Acceleration Event" means the failure to provide timely notice of an Acceleration Event to Notable.  Facility Receivables subject to Late Notice of Acceleration
24

Event shall be subtracted from the Collections Yield calculation in the Monthly Report due immediately after notice to the Servicer.
"Lenders" means, collectively, the Persons listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance and each individually, a "Lender."
"Level I Trigger Event" means, a breach of any of the collateral performance tests listed below. The collateral performance tests listed below will be tested as of the last Business Day of each Collection Period (unless indicated otherwise) and reported to the Administrative Agent and the Lenders on each Monthly Report.
(1)(i) with respect to the initial Collection Period, the Facility Delinquency Percentage for such Collection Period exceeds 3.0%, (ii) with respect to the second Collection Period following the Closing Date, the average Facility Delinquency Percentage for such Collection Period and the initial Collection Period exceeds 3.0% or (iii) with respect to the third Collection Period following the Closing Date and any Collection Period thereafter, the average Facility Delinquency Percentage for such Collection Period and the two Collection Periods immediately prior to such Collection Period exceeds 3.0%;
(2)(i) with respect to the initial Collection Period, the Managed Portfolio Delinquency and Extension Percentage for such Collection Period exceeds 15.0%, (ii) with respect to the second Collection Period following the Closing Date, the average Managed Portfolio Delinquency and Extension Percentage for such Collection Period and the initial Collection Period exceeds 15.0% or (iii) with respect to the third Collection Period following the Closing Date and any Collection Period thereafter, the average Managed Portfolio Delinquency and Extension Percentage for such Collection Period and the two Collection Periods immediately prior to such Collection Period exceeds 15.0%; and
(3)(i) with respect to the fourth Collection Period following the Closing Date, the Monthly Payment Rate for such Collection Period is less than 10.0%, (ii) with respect to the fifth Collection Period following the Closing Date, the average Monthly Payment Rate for such Collection Period and the fourth Collection Period following the Closing Date is less than 10.0% or (iii) with respect to the sixth Collection Period following the Closing Date and any Collection Period thereafter, the average Monthly Payment Rate for such Collection Period and the two Collection Periods immediately prior to such Collection Period is less than 10.0%.
"Level II Trigger Event" means, a breach of any of the collateral performance tests listed below. The collateral performance tests listed below will be tested as of the last Business Day of each Collection Period (unless indicated otherwise) and reported to the Administrative Agent and the Lenders on each Monthly Report.
(1)(i) with respect to the initial Collection Period, the Facility Delinquency Percentage for such Collection Period exceeds 5.0%, (ii) with respect to the second Collection Period following the Closing Date, the average Facility Delinquency Percentage for such Collection Period and the initial Collection Period exceeds 5.0% or (iii) with respect to the third Collection Period following the Closing Date and any Collection Period thereafter, the average Facility Delinquency Percentage for such Collection Period and the two Collection Periods immediately prior to such Collection Period exceeds 5.0%;
(2)(i) with respect to the initial Collection Period, the Managed Portfolio Delinquency and Extension Percentage for such Collection Period exceeds 20.0%, (ii) with respect to the second Collection Period following the Closing Date, the average Managed
25

Portfolio Delinquency and Extension Percentage for such Collection Period and the initial Collection Period exceeds 20.0% or (iii) with respect to the third Collection Period following the Closing Date and any Collection Period thereafter, the average Managed Portfolio Delinquency and Extension Percentage for such Collection Period and the two Collection Periods immediately prior to such Collection Period exceeds 20.0%;
(3)(i) with respect to the fourth Collection Period following the Closing Date, the Monthly Payment Rate for such Collection Period is less than 8.0%, (ii) with respect to the fifth Collection Period following the Closing Date, the average Monthly Payment Rate for such Collection Period and the fourth Collection Period following the Closing Date is less than 8.0% or (iii) with respect to the sixth Collection Period following the Closing Date and any Collection Period thereafter, the average Monthly Payment Rate for such Collection Period and the two Collection Periods immediately prior to such Collection Period is less than 8.0%;
(4)(i) with respect to the fourth Collection Period following the Closing Date, the Excess Spread Percentage for such Collection Period does not exceed 0.0%, (ii) with respect to the fifth Collection Period following the Closing Date, the average Excess Spread Percentage for such Collection Period and the fourth Collection Period following the Closing Date does not exceed 0.0% or (iii) with respect to the sixth Collection Period following the Closing Date and any Collection Period thereafter, the average Excess Spread Percentage for such Collection Period and the two Collection Periods immediately prior to such Collection Period does not exceed 0.0%.
"Lien" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).
"Liquidity" means Unrestricted Cash.
"Loan" means an unsecured consumer loan.
"Loan Agreement" means the Notable Disclosure & Loan Agreement relating to a Notable Receivable and entered into between the Originator and the related Obligor.
"Loan Proceeds Returns" means, with respect to any Facility Receivable, returns of the proceeds of such Facility Receivable following the return of the related financed merchandise or refund and/or cancellation of related financed services.
"Majority Lenders" means, as of any date of determination, (i) if there is only one Lender or if no Lender is a Defaulting Lender, one or more Lenders having aggregate Percentages greater than 50%, or (ii) if there is more than one Lender and any such Lender is a Defaulting Lender, one or more Non-Defaulting Lenders whose aggregate Advances represent greater than 50% of the aggregate outstanding principal balance of all Advances of Non-Defaulting Lenders.
"Managed Portfolio Delinquency and Extension Percentage" means, with respect to any Collection Period, the ratio (expressed as a percentage) of (i) the aggregate principal balance of all Compass Qualified Receivables that are Delinquent Receivables (for the avoidance of doubt, excluding any Defaulted Receivables) as of the last day of such Collection Period, divided by (ii) the aggregate principal balance of all Compass Qualified Receivables as of the last day of such Collection Period.
26

"Margin Stock" has the meaning assigned to such term in Regulation U.
"Material Adverse Effect" means (i) with respect to all Facility Documents (other than the Servicing Agreement), a material adverse effect on (a) the business, assets, condition (financial or otherwise), operations, performance or properties of the Borrower, the Seller or the Servicer, each individually or taken as a whole, (b) the validity or enforceability of the Credit Agreement or any other Facility Document, (c) the validity, enforceability or collectability of any material portion of the Facility Receivables, (d) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under the Credit Agreement or any other Facility Document, (e) the ability of any of the Borrower, the Seller or the Servicer to perform its obligations under any Facility Document to which it is a party, or (f) the existence, perfection, priority or enforceability of the Administrative Agent's Lien on the Collateral, (ii) with respect to the Servicing Agreement, a material adverse effect on (a) the collectability or value of the Facility Receivables being serviced thereunder or (b) the ability of the Servicer to perform its obligations under the Servicing Agreement and (iii) with respect to the Performance Guaranty, a material adverse effect on the ability of the Parent to perform its obligations under the Performance Guaranty.
"Maximum Remaining Term" means, as of any date of determination and with respect to any Notable Receivable, the maximum number of months remaining (rounded to the nearest whole month) until the principal amount of such Notable Receivable is due and payable in full.
"Modified Receivable" means a Notable Receivable which, at any time, (i) was past due or in default and which such delinquency or default was cured by waiving, extending, adjusting or amending the contract terms or accepting a reduced payment or (ii) has had its contract terms waived, extended, adjusted or amended with the intent of avoiding a delinquency or default. For the avoidance of doubt, (a) a Facility Receivable that has received (x) a single Approved Extension or, (y) a single Approved Payment Plan Adjustment or (z) a single Approved Extension and a single Approved Payment Plan Adjustment (in that order) and the duration of the aggregate extensions shall not extend such Facility Receivable by more than six (6) months, in each case, shall not constitute a "Modified Receivable" and (b) a Facility Receivable that has received (x) more than one Approved Extension, (y) more than one Approved Payment Plan Adjustment or (z) both an Approved Extension and an Approved Payment Plan Adjustment and the duration of the aggregate extensions exceed six (6) months, in each case, shall constitute a "Modified Receivable."
"Money" has the meaning specified in Section 1-201(b)(24) of the UCC.
"Monthly Payment Rate" means, for any Collection Period, the ratio of (a) all Collections received by the Servicer in respect of the Principal Balance of each Facility Receivable during such Collection Period to (b) the average of the beginning and ending aggregate Principal Balance of all Facility Receivables during such Collection Period; provided, that such calculations shall exclude Collections constituting Loan Proceeds Returns.
"Monthly Report" means the monthly report and an updated Data File including the required information with respect to each Compass Qualified Receivable owned by the Borrower as of the prior month Determination Date, each in a form reasonably acceptable to the Administrative Agent and provided prior to the last day of the initial Collection Period.
"Monthly Reporting Date" means, with respect to any Payment Date, the twelfth (12th) calendar day following the end of each calendar month, or if such day is not a Business Day, the immediately following Business Day.
"Moody's" means Moody's Investors Service, Inc., together with its successors.
27

"Multiemployer Plan" means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
"Negative Legal Development Receivable" means, as of any date of determination, a Notable Receivable that is subject to a Regulatory Event as of such date.
"Net Eligible Pool Balance" means, as of any date of determination, an amount equal to the excess of (i) the Eligible Pool Balance, over (ii) the Excess Concentration Amounts, if any, in each case as of such date.
"Net Home Equity" means, with respect to any Notable Receivable, an amount equal to the sum of (i) 85.00% of the listing price as of the Receivable Origination Date of the Property relating to such Notable Receivable, minus (ii) any existing debt relating to such Property.
"New Lending Office" has the meaning given in Section 11.03(d) of the Credit Agreement.
"Non-Defaulting Lender" means, at any time, a Lender that is not a Defaulting Lender.
"Notable" means Notable Finance, LLC.
"Notable Receivable" means the obligation of an Obligor under a Loan Agreement to make payments on the related Loan which was originated by Notable in connection with the Concierge Capital Program.
"Notice of Prepayment" has the meaning assigned to such term in Section 2.05 of the Credit Agreement.
"Obligations" means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with the Credit Agreement or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and all fees, expenses and other amounts payable under the Credit Agreement or under any other Facility Document.
"Obligor" means, in respect of any Loan and the related Notable Receivable, the individual natural Person primarily obligated to make payments in respect of the principal, interest, if any, and any fees due under such Loan and the related Notable Receivable; provided that, title or similar instrument or evidence of ownership to the property may be in the name of a limited liability company.
"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.
"Originator" means Notable, in its capacity as "Originator" under the Transfer Agreement, or any other Person acting as seller under the Transfer Agreement and that has been approved in writing by the Administrative Agent in its sole discretion.
"Other Connection Taxes" has the meaning given in Section 11.03(a) of the Credit Agreement.
"Other Taxes" has the meaning given in Section 11.03(b) of the Credit Agreement.
28

"Parent" means Compass, Inc. f/k/a Urban Compass, Inc.
"Parent Credit Agreement" means the Revolving Credit and Guaranty Agreement, dated as of March 4, 2021, among Parent, as the borrower, the other obligors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Barclays Bank PLC, as administrative agent, collateral agent and syndication agent, as may be amended, restated, supplemented or otherwise modified from time to time.
"Participant" means any Person to whom a participation is sold as permitted by Section 11.06(d) of the Credit Agreement.
"PATRIOT Act" has the meaning assigned to such term in Section 11.16 of the Credit Agreement.
"Payment Date" means (a) the twenty-second (22nd) calendar day following the end of each calendar month, or if such day is not a Business Day, the immediately following Business Day, beginning in the month of September 2020 and (b) the Final Maturity Date.
"PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
"Percentage" of any Lender means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender's name on Schedule 1 to the Credit Agreement, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender's Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.
"Performance Guarantor" means, the Parent.
"Performance Guaranty" means that certain Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Secured Parties.
"Periodic Term SOFR Determination Day" has the meaning assigned to such term in the definition of "Term SOFR".
"Permitted Asset Sale" means each of the following:
(ak)the sale and transfer by the Borrower to the Seller of any Excess Concentration Receivable;
(al)the sale and transfer by the Borrower to the Seller or any other Person of any Charged-Off Receivables; and
(am)in connection with any optional prepayment of the Advances pursuant to Section 2.05(a) of the Credit Agreement, the sale and transfer to the Seller of any Facility Receivables identified for release by the Borrower so long as (i) such Facility Receivables are substantially and contemporaneously sold by the Seller (or an Affiliate thereof), without recourse, to a special-purpose third party purchaser in connection with the closing of a securitization transaction and (ii) the Borrower certifies that such Facility Receivables were not selected pursuant to procedures designed to be adverse to the Administrative Agent or the Lenders.
29

"Permitted Assignee" means (i) a Lender (other than any Defaulting Lender) or any of its Affiliates, (ii) any commercial paper conduit administered by the Administrative Agent or an Affiliate of the Administrative Agent and (iii) any Conduit Lender and any of its Program Support Providers or Conduit Assignees.
"Permitted IPO" means any transactions or actions taken in connection with and reasonably related to an equity issuance by the Parent or an Affiliate consisting of a primary public offering of its common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 as amended (whether alone or in connection with a secondary public offering), including any direct listing.
"Permitted Liens" means the following: (a) Liens in favor of the Administrative Agent granted pursuant to the Credit Agreement or any other Facility Document; (b) Liens for taxes, assessments and governmental charges not yet due or the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP; (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmens' and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 45 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and for which reserves are maintained in accordance with GAAP; (d) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations that are not past due and do not exceed $250,000 in the aggregate; (e) judgment Liens not resulting in an Event of Default under Section 6.01(h) of the Credit Agreement; and (f) (i) Liens in favor of collecting banks arising under Section 4-210 of the UCC or any similar law, and (ii) Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained in the ordinary course of business with such creditor depository institution, provided that no such deposit account is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by bank regulators and no such deposit account serves as collateral to any Person other than the Administrative Agent.
"Person" means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.
"Plan" means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
"Post-Default Rate" means a rate per annum equal to (i) the Base Rate plus (ii) 6.50% per annum.
"Potential Terminated Lender" has the meaning specified in Section 2.14 of the Credit Agreement.
"Prime Rate" means the rate announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes.
30

The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate. The Prime Rate may not be less than 0.00%.
"Principal Balance" means, as of any date of determination and with respect to a Facility Receivable, an amount equal to (i) the related Receivable Initial Amount, plus (ii) any related Receivable Subsequent Draw Amounts, minus (iii) the amount of any Collections received from or on behalf of the related Obligor with respect to such Facility Receivable and the related Loan.
"Principal Paydown" means, as of any Determination Date, for the Collection Period then ended, the difference between (i) the sum of the Discounted Principal Balance for each Facility Receivable as of the beginning of such Collection Period, in each case, multiplied by the applicable Advance Rate for each such Facility Receivable as of the beginning of such Collection Period, minus (ii) for each Facility Receivable included in the calculation set forth in clause (i) above, the sum of the Discounted Principal Balance for each such Facility Receivable as of the beginning of such Collection Period, in each case, multiplied by the applicable Advance Rate for each such Facility Receivable as of the end of such Collection Period.
"Priority of Payments" has the meaning specified in Section 9.01 of the Credit Agreement.
"Proceeds" has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.
"Program Support Agreement" means, with respect to any Conduit Lender, any liquidity agreement or any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Lender (or any related commercial paper issuer that finances such Conduit Lender), the issuance of one or more surety bonds for which such Conduit Lender or such related issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Conduit Lender or such related issuer to any Program Support Provider of any interest in an Advance (or portions thereof or participations therein) and/or the making of loans and/or other extensions of liquidity or credit to the Conduit Lender or such related issuer in connection with its commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.
"Program Support Provider" means and includes any bank, insurance company or other financial institution now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from, a Conduit Lender (or any related commercial paper issuer that finances such Conduit Lender) in support of commercial paper issued, directly or indirectly, by such Conduit Lender in order to fund Advances made by such Conduit Lender under the Credit Agreement or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Lender's or such related issuer's commercial paper program, but only to the extent that such letter of credit, surety bond, or other instrument supported either CP issued to make Advances and purchase the Advances under the Credit Agreement or was dedicated to that Program Support Provider's support of the Conduit Lender as a whole rather than one particular issuer (other than the Borrower) within such Conduit Lender's commercial paper program.
"Property" means, with respect to any Notable Receivable, the residential real estate property listed in the related Loan Agreement and in connection with which the related Obligor applied for the related Loan.
31

"Property Debt" means all debt secured by the related Property.
"Purchasable Receivable" means a Notable Receivable that meets the criteria of a Compass Qualified Receivable as of the Cutoff Date of the applicable Offer List.
"Purchase Agreement" means that certain Amended and Restated Receivables Purchase Agreement, dated as of July 29, 2021, between the Seller, as "seller," and the Borrower, as "buyer."
"Purchase Price" has the meaning specified in Section 3.1 of the Purchase Agreement.
"QIB" has the meaning specified in Section 11.06(f) of the Credit Agreement.
"Qualified Purchaser" has the meaning specified in Section 11.06(f) of the Credit Agreement.
"Rating Agencies" means Moody's, S&P and, if applicable, Fitch.
"Receivable Initial Amount" means, with respect to any Notable Receivable, the aggregate principal amount dispersed to the related Obligor in accordance with the terms of the related Loan Agreement from and including the related Receivable Origination Date to and including the initial Cutoff Date with respect to such Notable Receivable.
"Receivable Obligor Origination State" means, with respect to any Notable Receivable, the State or U.S. territory in which the related Obligor resided on the related Receivable Origination Date.
"Receivable Original Amount" means, with respect to any Notable Receivable, the full principal amount approved as shown in either (a) the related Loan Agreement and related documents or (b) the final payment schedule, as applicable.
"Receivable Origination Date" means, with respect to any Notable Receivable, the calendar date on which the related Loan was originated by the Originator, as indicated in the Originator's records.
"Receivable Subsequent Draw Amount" means, with respect to any Notable Receivable, the aggregate principal amount dispersed to the related Obligor in accordance with the terms of the related Loan Agreement from and excluding the Cutoff Date relating to the last Purchase Date upon which the Borrower purchased the Receivable Initial Amount or a Receivable Subsequent Draw Amount relating to such Loan to and including the Cutoff Date relating to such Receivable Subsequent Draw Amount. For the avoidance of doubt, with respect to any Notable Receivable, the sum of the related Receivable Initial Amount plus all Receivable Subsequent Draw Amounts cannot exceed the Receivable Original Amount for such Notable Receivable.
"Receivables List" has the meaning specified in Section 2.2(b) of the Transfer Agreement.
"Register" has the meaning specified in Section 11.06(e) of the Credit Agreement.
"Regulation D" means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
32

"Regulation T", "Regulation U" and "Regulation X" mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.
"Regulatory Change" has the meaning specified in Section 2.09(a) of the Credit Agreement.
"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Adjusted Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Adjusted Term SOFR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.
"Regulatory Event" shall mean (a) the commencement by written notice by any Governmental Authority of any lawsuit or similar adversarial court or regulatory proceeding against the Borrower or any of its Affiliates or, to the knowledge of the Borrower, the Originator or the Servicer, challenging such Person's authority to originate, hold, own, service, pledge, collect or enforce any Facility Receivable, or otherwise alleging any material non-compliance by any of the Borrower, the Originator or the Servicer or any of their respective Affiliates with any Applicable Laws restricting the ability of such Person to originate, hold, own, service, pledge, collect or enforce such Facility Receivable, which lawsuit or proceeding is not released or terminated in a manner acceptable to Administrative Agent within ninety (90) calendar days of commencement thereof or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction (other than the imposition of a monetary fine), order or ruling against any of the Borrower or any of its Affiliates or, to the knowledge of the Borrower, the Originator or the Servicer, restricting the ability of such Person to originate, hold, own, service, pledge, collect or enforce any Facility Receivables, and which, in the case of any such lawsuit, proceeding or other event described in clause (a) or (b) above, has a material adverse effect on the enforceability, collectability or ability to service such Facility Receivable or renders the Purchase Agreement unenforceable in such jurisdiction, as determined by the Administrative Agent in its reasonable judgment; provided, that, in each case, upon the favorable resolution of any such lawsuit, proceeding or other event, or if such determination by the Administrative Agent shall have ceased to be applicable, such Regulatory Event shall cease to exist.
"Related Documents" means, with respect to any Notable Receivable, all agreements or documents evidencing, guaranteeing, securing, governing or giving rise to such Notable Receivable, including the Loan Agreement under which an extension of credit is made by the Originator to the related Obligor through the Seller's lending platform, such agreements not to include the Concierge Mastercard Program Agreement for Concierge Cardholder or any agreement servicing an equivalent function.
"Relevant Governmental Body" means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
"Repurchased Receivable" has the meaning assigned to such term in Section 6.1 of the Purchase Agreement.
"Request for Advance" has the meaning assigned to such term in Section 2.02 of the Credit Agreement.
"Requested Amount" has the meaning assigned to such term in Section 2.02 of the Credit Agreement.
33

"Reserve Account" means any account established by the Borrower at the Account Bank, in the name of the Borrower, which account has been designated as the Reserve Account and is subject to the Account Control Agreement.
"Reserve Account Available Amount" means, at any time, the amount on deposit in the Reserve Account.
"Reserve Account Deficit" means, at any time, the excess, if any, of (A) the Reserve Account Required Amount over (B) the Reserve Account Available Amount.
"Reserve Account Required Amount" means, as of any date of determination including any Borrowing Date, an amount equal to the product of (i) the Eligible Pool Balance as of such date and (ii) 3.0%; provided, however, that if there are no Obligations outstanding under the Credit Agreement, the Reserve Account Required Amount shall equal zero.
"Reserve Account Withdrawal Amount" has the meaning specified in Section 8.03(b) of the Credit Agreement.
"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"Responsible Officer" means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief capital officer, chief administrative officer, chief accounting officer, head of finance, head of capital markets, president, senior vice president, vice president, assistant vice president, treasurer, secretary, assistant secretary, director or manager, (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) additionally, in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee and (e) in the case of the Administrative Agent, an officer of the Administrative Agent as applicable responsible for the administration of the Credit Agreement.
"Restricted Payments" means the declaration of any distribution or dividends or the payment of any other amount by the Borrower to any shareholder, partner, member or other equity investor in the Borrower on account of any share, membership interest, partnership interest or other equity interest in respect of the Borrower, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any class of stock of or other equity interest in the Borrower or of any warrants, options or other rights to acquire the same (or to make any "phantom stock" or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any share, membership interest, partnership interest or other equity interest in respect of the Borrower.
"Retransfer Date" has the meaning assigned to such term in Section 6.2 of the Purchase Agreement.
"Revolving Period" means the period from and including the Closing Date to and including the earliest of (a) the Amortization Date or (b) the date of the termination of the Commitments pursuant to Section 6.02 of the Credit Agreement.
34

"Sanctioned Country" means, at any time, a country or territory which is the subject or target of any comprehensive Sanctions (currently Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or by another governmental authority with jurisdiction over the Borrower or the Seller, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50 percent or more in the aggregate by one or more such Person.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) any other governmental authorities with jurisdiction over the Borrower or the Seller.
"S&P" means S&P Global Ratings, together with its successors.
"Scheduled Revolving Period Termination Date" means August 4, 2023 or such later date as may be agreed to in writing by the Borrower, the Administrative Agent and each of the Lenders; provided that, if the Scheduled Revolving Period Termination Date would otherwise not be a Business Day, then the Scheduled Revolving Period Termination Date shall be the immediately preceding Business Day.
"Secured Parties" means the Administrative Agent, the Lenders and their respective permitted successors and assigns.
"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
"Securitisation Regulations" means the EU Securitisation Regulation and the UK Securitisation Regulation.
"Seller" means Compass Concierge, LLC.
"Servicer" means Notable, in its capacity as "Servicer" under the Servicing Agreement, or any other Person acting as successor servicer and that has been approved in writing by the Administrative Agent.
"Servicer Event of Default" is defined in Section 4.01 of the Servicing Agreement.
"Servicing Agreement" means that certain Amended and Restated Servicing Agreement, dated as of July 29, 2021, between the Servicer and the Borrower.
"Servicing Fee" means, with respect to any Payment Date, an amount equal to the product of (i) the Servicing Fee Rate, (ii) 1/12 and (iii) the average of the aggregate Principal Balance of the Facility Receivables as of the end of (x) the first day of the immediately preceding Collection Period and (y) the last day of such preceding Collection Period. For the avoidance of doubt, no Servicing Fee is charged on Charged-Off Receivables.
"Servicing Fee Rate" means 0.75%.
35

"Servicing File" means, with respect to any Facility Receivable, the items, documents, files and records pertaining to the servicing of the related Loan, including, but not limited to, the computer files, data tapes, books, records, notes, copies of the Related Documents, and all additional documents generated as a result of, or utilized in originating and/or servicing such Facility Receivable and the related Loan, which are delivered to, or generated by, the Servicer.
"Servicing Standard" is defined in Section 2.02 of the Servicing Agreement.
"SOFR Advance" means an Advance that bears interest at a rate based on Daily Simple SOFR, Term SOFR or Compounded SOFR, other than, in each case, pursuant to clause (c) of the definition of "Base Rate".
"SOFR Rate Day" has the meaning assigned to such term in the definition of "Term SOFR".
"SOFR" means a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website.
"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"SOFR Administrator's Website" means the SOFR Administrator's website, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator of the secured overnight financing rate from time to time).
"Solvency Certificate" means a Closing Date Certificate or Amendment Effective Date Certificate substantially in the form of Exhibit G to the Credit Agreement.
"Solvent" means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair market value of such Person's present assets; (b) such Person's capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under the Bankruptcy Code, Section 271 of the Debtor and Creditor Law of the State of New York or other Applicable Laws relating to fraudulent transfers and conveyances.
"Subsidiaries" means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect members of the board of directors, board of managers or other governing body of such Person (other than Equity Interests having such power only by reason of the happening of a contingency), are at the time, directly or indirectly, owned by, or the management of which is otherwise controlled, directly or indirectly, by, such Person and one or more of its other Subsidiaries or a combination thereof.
"Successor Servicing Excess Servicing Fee" means such portion of the Servicing Fee accruing at a rate per annum in excess of the Servicing Fee Rate.
"Successor Servicing Transition Fee" has the meaning set forth in the Backup Servicing Agreement.
36

"Tangible Net Worth" means, as of any date, the aggregate total assets of the Parent and its Subsidiaries, calculated in accordance with GAAP, minus the aggregate total debt of the Parent and its Subsidiaries, calculated in accordance with GAAP, minus the amount of all intangible items reflected therein, including all unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, and all similar items that should properly be treated as intangibles in accordance with GAAP.
"Taxes" has the meaning assigned to such term in Section 11.03(a) of the Credit Agreement.
"Term SOFR" means,
(a)    with respect to any SOFR Advance for any day (a "SOFR Rate Day"), the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Accrual Period on the day (such day, the "Periodic Term SOFR Determination Day") and that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Period Term SOFR Determination Day, and
(b)    with respect to any Base Rate Advance for any day, the Term SOFR Reference Rate for one (1) month on the day (such day, the "Base Rate Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such rate is published by the Term SOFR Administrator for such Base Rate Term SOFR Determination Day at 6:00 a.m. (New York City time); provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for one (1) month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for one (1) month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one (1) month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
37

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
"Term SOFR Advance" means an Advance that bears interest at a rate based on Term SOFR.
"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.
"Total Liabilities" means, for any Person, as at any date of determination, the aggregate amount of all Indebtedness of such Person, as determined on a consolidated basis in accordance with GAAP.
"Transfer Agreement" means that certain Amended and Restated Transfer Agreement, dated as of July 29, 2021, between the Originator and the Seller.
"Transferred Receivable" has the meaning specified in Section 1.1 of the Purchase Agreement.
"UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Administrative Agent pursuant to the Credit Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.
"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms
"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"UK Securitisation Regulation" means Regulation (EU) 2017/2402 as it forms part of the United Kingdom domestic law by operation of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, as amended and in effect from time to time, together with all relevant technical standards applicable in relation thereto, and any relevant guidance relating thereto.
"United States" means the United States of America.
38

"Unmatured Event of Default" means any event which, with the passage of time specified in the related cure period for such event, the giving of notice, or both, would constitute an Event of Default.
"Unmatured Servicer Event of Default" means any event which, with the passage of time, the giving of notice, or both, would constitute a Servicer Event of Default.
"Unrestricted Cash" means, with respect to any calendar month or fiscal quarter, (i) the cash and cash equivalents of the Parent and its consolidated Subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of the Parent and its consolidated Subsidiaries, as of the end of such calendar month or fiscal quarter, as applicable, but only to the extent that such cash and cash equivalents (or any deposit account or securities account in which such cash and cash equivalents are held) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, including any cash or cash equivalents collateralizing any letters of credit and (ii) investments in money market funds or securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition; provided, that the calculation of Unrestricted Cash to the extent attributable to any Subsidiary shall be the Unrestricted Cash of such Subsidiary multiplied by the percentage Equity Interests in such Subsidiary held by the Parent (measured against all Equity Interests in such Subsidiary held by all Persons).
"Unused Fees" has the meaning assigned to such term in the Fee Letter.
"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
"U.S. Tax Compliance Certificate" has the meaning specified in Section 11.03(g)(ii) of the Credit Agreement.
"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
"Volcker Rule" means the common rule entitled "Proprietary Trading and Certain Interests and Relationships with Covered Funds" published at 79 Fed. Reg. 5779 et seq.
"Weighted Average Advance Rate" means, as of any date of determination, a percentage equal to (a) the aggregate product of (i) the Discounted Principal Balance for each Eligible Receivable as of such date, multiplied by (ii) the applicable Advance Rate for each such Eligible Receivable as of such date, divided by (b) the Eligible Pool Balance.
"Weighted Average FICO Score" means, with respect to any pool of Eligible Receivables as of any date of determination, the ratio (expressed as a number) obtained by (a) summing the products obtained by multiplying, for each such Eligible Receivable as of such date and in respect of which the related Obligor has a FICO Score:

The FICO Score of the Obligor of such Eligible Receivable	X	The Discounted Principal Balance of such Eligible Receivable as of such date

39

and (b) dividing such sum by the Aggregate Discounted Principal Balance of such pool of Eligible Receivables in respect of which the related Obligor has a FICO Score as of such date of determination.
"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
40

Schedule 1
DATA FILE FIELDS
(1)With respect to each Data File required to be delivered pursuant to Section 2.02(a) of the Credit Agreement, such Data File shall contain the following information with respect to each Loan listed in such Data File:
(i)identification number;
(ii)Receivable Origination Date;
(iii)Receivable Original Amount;
(iv)Acceleration Event (i.e., delisted, Exclusive Listing Agreement cancelation, etc.);
(v)Outstanding principal balance as of the related Cutoff Date;
(vi)Discounted Principal Balance as of the related Cutoff Date;
(vii)closing date of the related Property (if applicable and known to the Seller at the time of Purchase), notice of expiration or cancelation by the Obligor of the related Exclusive Listing Agreement and failure to re-execute another Exclusive Listing Agreement within ten (10) Business Days, and notice of the date that is one hundred twenty (120) days following the cancellation of the related Exclusive Listing Agreement by an Affiliate of the Seller, as applicable;
(viii)invoice date (if applicable);
(ix)the date that is three hundred and sixty-five (365) days from the related Receivable Origination Date;
(x)aging as of the related Cutoff Date (in days);
(xi)Maximum Remaining Term as of the related Cutoff Date;
(xii)Receivable Obligor Origination State;
(xiii)listing price of the related Property as of the Receivable Origination Date;
(xiv)stated Property Debt;
(xv)verified Property Debt (if FICO < 750);
(xvi)Net Home Equity of the related Obligor;
(xvii)Property Debt verification status;
(xviii)FICO Score of the related Obligor;
(xix)current status as of the related Cutoff Date;
(xx)total refunded as of the related Cutoff Date;

(xxi)total disbursed as of the related Cutoff Date;
(xxii)total repaid as of the related Cutoff Date;
(xxiii)total collected as of the related Cutoff Date (repaid and refunded);
(xxiv)Purchasable Receivable (Y/N);
(xxv)last repayment date; and
(xxvi)delinquency (days).

(2)With respect to each Data File required to be delivered pursuant to Section 8.05(a)(i) of the Credit Agreement or included with any Monthly Report, such Data File shall contain the following information with respect to each Loan:
(1)identification number;
(2)Receivable Origination Date;
(3)Receivable Original Amount;
(4)outstanding principal balance as of the last day of the prior Collection Period;
(5)Discounted Principal Balance as of the last day of the prior Collection Period;
(6)closing date of the related Property (if applicable and known to the Seller at the time of Purchase), notice of expiration or cancelation by the Obligor of the related Exclusive Listing Agreement and failure to re-execute another Exclusive Listing Agreement within ten (10) Business Days, and notice of the date that is one hundred twenty (120) days following the cancellation of the related Exclusive Listing Agreement by an Affiliate of the Seller, as applicable;
(7)invoice date (if applicable);
(8)the date that is three hundred and sixty-five (365) days from the related Receivable Origination Date;
(9)aging as of the as of the last day of the prior Collection Period (in days);
(10)Maximum Remaining Term as of the last day of the prior Collection Period;
(11)Receivable Obligor Origination State;
(12)listing price of the related Property as of the Receivable Origination Date;
(13)stated Property Debt;
(14)verified Property Debt;
(15)Net Home Equity of the related Obligor;
(16)Property Debt verification status (if FICO < 750);
(17)FICO Score of the related Obligor;
(18)current status as of the last day of the prior Collection Period;
(19)total refunded as of the last day of the prior Collection Period;
(20)total disbursed as of the last day of the prior Collection Period;
(21)total repaid as of the last day of the prior Collection Period;
(22)total collected as of the last day of the prior Collection Period (repaid and refunded);

(23)Purchasable Receivable (Y/N);
(24)last repayment date; and
(25)delinquency (days).

Schedule 2
SCHEDULE FOR ELIGIBLE RECEIVABLES (CLAUSE (O) OF "ELIGIBLE RECEIVABLE"):
(1)(i) was originated less than three hundred ninety-five (395) days prior to any date of determination or (ii) if such Facility Receivable received an Approved Extension and/or an Approved Payment Plan Adjustment, was originated less than five hundred and seventy-five (575) days prior to any date of determination;
(2)the related Obligor thereunder had a FICO Score of 650 or higher as of the related Receivable Origination Date;
(3)with respect to any Notable Receivable whose related Loan was originated after the Closing Date, the Receivable Original Amount is less than or equal to $75,000;
(4)with respect to any Notable Receivable whose related Loan was originated prior to March 15, 2020, the Receivable Original Amount is less than or equal to $150,000;
(5)the Property relating to such Notable Receivable has a listing price of less than or equal to $5,000,000 as of the Receivable Origination Date;
(6)the related Obligor's Net Home Equity is at least 200% of the Receivable Original Amount, unless otherwise consented to in writing by the Administrative Agent in its reasonable discretion;
(7)the Originator received confirmation from the representing agent that an Exclusive Listing Agreement was entered into prior to final approval and disbursement of the related Notable Receivable;
(8)the related Receivable Agreement provides for an annual percentage rate of interest equal to 0.0%, unless otherwise consented to in writing by the Administrative Agent in its reasonable discretion;
(9)(i) with respect to any Notable Receivable whose related Loan was originated prior to the Closing Date, to the knowledge of the Originator, the Property relating to such Notable Receivable is a residential dwelling and (ii) with respect to any Notable Receivable whose related Loan was originated after the Closing Date, the Property relating to such Notable Receivable is a residential dwelling as confirmed by the representing agent; and
(10)the Receivable Original Amount does not exceed 7% of the related Property's listing price.